As filed with the Securities and Exchange Commission on December 30, 2013

Registration No. 333-189668

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Home Bancorp Wisconsin, Inc.

Home Saving Bank 401(k) Plan

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	46-3383278
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3762 East Washington Avenue

Madison, Wisconsin 53704

(608) 282-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Mr. James R. Bradley, Jr.

President and Chief Executive Officer

3762 East Washington Avenue

Madison, Wisconsin 53704

(608) 282-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Kip A. Weissman, Esq.

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,163,800 shares	$10.00	$11,638,000 (1)	$1,499 (2)
Participation Interests	270,922 interests			(3)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Previously paid.
(3)	The securities of Home Bancorp Wisconsin, Inc. to be purchased by the Home Savings Bank 401(k) Plan are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

HOME SAVINGS BANK 401(k) PLAN

Offering of Participation Interests in up to 270,922 Shares of

HOME BANCORP WISCONSIN, INC.

Common Stock

In connection with the conversion of Home Savings Bank from the mutual to the stock form of organization, Home Bancorp Wisconsin, Inc., a newly formed Maryland corporation (“Home Bancorp”), is offering shares of common stock for sale. Home Bancorp is allowing participants in the Home Savings Bank 401(k) Plan (the “Plan”) to invest all or a portion of their accounts in the common stock of Home Bancorp.

Based upon the value of the Plan assets at August 14, 2013, the trustee of the Plan could purchase or acquire up to 270,922 shares of the common stock of Home Bancorp, at the purchase price of $10.00 per share. This prospectus supplement relates to the initial election of Plan participants to direct the trustee of the Plan to invest all or a portion of their Plan accounts in the Home Bancorp Stock Fund at the time of the stock offering.

Home Bancorp’s prospectus, dated             , 2013, accompanies this prospectus supplement. It contains detailed information regarding the conversion and stock offering of Home Bancorp common stock and the financial condition, results of operations and business of Home Savings Bank. This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see the “Risk Factors” section of the prospectus.

The interests in the Plan and the offering of common stock of Home Bancorp have not been approved or disapproved by the Board of Governors of the Federal Reserve System, the Securities and Exchange Commission, the Wisconsin Department of Financial Institutions, the Federal Deposit Insurance Corporation or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement and in the prospectus are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Home Bancorp, in the stock offering, of interests or shares of common stock in the Home Bancorp Stock Fund of the Plan. No one may use this prospectus supplement to re-offer or resell interests or shares of common stock of Home Bancorp acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Home Bancorp, Home Savings Bank and the Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock of Home Bancorp common stock shall under any circumstances imply that there has been no change in the affairs of Home Savings Bank or any of its subsidiaries or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is             , 2013.

THE OFFERING

Securities Offered

Home Bancorp is offering participants in the Home Savings Bank 401(k) Plan (the “Plan”) the opportunity to purchase participation interests in the common stock of Home Bancorp. The ownership of common stock of Home Bancorp in the Plan is referred to as a “participation interest” since the common stock will be titled in the name of the Plan and not directly in a participant’s name. Given the purchase price of $10.00 per share in the stock offering, the Plan may purchase (or acquire) up to 270,922 shares of Home Bancorp common stock in the stock offering.

Only employees of Home Savings Bank may become participants in the Plan and only participants may purchase stock in the Home Bancorp Stock Fund. Your investment in stock in connection with the stock offering through the Home Bancorp Stock Fund is subject to the purchase priorities contained in the Plan of Conversion of Home Savings Bank.

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Home Bancorp and Home Savings Bank is contained in the accompanying prospectus. The address of the principal executive office of Home Bancorp and Home Savings Bank is 3762 East Washington Avenue, Madison, Wisconsin 53704.

All questions about completing the Special Investment Election Form should be addressed to Deborah Fox-Schroeder, Human Resources Administrator at Home Savings Bank; telephone number (608) 282-6111; or e-mail Deborah Fox-Schroeder at dfox-schroeder@home-savings.com.

Questions about the common stock being offered or about the prospectus may be directed to the Stock Information Center at 1-                    .

Home Bancorp Stock Fund	In connection with the stock offering, you may elect to transfer all or part of your account balances in the Plan to the Home Bancorp Stock Fund, to be used to purchase common stock of Home Bancorp issued in the stock offering. The Home Bancorp Stock Fund is a new fund in the Plan established to hold shares of common stock of Home Bancorp.

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Purchase Priorities

All Plan participants are eligible to direct a transfer of funds to the Home Bancorp Stock Fund. However, such directions are subject to the purchase priorities in the Plan of Conversion of Home Savings Bank, which provides for a subscription offering and a community offering. In the offering, the purchase priorities are as follows and apply in case more shares are ordered than are available for sale (an “oversubscription”):

Subscription Offering:

(1)     Depositors of Home Savings Bank with $50 or more on deposit at the close of business on September 30, 2011, get first priority.

(2)     Home Savings Bank’s tax-qualified plans, including the Home Savings Bank 401(k) Plan and employee stock ownership plan, get second priority.

(3)     Depositors of Home Savings Bank with $50 or more on deposit at the close of business on June 3, 2013 who are not eligible under priority #1 get third priority.

(4)     Depositors of Home Savings Bank as of the close of business on             , 2013 who are not eligible under priority #1 or #3 get fourth priority.

Community Offering:

(5)     Natural persons (including trusts of natural persons) residing in the Dane County, Wisconsin get fifth priority.

(6)     Other members of the general public get sixth priority.

If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase shares of Home Bancorp common stock in the subscription offering and you may use funds in the Plan to pay for the common stock. You may also be able to purchase shares of Home Bancorp common stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3) or (4) by purchasing stock in the Plan through subscription offering category (2), reserved for Home Savings Bank’s tax-qualified employee plans.

Purchases in the Offering and Oversubscriptions	The trustee of the Home Bancorp Stock Fund will purchase common stock of Home Bancorp in the stock offering in accordance with your directions. Once you make your election, the amount that you elect to transfer from your existing investment options for the

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purchase of common stock in connection with the stock offering will be sold from your existing investment options and transferred to the Home Savings Stock Fund and held in a money market account pending the formal closing of the stock offering, typically several weeks later. After the end of the stock offering period, we will determine whether all or any portion of your order will be filled (if the offering is oversubscribed you may not receive any or all of your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of common stock of Home Bancorp and will be denominated in stock in the Plan.

In the event the offering is oversubscribed, i.e., there are more orders for common stock of Home Bancorp than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase interests in common stock of Home Bancorp in the offering, the amount that cannot be invested in common stock of Home Bancorp, and any interest earned on such amount, will be reinvested in the existing funds of the Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription. If you choose not to direct the investment of your account balances towards the purchase of any shares of common stock of Home Bancorp through the Home Bancorp Stock Fund in connection with the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

Value of Plan Assets	As of August 14, 2013, the market value of the assets of the Plan was approximately $2,709,224.

Election to Purchase Stock in the Stock Offering	In connection with the stock offering, the Plan will permit you to direct the trustee to transfer all or part of the funds which represent your current beneficial interest in the assets of the Plan to the Home Bancorp Stock Fund. The trustee of the Plan will subscribe for Home Bancorp common stock offered for sale in connection with the stock offering, in accordance with each participant’s direction. In order to purchase stock representing an ownership interest in common stock of Home Bancorp in the stock offering through the Plan, you must order at least 25 shares in the offering through the Plan. The prospectus describes maximum purchase limits for investors in the stock offering. The trustee will pay $10.00 per share of stock in the offering, which will be the same price paid by all other persons who purchase shares in the subscription and community offerings.

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How to Order Stock in the Offering

Enclosed is a Special Investment Election Form on which you can elect to purchase stock through the Home Bancorp Stock Fund in connection with the stock offering. Please note the following stipulations concerning this election:

•      You can direct all or a portion of your current account to the Home Bancorp Stock Fund in increments of $10.00.

•      Your election is subject to a minimum purchase of 25 shares of common stock, which equals $250.

•      Your election, plus any order you place outside the Plan, are together subject to a maximum purchase of 5,000 shares, which equals $50,000, or 10,000 shares, which equals $100,000, if you are acting in concert with another person or entity.

•      The election period closes at                     , Central Time, on                     , 2013.

•      During the stock offering period, you will continue to have the ability to transfer amounts that are not directed to purchase stock in the Home Bancorp Stock Fund among all other investment funds. However, you will not be permitted to change the investment amounts that you designated to be transferred to the Home Bancorp Stock Fund on your Special Investment Election Form.

•      The amount you elect to transfer to the Home Bancorp Stock Fund will be held separately until the offering closes. Therefore, this money is not available for distributions, loans, or withdrawals until the transaction is completed, which is expected to be several weeks after the closing of the subscription offering period.

If you wish to use all or part of your account balance in the Plan to purchase common stock of Home Bancorp issued in the stock offering, you should indicate that decision on the Special Investment Election Form. If you do not wish to make an election, you should check Box E in Section D of the Special Investment Election Form and return the form to Deborah Fox-Schroeder, at Home Savings Bank, 3762 East Washington Avenue, Madison, Wisconsin 53704, to be received no later than                     , [Central] Time, on             , 2013. You may return your Special Investment Election Form by hand delivery, inter-office mail or by mailing it to Deborah Fox-Schroeder at the above address in the enclosed self-addressed envelope, so long as it is received by the time specified.

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Order Deadline	You must return your Special Investment Election Form to Deborah Fox-Schroeder, at Home Savings Bank, to be received no later than , [Central] Time, on , 2013.

Irrevocability of Transfer Direction	Once you make an election to transfer amounts to the Home Bancorp Stock Fund in connection with the stock offering, you may not change your election. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock among all of the other investment funds on a daily basis.

Future Direction to Purchase Common Stock	You will be able to purchase Home Bancorp stock after the offering through your investment in the Home Bancorp Stock Fund. You may direct that your future contributions or your account balance in the Plan be transferred to the Home Bancorp Stock Fund. After the offering, to the extent that shares are available, the trustee of the Plan will acquire common stock of Home Bancorp at your election in open market transactions at the prevailing price. You may change your investment allocation on a daily basis. Special restrictions may apply to transfers directed to and from the Home Bancorp Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Home Bancorp.

Voting Rights of Common Stock	The Plan provides that you may direct the trustee as to how to vote any shares of Home Bancorp common stock held by the Home Bancorp Stock Fund, and the interest in such shares that is credited to your account. If the trustee does not receive your voting instructions, the plan administrator will exercise these rights as it determines in its discretion and will direct the trustee accordingly. All voting instructions will be kept confidential.

DESCRIPTION OF THE PLAN

Introduction

Home Savings Bank adopted the Home Savings Bank 401(k) Plan on January 1, 1973. The Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan has been amended and restated over the years to maintain compliance with the tax laws. Most recently, the Plan was

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transferred from a volume submitter plan document at Fidelity Investments to an individually designed plan at Principal Financial Group in order to allow the Home Savings Bank employees to purchase shares in Home Bancorp Wisconsin, Inc.’s initial public offering with their 401(k) account balances.

Home Savings Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Home Savings Bank will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all participants by filing a request with the Plan Administrator c/o Home Savings Bank, Attn: Deborah Fox-Schroeder, Human Resources Administrator; telephone number: (608) 282-6111; fax: (608) 242-2950; e-mail: dfox-schroeder@home-savings.com. You are urged to read carefully the full text of the Plan.

Eligibility and Participation

As an employee of Home Savings Bank, you are eligible to become a participant in the Plan after you have reached age 21 and have completed three months of service. Residents of Puerto Rico and independent contractors are not eligible to participate in the Plan. For purposes of additional eligibility for employer discretionary nonelective contributions, you must complete 1,000 hours of service during the Plan Year and be employed as of the last day of the Plan Year. The Plan year is January 1 to December 31 (the “Plan Year”).

As of August 14, 2013, there were approximately 49 employees, former employees and beneficiaries eligible to participate in the Plan.

Contributions Under the Plan

The Plan provides for several kinds of contributions, including employee before-tax contributions and employee Roth after-tax contributions (“Roth contributions”), employer discretionary matching contributions made on behalf of employees who make employee before-tax contributions and Roth contributions, and employer discretionary nonelective

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contributions. Each type is summarized below. In determining contribution amounts under the Plan, an employee’s annual compensation in excess of $255,000 is disregarded, as are certain other amounts of employee compensation.

Employee Before-tax Contributions. If you are an eligible employee, you elect to have your salary reduced by any percentage. You may elect to contribute up to the lesser of 100% of eligible compensation (as defined in the Plan) or $17,500 for the 2013 Plan year. You may change the amount of your employee before-tax contributions, including discontinuing or resuming them, by telephone through Principal Financial Group at (800) 547-7754 or through the Internet (which can be reached via www.principal.com).

Catch-Up Contributions. If you are over age 50 or will attain age 50 before the close of the plan year and have made the maximum elective deferral set forth above (or are prevented from making the maximum contribution due to one or more Plan limitations that prohibit you from otherwise contributing an additional before-tax contribution or Roth contribution), you may also make “catch-up” contributions, in accordance with the tax laws and subject to the tax law limits (for 2013, the limit on catch-up contributions is $5,500). Your catch-up contributions may be either employee before-tax contributions or after-tax Roth contributions.

Roth Contributions. If you are an eligible employee, you elect to have your salary reduced by any percentage. You may elect to contribute up to the lesser of 100% of eligible compensation (as defined in the Plan) or $17,500 for the 2013 Plan year. Roth contributions are taxed when contributed to the Plan. Earnings on Roth contributions will be excluded from gross income for federal income tax purposes when distributed from the Plan if they are part of a “qualified distribution.” To qualify, distributions must be made more than five years after the first designated Roth contributions and not before the year in which the account owner turns age 59 1/2, unless an exception applies.

Employer Matching Contributions. In its discretion, Home Savings Bank may make matching contributions to the 401(k) Plan based on your eligible compensation contributed to the Plan each payroll period.

Employer Nonelective Contributions. In its discretion, nonelective contributions may be made for each Plan Year in an amount determined by Home Savings Bank. Nonelective contributions will be allocated to your account based on the ratio of your eligible compensation for the plan year for which the contribution is made to the total eligible compensation paid to all employees eligible for a nonelective contribution for that year.

Rollover Contributions. You are permitted to make rollover contributions to the Plan.

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Limitations on Contributions

Limitations on Employee Before-Tax Contributions and Roth Contributions. For the plan year beginning January 1, 2013, the amount of your employee before-tax contributions may not exceed $17,500 per calendar year. This amount may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Catch-up Contributions. If you have made the maximum amount of regular employee before-tax contributions allowed by the Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the plan year), you are also eligible to make an additional catch-up contribution. You may authorize your employer to withhold a specified dollar amount of your compensation for this purposes. For 2013, the maximum catch-up contribution is $5,500.

Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of employee before-tax contributions, Roth contributions and employer matching contributions that may be made to the Plan in any year on behalf of highly compensated employees, in relation to the amount of employee deferrals and employer matching contributions made by or on behalf of all other employees eligible to participate in the Plan. A highly compensated employee includes any employee who (1) is a 5% owner of Home Bancorp at any time during the current or preceding year, or (2) had compensation for the preceding year of more than $115,000. The dollar amounts in the foregoing sentence may be adjusted annually to reflect increases in the cost of living. If these limitations are exceeded, the level of deferrals by highly compensated employees may have to be adjusted.

Benefits Under the Plan

Vesting. At all times, you have a fully vested and nonforfeitable interest in your elective deferral contributions, any rollover contributions, employer nonelective discretionary contributions and employer matching contributions.

In-Service Distributions from the Plan

Loans. You may apply for a loan under the Plan, subject to the rules and limitations imposed by the Internal Revenue Code and the Plan document. The maximum amount of any loan is the lesser of $50,000, or 50%, of your vested account balance under the Plan and the minimum amount of loan is $1,000. The terms and conditions of the loan are determined in accordance with the guidelines of the loan provisions contained in the Plan document.

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Rollover Withdrawals from the Plan. A substantial federal tax penalty may be imposed on withdrawals made prior to your attainment of age 59 1/2, regardless of whether such a withdrawal occurs during your employment with Home Savings Bank or after termination of employment. If you have not yet reached age 59 1/2, you may request a withdrawal from rollover funds within your Plan accounts for any reason. Non-hardship withdrawals are not allowed within the Plan, except in the case of rollover withdrawals.

Age 59 1/2 Withdrawals. Upon attainment of age 59 1/2, you may withdraw from your vested contributions for any reason.

Hardship Withdrawals. You may be eligible for a hardship withdrawal if you have an immediate and substantial financial need to meet certain expenses and you have no other reasonably available resources to meet your need. Among other requirements, you must first withdraw all amounts available to you under the non-hardship provisions of the Plan before you may apply for a hardship withdrawal. Your hardship withdrawal may include amounts necessary to pay any federal, state or local income taxes or penalties expected to result from the withdrawal. The financial needs for which you can receive a hardship withdrawal are:

•	Payment of post-secondary school education for the next 12 months for you, your spouse or dependents;

•	Unreimbursed medical expenses which were previously incurred, or expenses which are necessary to obtain medical care for you, your spouse or dependents;

•	Purchase of your principal residence (not including mortgage payments);

•	Prevention of eviction from your principal residence or foreclosure on the mortgage of your principal residence;

•	Payment of funeral expenses for your parent, spouse, child, or dependent; and

•	Expenses for the repair of damage to your principal residence that would qualify for a casualty loss deduction under the Internal Revenue Code.

You must show that the amount does not exceed the amount you need to meet your financial need, you must have obtained all other distributions and non-taxable loans available to you under any employer plan, and you may not have any employee before-tax contributions, Roth contributions or matching contributions made on your behalf for at least six months.

Distribution Upon Retirement, Disability, or Upon Termination of Employment

You may choose to have retirement benefits begin on or after your normal retirement date (age 65). If you continue working after your normal retirement date, your distribution will generally be deferred at least until your actual retirement date (your postponed retirement date). You are also eligible for a benefit distribution if you become disabled while you are an active employee of Home Savings Bank. In addition, if you terminate your employment before you are eligible to retire, for any reason other than disability or death, you will be entitled to the vested value of your Plan accounts.

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Forms of Distributions

Plan distributions at retirement, upon disability or upon termination of employment for reasons other than death will generally be distributed to you as a single lump-sum payment as soon as administratively possible following your termination of employment. Please refer to the Plan document for an exception to this general rule if the value of your vested account balance is between $1,000 and $5,000 and you do not elect a distribution.

You may elect to defer receipt of your vested Plan accounts until after your normal retirement date or after your actual retirement date (if you retire after your normal retirement date), provided you receive at least a portion of your account balance no later than the first day of April following the calendar year in which you retire (or terminate employment due to disability) or, if later, you attain age 70 1/2.

Regardless of the reason for which you terminate employment, you may request that the value of your Plan accounts be transferred to a rollover IRA, another employer’s qualified plan, a Section 403(b) annuity contract or a Section 457(b) governmental plan maintained by a state or agency of the state, if the other plan or contract permits it.

If you die and have not made a valid election as to how payments are to be made, the value of your vested Plan account will be paid to your beneficiary in a single cash payment. If your vested account is $5,000 or less, your account will be paid to your beneficiary in a single sum. If your designated beneficiary is your spouse and you die before attaining age 70 1/2, payment to your spouse will be made no later than the date you would have attained age 70 1/2. If your designated beneficiary is your spouse and you die on or after attaining age 70 1/2, payment to your spouse will be made as soon as administratively possible. If your designated beneficiary is not your spouse, payment to your designated beneficiary will be made within one year of the date of your death.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the Plan are held in the Plan trust (the “Trust”), which is administered by the trustee appointed by Home Savings Bank’s Board of Directors.

Prior to the effective date of the stock offering, you were provided the opportunity to direct the investment of your account into one of the following funds:

Fixed Income Guaranteed Option

Equity Income Separate Account-R4

Income Separate Account-R4

Principal LifeTime 2010 Separate Account-R4

Principal LifeTime 2015 Separate Account-R4

Principal LifeTime 2020 Separate Account-R4

Principal LifeTime 2025 Separate Account-R4

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Principal LifeTime 2030 Separate Account-R4

Principal LifeTime 2035 Separate Account-R4

Principal LifeTime 2040 Separate Account-R4

Principal LifeTime 2045 Separate Account-R4

Principal LifeTime 2050 Separate Account-R4

Principal LifeTime 2055 Separate Account-R4

Principal LifeTime Strategic Income Separate Account-R4

International Emerging Markets Separate Account-R4

LargeCap S&P 500 Index Separate Account-R4

MidCap S&P 400 Index Separate Account-R4

SmallCap S&P 600 Index Separate Account-R4

Real Estate Securities Separate Account-R4

LargeCap Growth I Separate Account-R4

Oppenheimer International Growth N Fund

Franklin Small Cap Growth R Fund

American Funds EuroPacific Growth R3 Fund

American Funds New Perspective R3 Fund

Fidelity Advisor Large Cap A Fund

PIMCO Real Return R Fund

Wells Fargo Advantage Discovery A Fund

Neuberger Berman Guardian R3 Fund

MFS International Value R2 Fund

JP Morgan Small Cap Value R2 Fund

Wells Fargo Advantage Special Mid Cap Value A Fund

You may stop making salary deferral contributions at any time. You may change your salary deferral amount daily. Changes will be implemented as soon as possible.

You may change your investment direction of future contributions at any time by telephone through Principal Financial Group at (800) 547-7754 or through the Internet (which can be reached via www.principal.com). For further information regarding changes to your investment directions, please contact Deborah Fox-Schroeder, Human Resources Administrator of Home Savings Bank at (608) 282-6111.

You can transfer existing investment account balances from one fund to another at any time, by telephone or through the Internet.

In connection with the stock offering, the Plan now provides that in addition to the funds specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in the Home Bancorp Stock Fund.

Special rules may apply to investment in the Home Bancorp Stock Fund, for certain officers who are subject to restrictions on distributions under Section 16 of the Securities Exchange Act of 1934. These special rules affect withdrawals, loans, investment direction and transfers of investment account balances for the officers who are subject to these restrictions.

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Pending investment in shares of Home Bancorp common stock, amounts allocated towards the purchase of Home Bancorp common stock in the stock offering will be held in a money market fund. In the event of an oversubscription that prevents you from purchasing all of the shares of Home Bancorp that you ordered in the stock offering, the amounts that you elected to invest but were unable to invest, plus any earnings on those amounts, will be reinvested among the other funds of the Plan in accordance with your then existing investment election (in proportion to your investment direction for future contributions).

Following the stock offering, you may elect to have both past contributions and earnings, as well as future contributions to your account invested among the funds listed above and the Home Bancorp Stock Fund.

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Performance History and Fund Description

The following table provides performance data with respect to the investment funds available under the Plan through June 30, 2013:

Fund Name	YTD Ret	Average Annual Total Returns as of June 30, 2013
		1 Year	3 Year	5 Year	10 Year	Since Inception
Fixed Income Guaranteed Option
Equity Income Separate Account-R4	12.24	18.75	16.71	7.33	8.40	8.21
Income Separate Account-R4	-1.99	2.48	5.21	7.01	5.37	7.68
Principal LifeTime 2010 Separate Account-R4	2.63	8.37	9.92	4.07	5.30	4.84
Principal LifeTime 2015 Separate Account-R4	3.60	9.91	10.85	4.10	—	3.56
Principal LifeTime 2020 Separate Account-R4	4.48	11.59	11.64	4.20	6.06	5.33
Principal LifeTime 2025 Separate Account-R4	5.08	12.56	12.20	4.06	—	3.48
Principal LifeTime 2030 Separate Account-R4	5.56	13.44	12.64	4.03	6.34	5.27
Principal LifeTime 2035 Separate Account-R4	6.28	14.61	13.25	4.04	—	3.46
Principal LifeTime 2040 Separate Account-R4	6.72	15.35	13.51	3.86	6.46	5.35
Principal LifeTime 2045 Separate Account-R4	7.09	15.97	13.91	3.91	—	3.45
Principal LifeTime 2050 Separate Account-R4	7.25	16.38	14.05	3.79	6.66	5.05
Principal LifeTime 2055 Separate Account-R4	7.27	16.46	13.86	3.76	—	3.24
Principal LifeTime Strategic Income Separate Account-R4	0.34	4.71	6.97	3.83	4.55	4.36
International Emerging Markets Separate Account-R4	-12.07	-0.07	4.02	-2.39	13.34	9.01
LargeCap S&P 500 Index Separate Account-R4	13.49	19.91	17.80	6.45	6.74	8.41
MidCap S&P 400 Index Separate Account-R4	14.24	24.44	18.75	8.27	10.13	8.80
SmallCap S&P 600 Index Separate Account-R4	15.84	24.45	19.55	9.37	10.20	8.98
Real Estate Securities Separate Account-R4	5.61	7.91	17.03	8.15	11.46	11.64
LargeCap Growth I Separate Account-R4	11.85	18.10	18.11	8.80	7.54	2.76
Oppenheimer International Growth N Fund	5.92	21.64	13.71	3.99	10.60	5.17
Franklin Small Cap Growth R Fund	24.54	28.35	21.36	12.68	9.93	6.95
American Funds EuroPacific Growth R3 Fund	1.85	15.15	8.75	0.83	9.21	7.13
American Funds New Perspective R3 Fund	7.77	19.20	14.03	4.66	9.43	7.84
Fidelity Advisor Large Cap A Fund	16.39	28.02	20.26	9.20	8.04	6.99
PIMCO Real Return R Fund	-8.49	-5.51	3.99	4.40	4.87	5.18
Wells Fargo Advantage Discovery A Fund	18.00	22.95	22.00	8.18	11.80	7.59
Neuberger Berman Guardian R3 Fund	16.36	23.50	16.00	5.75	7.63	16.11
MFS International Value R2 Fund	12.26	22.40	14.88	4.60	10.77	8.90
JP Morgan Small Cap Value R2 Fund	16.03	27.79	18.55	9.09	9.66	14.45
Wells Fargo Advantage Special Mid Cap Value A Fund	17.01	31.83	19.70	9.83	10.64	6.37

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Description of the Investment Funds

The following is a description of each of the funds:

Fixed Income Guaranteed Option. The investment option is a guaranteed general-account backed group annuity contract that has been issued by Principal Life Insurance Company (Principal Life) to Principal Trust Company as custodian.

Equity Income Separate Account-R4. The investment seeks to provide a relatively high level of current income and long-term growth of income and capital. The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in dividend-paying equity securities. It usually invests in equity securities of companies with large market capitalizations, but also invests in equity securities of companies with medium market capitalizations. The fund invests in value equity securities, an investment strategy that emphasizes buying equity securities that appear to be undervalued. It also invests in real estate investment trusts and securities of foreign issuers.

Income Separate Account-R4. The investment seeks to provide a high level of current income consistent with preservation of capital. The fund invests primarily in a diversified pool of fixed-income securities including corporate securities, U.S. government securities, and mortgage-backed securities, up to 35% of which may be in below investment grade bonds which are rated at the time of purchase Ba1 or lower by Moody’s and BB+ or lower by S&P. It maintains an average portfolio duration that is within 25% of the duration of the Barclays Aggregate Bond Index. The fund also invests in foreign securities, including those from emerging markets, and REIT securities.

Principal LifeTime 2010 - 2055 Separate Account-R4. These investments seek a total return consisting of long-term growth of capital and current income. The funds operate as “target date funds.” They invest in underlying Principal Funds, Inc. (“PFI”) domestic and foreign equity, real asset and alternative investments, and fixed-income funds according to an asset allocation strategy designed for investors having a retirement investment goal close to the year in the fund’s name. The funds invest in PFI Institutional Class shares of underlying funds. Within 10 to 15 years after its target year, the fund’s underlying fund allocation is expected to match that of the Principal LifeTime Strategic Income Fund.

Principal LifeTime Strategic Income Separate Account-R4. The investment seeks current income, and as a secondary objective, capital appreciation. The fund invests in underlying Principal Funds, Inc. (“PFI”) domestic and foreign equity, real asset and alternative investments, and fixed-income funds according to an asset allocation strategy designed for investors primarily seeking current income and secondarily capital appreciation. Its asset allocation is designed for investors who are approximately 15 years beyond the normal retirement age of 65. The fund invests in PFI Institutional Class shares of underlying funds.

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International Emerging Markets Separate Account-R4. The investment option normally invests the majority of assets in equities of companies in emerging market countries. It invests in securities of companies with their principal place of business or principal office in emerging market countries; companies for which the principal securities trade in an emerging market; or companies, regardless of where their securities are traded, that derive 50% of their total revenue from either goods or services produced in emerging market countries. The fund may invest in securities of companies with small to medium market capitalizations.

LargeCap S&P 500 Index Separate Account-R4. The investment normally invests the majority of assets in common stocks of companies that compose the S&P 500 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P 500 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P 500 Index.

MidCap S&P 400 Index Separate Account-R4. The investment normally invests the majority of assets in common stocks of companies that compose the S&P MidCap 400 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P MidCap 400 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P MidCap 400 Index.

SmallCap S&P 600 Index Separate Account-R4. The investment seeks long-term growth of capital and normally invests the majority of assets in common stocks of companies that compose the S&P SmallCap 600 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P 600 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P 600 Index.

Real Estate Securities Separate Account-R4. The investment seeks to generate a total return. The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies principally engaged in the real estate industry. It invests in equity securities of small, medium, and large market capitalization companies. The fund concentrates its investments (invest more than 25% of its net assets) in securities in the real estate industry. It is non-diversified.

LargeCap Growth I Separate Account-R4. The investment seeks long-term growth of capital. The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies with large market capitalizations (those with market capitalization ranges similar to the companies in the Russell 1000(R) Growth Index) at the time of purchase. It invests in growth equity securities; growth orientation emphasizes buying equity securities of companies whose potential for growth of capital and earnings is expected to be above average. The fund also invests in securities of foreign companies.

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Oppenheimer International Growth N Fund. The investment seeks long-term capital appreciation. The fund mainly invests in the common stock of growth companies that are domiciled or have their primary operations outside of the United States. It may invest 100% of its assets in securities of foreign companies. The fund may invest in emerging markets as well as in developed markets throughout the world. It normally will invest at least 65% of its total assets in common and preferred stocks of issuers in at least three different countries outside of the United States, and emphasize investments in common stocks of issuers that the portfolio managers consider to be “growth” companies.

Franklin Small Cap Growth R Fund. The investment seeks long-term capital growth. The fund invests at least 80% of its net assets in the equity securities of small cap companies. The equity securities in which the fund invests are primarily common stock. For this fund, small cap companies are companies with market capitalizations not exceeding (i) $1.5 billion or (ii) the highest market capitalization in the Russell 2000(R) Index, whichever is greater, at the time of purchase. It may invest in equity securities of larger companies. The fund, from time to time, may have significant positions in particular sectors such as information technology and healthcare.

American Funds EuroPacific Growth R3 Fund. The investment seeks long-term growth of capital. The fund invests primarily in common stocks of issuers in Europe and the Pacific Basin that the investment adviser believes have the potential for growth. Growth stocks are stocks that the investment adviser believes have the potential for above-average capital appreciation. It normally invests at least 80% of net assets in securities of issuers in Europe and the Pacific Basin. The fund may invest a portion of its assets in common stocks and other securities of companies in countries with developing economies and/or markets.

American Funds New Perspective R3 Fund. The investment seeks long-term growth of capital; future income is a secondary objective. The fund seeks to take advantage of investment opportunities generated by changes in international trade patterns and economic and political relationships by investing in common stocks of companies located around the world. In pursuing its primary investment objective, it invests primarily in common stocks that the investment adviser believes have the potential for growth. In pursuing its secondary objective, the fund invests in common stocks of companies with the potential to pay dividends in the future.

Fidelity Advisor Large Cap A Fund. The investment seeks long-term growth of capital. The fund normally invests primarily in common stocks. It normally invests at least 80% of assets in securities of companies with large market capitalizations (which, for purposes of this fund, are those companies with market capitalizations similar to companies in the Russell 1000(R) Index or the S&P 500(R) Index). The fund invests in domestic and foreign issuers. It invests in either “growth” stocks or “value” stocks or both.

PIMCO Real Return R Fund. The investment seeks maximum real return, consistent with preservation of capital and prudent investment management. The fund normally invests at least 80% of its net assets in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities, and corporations, which may be

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represented by forwards or derivatives such as options, futures contracts or swap agreements. It invests primarily in investment grade securities, but may invest up to 10% of its total assets in high yield securities (“junk bonds”) rated B or higher. The fund is non-diversified.

Wells Fargo Advantage Discovery A Fund. The investment seeks long-term capital appreciation. The fund normally invests at least 80% of its net assets in equity securities of small- and medium-capitalization companies and up to 25% of the fund’s total assets in equity securities of foreign issuers through ADRs and similar investments. It may invest in any sector, and at times the fund may emphasize one or more particular sectors. The fund may choose to sell a holding when it no longer offers favorable growth prospects or to take advantage of a better investment opportunity.

Neuberger Berman Guardian R3 Fund. The investment seeks long-term growth of capital; current income is a secondary goal. The fund invests primarily in common stocks of mid- to large-capitalization companies. It seeks to reduce risk by investing across many different industries. The Portfolio Managers employ a research driven and valuation sensitive approach to stock selection, with a long term perspective. Although the fund invests primarily in domestic stocks, it may also invest in stocks of foreign companies.

MFS International Value R2 Fund. The investment option seeks capital appreciation. The fund normally invests its assets primarily in foreign equity securities, including emerging market equity securities. Equity securities include common stocks, preferred stocks, securities convertible into stocks, and depositary receipts for those securities. It focuses on investing the fund’s assets in the stocks of companies it believes are undervalued compared to their perceived worth (value companies).

JP Morgan Small Cap Value R2 Fund. The investment seeks long-term capital growth primarily by investing in equity securities of small-capitalization companies. The fund normally invests at least 80% of assets in equity securities of small cap companies. Small cap companies are companies with market capitalizations equal to those within the universe of the Russell 2000(R) Value Index stocks at the time of purchase. In reviewing investment opportunities for the fund, its adviser uses a value-oriented approach. In implementing its main strategies, the fund’s equity investments are primarily in common stocks and real estate investment trusts (REITs).

Wells Fargo Advantage Special Mid Cap Value A Fund. The investment seeks long-term capital appreciation. The fund normally invests at least 80% of its net assets in equity securities of medium-capitalization companies. It invests principally in equity securities of medium-capitalization companies, which advisors define as securities of companies with market capitalizations within the range of the Russell Midcap(R) Index. The fund may sell a portfolio holding when a stock’s price nears its intrinsic value appreciation target, the macro environment becomes unfavorable, short-term downside risks increase, the company’s fundamentals have deteriorated or advisors identify a more attractive investment opportunity.

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

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Investment in Common Stock of Home Bancorp

In connection with the stock offering, the Plan now offers the Home Bancorp Wisconsin, Inc. Stock Fund as an additional choice to the investment options described above. The Home Bancorp Stock Fund will consist primarily of investments in common stock of Home Bancorp Wisconsin, Inc. The trustee will use all amounts allocated to the Home Bancorp Stock Fund pursuant to the Special Investment Election Form to acquire shares in the conversion and common stock offering. After the offering, the trustee will, to the extent practicable, use amounts held by it in the Home Bancorp Stock Fund, including cash dividends paid on common stock held in the Home Bancorp Stock Fund, to purchase shares of common stock of Home Bancorp. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased. Pending investment in common stock, amounts allocated towards the purchase of shares in the offering will be held in the Home Bancorp Stock Fund in a money market account. In the event of an oversubscription, any earnings that result therefrom will be reinvested among the other funds of the 401(k) plan in accordance with your then existing investment election (in proportion to your investment direction allocation percentages).

Following the offering, Home Bancorp Wisconsin, Inc., a Maryland corporation, will be 100% owned by its public shareholders, including Home Savings Bank’s tax-qualified plans. Performance of the Home Savings Stock Fund will be dependent upon a number of factors, including the financial condition and profitability of Home Bancorp and Home Savings Bank and market conditions for the common stock generally. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

As of the date of this prospectus supplement, none of the shares of Home Bancorp common stock have been issued or are outstanding and there is no established market for Home Bancorp common stock. Accordingly, there is no record of the historical performance of the Home Bancorp Stock Fund. Performance of the Home Bancorp Stock Fund depends on a number of factors, including the financial condition and profitability of Home Bancorp and Home Savings Bank and market conditions for Home Bancorp common stock generally.

Investments in the Home Bancorp Stock Fund involve special risks common to investments in the common stock of Home Bancorp.

For a discussion of material risks you should consider, see the “Risk Factors” section of the accompanying Prospectus and the section of the Prospectus Supplement entitled “Notice of Your Rights Concerning Employer Securities” (see below).

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund or stock investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

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Administration of the Plan

The Trustee and Custodian. Principal Trust Company serves as trustee and custodian for all the investments funds under the Plan.

Plan Administrator. Pursuant to the terms of the Plan, the Plan is administered by the Plan Administrator, which is Home Savings Bank. The address of the Plan Administrator is 3762 East Washington Avenue, Madison, Wisconsin 53704, telephone number (608) 282-6000. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The Plan Administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of Home Savings Bank to continue the Plan indefinitely. Nevertheless, Home Savings Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts. Home Savings Bank reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Home Savings Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the trust assets to another plan, the Plan requires that you would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material

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federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

As a “tax-qualified retirement plan,” the Internal Revenue Code affords the Plan special tax treatment, including:

(1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

(2) participants pay no current income tax on amounts contributed by the employer on their behalf;

(3) earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Home Savings Bank will administer the Plan to comply with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59  1/2, and consists of the balance credited to the participant under the Plan and all other profit sharing plans, if any, maintained by Home Savings Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by Home Savings Bank, which is included in the distribution.

Home Bancorp Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Home Bancorp common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Home Bancorp common stock; that is, the excess of the value of Home Bancorp common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Home Bancorp common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Home Bancorp common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Home Bancorp common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Home Bancorp common stock. Any gain on a subsequent sale or other taxable disposition of Home Bancorp common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

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Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities.

Federal law provides specific rights concerning investments in employer securities. Because you may in the future have investments in the Home Bancorp Stock Fund under the Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The Plan must allow you to elect to move any portion of your account that is invested in the Home Bancorp Stock Fund from that investment into other investment alternatives under the Plan. You may contact the Plan Administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the Plan are available to you if you decide to diversify out of either the Home Bancorp Stock Fund.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in employer common stock through the Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the Plan to help ensure that your retirement savings will meet your retirement goals.

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Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries. The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Home Savings Bank, the Plan administrator, or the Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest all or a portion of your account balance in the Plan in Home Bancorp common stock, the regulations under section 404(c) of the ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Home Bancorp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Home Bancorp, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 2 business days after the change occurs, or annually on a Form 5 within 45 days after the close of Home Bancorp’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Home Bancorp Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Home Bancorp generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Home Bancorp of profits realized by an officer, director or any person beneficially owning more than 10% of Home Bancorp’s common stock resulting from non-exempt purchases and sales of Home Bancorp common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

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Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of common stock within the Home Bancorp Stock Fund for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for Plan benefits and the change in net assets available for Plan benefits at December 31, 2012, is available upon written request to the Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm is acting as special counsel to Home Savings Bank in connection with Home Bancorp Wisconsin, Inc.’s stock offering.

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PROSPECTUS

[HOME BANCORP WISCONSIN, INC. LOGO]

(Proposed Holding Company for Home Savings Bank)

Up to 1,012,000 shares of Common Stock

(Subject to Increase to up to 1,163,800 shares)

Home Bancorp Wisconsin, Inc., a Maryland corporation and the proposed holding company for Home Savings Bank, is offering shares of common stock for sale in connection with the conversion of Home Savings Bank from the mutual to the stock form of organization. There is currently no established market for our common stock. We expect that our common stock will be quoted on the OTC Bulletin Board upon conclusion of the stock offering. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

We are offering up to 1,012,000 shares of common stock for sale at a price of $10.00 per share on a best efforts basis. We may sell up to 1,163,800 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers. We must sell a minimum of 748,000 shares in order to complete the offering.

We are offering the shares of common stock in a “subscription offering” to eligible current and former depositors of Home Savings Bank. Shares of common stock not purchased in the subscription offering may be offered for sale to the public in a “community offering,” with a preference given to residents of Dane County, Wisconsin. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering to the general public through a “syndicated community offering” managed by Keefe, Bruyette & Woods, Inc.

The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that can be ordered by any person in the offering or through a single deposit account is 5,000 shares ($50,000), and no person, together with an associate or group of persons acting in concert, may purchase more than 10,000 shares ($100,000) in the offering.

The offering is expected to expire at 2:00 p.m., Central Time, on [expiration date]. We may extend this expiration date without notice to you until [extension date]. The Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation may approve a later date, which may not be beyond [final date]. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond [extension date], or the number of shares of common stock to be sold is increased to more than 1,163,800 shares or decreased to less than 748,000 shares. If the offering is extended past [extension date], we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period, we will promptly return your funds with interest at [interest rate]% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 1,163,800 shares or decreased to less than 748,000 shares, all funds submitted for the purchase of shares of common stock in the offering will be returned promptly with interest at [interest rate]% per annum. We may then resolicit all subscribers, giving them an opportunity to place a new order within a specified period of time. Funds received in the subscription and the community offerings will be held in a segregated account at Home Savings Bank and will earn interest at [interest rate]% per annum until completion or termination of the offering.

Keefe, Bruyette & Woods, Inc. will assist us in selling our shares of common stock on a best efforts basis. Keefe, Bruyette & Woods, Inc. is not required to purchase any of the shares of common stock that are being offered for sale.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	748,000	880,000	1,012,000	1,163,800
Gross offering proceeds	$7,480,000	$8,800,000	$10,120,000	$11,638,000
Estimated offering expenses, excluding selling agent commissions	$970,000	$970,000	$970,000	$970,000
Selling agent commissions (1)	$305,000	$305,000	$305,000	$305,000
Estimated net proceeds	$6,205,000	$7,525,000	$8,845,000	$10,363,000
Estimated net proceeds per share	$8.30	$8.55	$8.74	$8.90

(1)	Selling agent commissions shown assume that all shares are sold in the subscription and community offerings. The amounts shown include: (i) fees and selling commissions payable by us to Keefe, Bruyette & Woods, Inc. in connection with the subscription and community offerings equal to $225,000; and (ii) other expenses of the offering payable to Keefe, Bruyette & Woods, Inc. in the subscription and community offerings of up to $80,000. See “The Conversion and Offering—Marketing and Distribution; Compensation” for information regarding compensation to be received by Keefe, Bruyette & Woods, Inc. and the other broker-dealers that may participate in a syndicated community offering. If all shares of common stock (except for shares purchased by our directors, officers, employees and their family members and our employee stock ownership plan) were sold in a syndicated community offering, the maximum selling agent commissions would be approximately $676,300, $761,300, $846,300 and $944,000 at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 16.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the State of Wisconsin Department of Financial Institutions or any other government agency. None of the Securities and Exchange Commission, the Wisconsin Department of Financial Institutions, the Board of Governors of the Federal Reserve System or any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Keefe, Bruyette & Woods
A Stifel Company

For assistance, please contact the Stock Information Center, toll-free, at                     .

The date of this prospectus is                     , 2014.

HOME
SAVINGS BANK

90
151
Sun Prairie
12
94
Lake
Mendota
90
12
Middleton
94
Madison
Lake
Monona
39
12
151
12
18
Lake
Waubesa
151
Verona
18
90
39
Lake
Kegonsa
WISCONSIN
138
51
Stoughton
WISCONSIN
MICHIGAN
ILLINOIS
INDIANA
Locations
Madison East
3762 E. Washington Ave.
Madison
Downtown Madison
2 South Carroll St.
Madison
Madison West
7701 Mineral Point Rd.
Madison
Stoughton
400 W. Main St.
Stoughton

i

SUMMARY

The following summary explains the significant aspects of Home Savings Bank’s mutual-to-stock conversion and the related offering of Home Bancorp Wisconsin, Inc. common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should carefully read this entire document, including the financial statements and the notes to the financial statements, and the section entitled “Risk Factors.”

In this prospectus, the terms “we,” “our,” and “us” refer to Home Bancorp Wisconsin, Inc. and Home Savings Bank, unless the context indicates another meaning. In addition, we sometimes refer to Home Bancorp Wisconsin, Inc. as “Home Bancorp Wisconsin,” and to Home Savings Bank as the “Bank.”

Home Savings Bank

Home Savings Bank is a Wisconsin chartered mutual savings bank that was founded in 1895. At September 30, 2013, we had $115.2 million of total assets, $100.1 million of total deposits and $7.3 million of total equity. We conduct business from our four full-service banking offices, with three offices located in Madison, Wisconsin, and the fourth located in Stoughton, Wisconsin. We consider our deposit market area to be the areas surrounding our offices in Dane County, Wisconsin, and consider our primary lending market to consist of Dane County and contiguous counties.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans (including owner-occupied and investor loans), commercial real estate loans, multi-family residential real estate loans, home equity loans and lines of credit, and, to a more limited extent, consumer loans (consisting primarily of student loans), commercial business loans and construction loans.

We also invest in securities, which at September 30, 2013 consisted of securities issued or guaranteed by U.S. government agencies or government-sponsored enterprises.

We offer a variety of deposit accounts, including certificate of deposit accounts, money market accounts, statement and passbook savings accounts, NOW accounts and individual retirement accounts. To a lesser extent, we also use borrowings to fund our operations.

We are dedicated to offering a wide range of banking products and delivery systems, including online banking, online mortgage applications and mobile banking.

We also offer investments and wealth management services at all of our locations through investment advisors registered with Raymond James Financial Services, Inc.

Home Savings Bank is subject to regulation and examination by the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation. Our executive offices are located at 3762 East Washington Avenue, Madison, Wisconsin 53704, and our telephone number at that address is (608) 282-6000. Our website address is www.home-savings.com. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

Home Bancorp Wisconsin, Inc.

The shares being offered will be issued by Home Bancorp Wisconsin, a newly formed Maryland corporation that will own all of the outstanding shares of common stock of Home Savings Bank upon completion of the Bank’s mutual-to-stock conversion. Home Bancorp Wisconsin has not engaged in any business to date. Upon completion of the conversion, Home Bancorp Wisconsin will be subject to comprehensive regulation and examination by the Board of Governors of the Federal Reserve System. Home Bancorp Wisconsin’s executive and administrative office is located at 3762 East Washington Avenue, Madison, Wisconsin 53704, and its telephone number at that address is (608) 282-6000.

The Conversion and Our Organizational Structure

Pursuant to the terms of the plan of conversion, Home Savings Bank will convert from a mutual (meaning a member controlled entity with no stockholders) savings bank to a stock savings bank. As part of the conversion, Home Bancorp Wisconsin, as the newly formed proposed holding company for Home Savings Bank, will offer for sale shares of its common stock in a subscription offering, and, if necessary, a community offering and a syndicated community offering. Upon the completion of the conversion and stock offering, Home Bancorp Wisconsin will be 100% owned by stockholders and Home Savings Bank will be a wholly owned subsidiary of Home Bancorp Wisconsin. A full description of the conversion begins on page 108 of this prospectus under the heading “The Conversion and Offering.”

Business Strategy

Our principal objective is to build long-term value for our stockholders by operating a community-oriented financial institution dedicated to meeting the banking needs of our customers.

Highlights of our business strategy include:

•

Growing our earnings base by increasing our loan portfolio and continuing to expand our products and service delivery channels. As a result of the competitive and regulatory challenges of operating in today’s environment, noninterest expense levels have risen for most community financial institutions, including Home Savings Bank. A key part of our plan for improving our financial performance is to increase our earnings base, especially the size of our loan portfolio, while reducing our noninterest expenses to the extent feasible. To support this effort and to expand our customer base, we also intend to continue to enhance our existing products and services as well as develop additional products and service delivery channels. We believe that our current infrastructure is sufficient to support an expansion of our earnings base without incurring significant additional operating expenses.

•

Emphasizing the origination of short term fixed rate loans and adjustable rate loans for the purchase and refinance of multi-family properties and non owner occupied one- to four-family properties. We believe that one of our best opportunities to enhance interest income in the current interest rate environment is by emphasizing the origination of adjustable-rate and short term fixed rate residential mortgage loans. Because of our proximity to the University of Wisconsin–Madison, a significant portion of the housing stock in our primary lending market is comprised of non owner occupied one- to four-family and multi-family properties. We intend to increase our portfolio of short term fixed rate loans and adjustable rate loans to investors for the purchase and refinance of these types of properties. In addition to providing higher yields than our conforming one-to four-family loans, these adjustable rate and shorter term fixed rate loans assist us in managing our interest rate risk.

•

Emphasizing the origination of short term fixed rate and adjustable rate commercial real estate loans. We intend to emphasize the origination of short term fixed rate and adjustable rate commercial real estate loans. To support this effort, we have recently hired an experienced commercial real estate lender and a new commercial credit analyst. In addition to providing higher yields than our conforming one- to four-family loans, these adjustable rate and shorter term fixed rate loans assist us in managing our interest rate risk.

•

Continuing to build our “core” deposits consisting of demand, NOW, savings and money market accounts. At September 30, 2013, our core deposits, which we define as deposits other than certificates of deposit equaled $69.4 million, or 69.4% of total deposits, compared to $59.0 million, or 47.6% of total deposits at September 30, 2010. We believe our implementation of additional products, service delivery channels and technological enhancements, such as online and mobile banking applications, will assist us in increasing our core deposits. In addition, we believe our emphasis on adjustable rate and short-term fixed rate loans for non owner occupied residential properties will provide opportunities for transaction account relationships with real estate investors.

•

Growing our mortgage banking operations, subject to market conditions and to the extent management determines appropriate, to increase our noninterest income while managing interest rate risk. We sell a portion of our conforming one- to four-family mortgage loans with terms of 15 years or more in the secondary market. We determine the amount of such loans that we sell based on interest rate risk and balance sheet considerations. During recent years, we have sold substantially all of such loans, although, depending on market conditions, we may not do so in the future. In addition to generating noninterest income and assisting in our management of interest rate risk, the sale of conforming one- to four-family mortgage loans provides additional liquidity for our strategy of increasing higher yielding loans including multi-family residential loans, non owner occupied one- to four-family residential loans and commercial real estate loans.

•

Continuing to focus on asset quality. We have sought to build strong asset quality by following conservative underwriting guidelines, sound loan administration, and focusing on loans secured by real estate primarily located within our market area. Due in part to the recent economic recession, our non-performing assets began to increase in 2008. At September 30, 2010, non-performing assets totaled $5.9 million, or 3.8% of total assets. However, at September 30, 2013, our level of non-performing assets had decreased to $1.6 million, or 1.4% of total assets.

•

Continuing our community-oriented focus. As a community banking organization, we intend to continue to play an active role in the communities that we serve. Our commitment to our community is reflected in the “outstanding” rating that we received in our most recent community reinvestment act examination. We understand the financial needs of our local customers, and we offer a broad range of financial products and services specifically designed to meet those needs. According to ESRI, a private provider of demographic data, between 2010 and 2017 the population and median household income of Dane County are projected to increase by 7.7% and 14.5%, respectively, faster than for both Wisconsin and the United States, and we believe that we are well positioned to grow along with our immediate market area and community.

Recent Operational Losses

We recorded net losses in each of the fiscal years from 2008 through 2011, and in fiscal 2013. Although we recorded net earnings for fiscal 2012, such earnings were due to a gain on sale and partial leaseback of the building in which one of our four branch offices is located.

The primary reasons for our net losses for fiscal 2008 through 2011 were increases in our provision for loan losses and loans charged off, as well as an increase in noninterest expenses. The increases in the provision for loan losses and loans charged off were primarily related to participations in out-of-market construction and land development loans that we did not originate. To address these issues we have focused on improving our asset quality and reducing the growth of noninterest expenses. With respect to asset quality, we have reduced our participations in out-of-market construction and land development loans, enhanced our delinquent loan monitoring system, tightened our loan approval authorities, and will continue our practice of having third party loan reviews. At September 30, 2013, non-performing assets totaled 1.4% of total assets, compared to 3.8% at September 30, 2010.

Our provision for loan losses for fiscal 2013 was $547,000 compared to $1.0 million for fiscal 2012. However, our net interest income after provision for loan losses decreased by $78,000 in fiscal 2013 as we have continued to reduce our interest earning assets due to regulatory capital concerns. In addition, during fiscal 2013 our noninterest income decreased. While the decrease in noninterest income was primarily due to the $1.1 million gain on sale in fiscal 2012 discussed above, noninterest income for fiscal 2013, excluding the effect of the gain on sale, decreased by $233,000. Our results of operations will continue to be negatively impacted until we are able to increase out net interest income and noninterest income relative to our noninterest expenses.

Although we have focused on reducing our noninterest expenses, we do not believe that we can materially reduce such expenses in the current environment without impairing our competitiveness and our ability to maintain regulatory compliance. To improve our results of operations we have adopted a plan to grow our earnings base, especially the size of our loan portfolio, while reducing our noninterest expenses to the extent feasible. See “—Business Strategy” above. Although the capital raised in the conversion will support this effort, the conversion will have a short-term adverse impact on our operating results due to additional expenses incurred in connection with the conversion. These additional expenses include costs related to becoming a public company, increased compensation expenses associated with our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans after the completion of the conversion. See “Risk Factors—Our stock-based benefit plans would increase our expenses and reduce our net income;” and “Management—Benefits to be Considered Following Completion of the Conversion.”

Based on the above, we do not anticipate net income until we experience significant growth in our earnings base pursuant to our business plan. Assuming the successful execution of our business plan, we expect that we will return to profitability in the fourth quarter of fiscal 2015. There can be no assurances, however, that we will successfully execute on our business plan and be able to return to profitability in the timeframe we expect or at all.

Reasons for the Conversion and Offering

Consistent with our business strategy, our primary reasons for converting and raising additional capital through the offering are:

•	to increase our regulatory capital and support future growth;

•	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees;

•	to have greater flexibility to structure and finance the opportunistic expansion of our operations; and

•	to offer our depositors and employees an opportunity to purchase our stock.

As of September 30, 2013, Home Savings Bank’s capital levels exceeded the levels required to be considered “well capitalized” under federal regulations. However, we currently operate under a memorandum of understanding with the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation pursuant to which, among other things, we have agreed to achieve and maintain Tier 1 capital at a level equal to 8.0% of total average assets and total risk-based capital of 12.0% of risk-weighted assets. As of September 30, 2013, Home Savings Bank had Tier 1 capital of 6.05% of total average assets and total risk-based capital of 11.57% of risk-weighted assets. Although Home Savings Bank’s capital levels are sufficient to be considered well capitalized, they remain below the level that Home Savings Bank has agreed to maintain. The proceeds from the stock offering will improve our capital position during a period of economic, regulatory and political uncertainty, and will increase our capital immediately following the completion of the stock offering to a level above that required by the memorandum of understanding. For additional information regarding the memorandum of understanding see “Regulation and Supervision—Informal Agreement with Regulators.”

Terms of the Offering

We are offering between 748,000 shares and 1,012,000 shares of common stock to eligible depositors of Home Savings Bank and to our tax-qualified employee benefit plans in a subscription offering. To the extent shares remain available, we may offer shares for sale in a community offering, with a preference given to residents of Dane County, Wisconsin. We may also offer for sale shares of common stock not purchased in the subscription offering or the community offering to the general public in a syndicated community offering. The number of shares of common stock to be sold may be increased to up to 1,163,800 shares as a result of demand for the shares of common stock in the offering or changes in market conditions. Unless the number of shares of common stock offered is increased to more than 1,163,800 shares or decreased to fewer than 748,000 shares, or the offering is extended beyond [extension date], subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the offering is extended past [extension date], we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period, we will promptly return your funds with interest at [interest rate]% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 1,163,800 shares or decreased to less than 748,000 shares, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled and funds delivered for the purchase of shares of common stock in the offering will be returned promptly with interest at [interest rate]% per annum. We may then give these subscribers an opportunity to place new orders for a specified period of time.

The purchase price of each share of common stock to be offered for sale in the offering is $10.00. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. Keefe, Bruyette & Woods, Inc., our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock but is not obligated to purchase any shares of common stock in the offering.

How We Determined the Offering Range and the $10.00 Per Share Stock Price

The amount of common stock we are offering for sale is based on an independent appraisal of the estimated market value of Home Bancorp Wisconsin, assuming the conversion and offering are completed. Keller & Company, Inc., our independent appraiser, has estimated that, as of November 29, 2013, this market value was $8,800,000. Based on Federal regulations, this market value forms the midpoint of a valuation range with a minimum of $7,480,000 and a maximum of $10,120,000. Based on this valuation and a $10.00 per share price, the number of shares of common stock being offered for sale by us will range from 748,000 shares to 1,012,000 shares. We may sell up to 1,163,800 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

The appraisal is based in part on Home Savings Bank’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded thrift holding companies with assets between $290.8 million and $660.4 million as of September 30, 2013 that Keller & Company, Inc. considers comparable to Home Bancorp Wisconsin. See, “The Conversion and Offering—Determination of Share Price and Number of Shares to be Issued.”

The following table presents a summary of selected pricing ratios for Home Bancorp Wisconsin (on a pro forma basis) and the peer group companies used by Keller & Company, Inc., our independent appraiser, in its appraisal update. These ratios are based on Home Savings Bank’s book value, tangible book value and core earnings as of and for the twelve months ended September 30, 2013 and the latest date for which complete financial data are publicly available for the peer group. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 27.16% on a price-to-book value basis and a discount of 31.04% on a price-to-tangible book value basis.

	Price-to-core earnings multiple		Price-to-book value ratio	Price-to-tangible book value ratio
Home Bancorp Wisconsin (on a pro forma basis, assuming completion of the conversion):
Adjusted Maximum	NM	(1)	71.68%	71.68%
Maximum	NM	(1)	67.93%	67.93%
Midpoint	NM	(1)	64.06%	64.06%
Minimum	NM	(1)	59.45%	59.45%
Valuation of peer group companies, all of which are fully converted (on an historical basis):
Averages	23.39x		87.94%	92.88%
Medians	19.28x		86.72%	93.24%

(1)	Price-to-earnings multiples calculated by Keller and Company, Inc. in the independent appraisal are based on an estimate of “core” or recurring earnings on a trailing twelve-month basis through September 30, 2013. These ratios are different than those presented in “Pro Forma Data.”

NM Not meaningful.

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 16.

Furthermore, the pricing ratios presented in the appraisal were utilized by Keller & Company, Inc. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Determination of Share Price and Number of Shares to be Issued.”

How We Intend to Use the Proceeds from the Stock Offering

We intend to invest in Home Savings Bank net proceeds equal to the lower of: (i) sufficient net proceeds to ensure that, immediately following completion of the conversion, Home Savings Bank will have a Tier 1 capital to average assets ratio of at least 10%, and (ii) the amount of net proceeds that would result in Home Bancorp Wisconsin retaining 1.0% of the net proceeds following completion of the conversion. As indicated in the table in the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering”, at the midpoint, maximum and adjusted maximum of the offering range, the proceeds invested in Home Savings Bank will result in the Bank having a Tier 1 capital to average assets ratio of at least 10%. The proceeds invested in Home Savings Bank would only result in a Tier 1 capital to average assets ratio of less than 10% if the number of shares sold in the offering is less than the midpoint of the offering range. At the minimum of the offering range, Home Savings Bank’s Tier 1 capital to average assets ratio immediately following the completion of the conversion would equal 9.48%. See the section of this prospectus titled “Historical and Pro Forma Regulatory Capital Compliance” for information on our pro forma capital levels following the completion of the conversion. In addition, we will loan funds to our employee stock ownership plan to fund the plan’s purchase of shares of common stock in the stock offering, and retain the remainder of the net proceeds from the offering. Assuming we sell 880,000 shares of common stock in the stock offering and have net proceeds of $7.5 million, we intend that Home Bancorp Wisconsin will invest approximately $6.5 million in Home Savings Bank, loan $704,000 to our employee stock ownership plan to fund its purchase of shares of common stock, and retain the remaining $349,000 of the net proceeds.

We may use the funds we retain to invest in securities or for other general corporate purposes. Home Savings Bank may use the proceeds it receives from us to support increased lending, add new products and services, or expand its franchise through de novo branching or branch acquisitions, although there are currently no understandings or agreements for any such transactions.

For more information on the proposed use of the proceeds from the offering, see the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering.”

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

(i)	First, to depositors with accounts at Home Savings Bank with aggregate balances of at least $50 at the close of business on September 30, 2011.

(ii)	Second, to our tax-qualified employee benefit plans (including Home Savings Bank’s employee stock ownership plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the offering.

(iii)	Third, to depositors with accounts at Home Savings Bank with aggregate balances of at least $50 at the close of business on June 3, 2013.

(iv)	Fourth, to depositors of Home Savings Bank at the close of business on [VRD].

Shares of common stock not purchased in the subscription offering may be offered for sale in a community offering, with a preference given to natural persons and trusts of natural persons residing in Dane County, Wisconsin. The community offering may begin concurrently with, during or after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering to the general public through a syndicated community offering, which will be managed by Keefe, Bruyette & Woods, Inc. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject stock orders in the community offering or the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25.

Generally, the maximum number of shares of common stock that can be ordered by any person or through a single deposit account is 5,000 shares ($50,000) of common stock. If any of the following persons or entities purchase shares of common stock, their purchases, in all categories of the offering combined, when combined with your purchases, cannot exceed 10,000 shares ($100,000) of common stock:

•	your spouse or relatives of you or your spouse who reside with you;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to the overall purchase limitation of 10,000 shares ($100,000). See the detailed descriptions of “acting in concert” and “associate” in the section of this prospectus headed “The Conversion and Offering—Limitations on Common Stock Purchases.”

Subject to approval by the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation, we may increase or decrease the purchase limitations at any time. See the detailed description of the purchase limitations in the section of this prospectus headed “The Conversion and Offering—Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

•	personal check, bank check or money order made payable directly to Home Bancorp Wisconsin, Inc.; or

•	authorizing us to withdraw available funds from the types of Home Savings Bank deposit accounts identified on the stock order form.

Please do not submit cash or wire transfers. Home Savings Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a Home Savings Bank line of credit check or any type of third-party check to pay for shares of common stock. On the stock order form, you may not designate withdrawal from Home Savings Bank accounts with check-writing privileges; instead, please submit a check. If you request that we directly withdraw the funds from an account with check writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. You may not authorize direct withdrawal from a Home Savings Bank retirement account. See “—Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings.”

You may subscribe for shares of common stock in the offering by delivering a signed and completed stock order form, together with full payment payable to Home Bancorp Wisconsin, Inc. or authorization to withdraw funds from one or more of your Home Savings Bank deposit accounts, provided that the stock order form is received before 2:00 p.m., Central Time, on [expiration date]. You may submit your stock order form and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the address noted on the stock order form or by hand-delivery to Home Savings Bank’s office located at 3762 East Washington Avenue, Madison, Wisconsin. Please do not mail stock order forms to Home Savings Bank. Once submitted, your order will be irrevocable unless the offering is terminated or is extended beyond [extension date], or the number of shares of common stock to be sold is increased to more than 1,163,800 shares or decreased to less than 748,000 shares.

For a complete description of how to purchase shares in the stock offering, see “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings.”

Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings

You may be able to subscribe for shares of common stock using funds in your individual retirement account (“IRA”), or other retirement account. If you wish to use some or all of the funds in your IRA or other retirement account held at Home Savings Bank, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, before you place your stock order. If you do not have such an account, you will need to establish one. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [expiration date] offering deadline, for assistance with purchases using funds in your IRA or other retirement account held at Home Savings Bank or elsewhere. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

For a complete description of how to use IRA funds to purchase shares in the stock offering, see “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Using Retirement Account Funds.”

You May Not Sell or Transfer Your Subscription Rights

Federal regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action against anyone who we believe has sold or transferred his or her subscription rights. In addition, we intend to advise the appropriate federal agencies of any person who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all qualifying deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Purchases by Senior Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 43,500 shares ($435,000) of common stock in the offering, representing 5.8% of shares to be sold at the minimum of the offering range. However, there can be no assurance that any individual director or executive officer, or the directors and executive officers as a group, will purchase any specific number of shares of our common stock. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering.

Purchases by our directors, executive officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. Any purchases made by our directors or executive officers, or their associates, for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution.

For more information on the proposed purchases of shares of common stock by our directors and executive officers, see “Subscriptions by Directors and Executive Officers.”

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for submitting orders for shares of common stock in the subscription and community offerings is 2:00 p.m., Central Time, on [expiration date], unless we extend the subscription offering and/or the community offering. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 2:00 p.m., Central Time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights.

For a complete description of the deadline for purchasing shares in the stock offering, see “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 748,000 shares of common stock, we may take additional steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

•	increase the purchase limitations; and/or

•	seek regulatory approval to extend the offering beyond [extension date].

If we extend the offering past [extension date], we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at [interest rate]% per annum from the date the stock order was processed. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited on the stock order form will be and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the newly applicable limit.

Conditions to Completion of the Conversion

The board of directors of Home Savings Bank has approved the plan of conversion. The Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation conditionally approved the plan of conversion on             , 2013 and             , 2013, respectively. On             , 2013, the Federal Reserve Board issued its approval required in connection with the conversion and the formation of the new holding company. We cannot complete the conversion unless:

•	The plan of conversion is approved by a majority of votes eligible to be cast by members (depositors) of Home Savings Bank as of [VRD];

•	We have received orders for at least the minimum number of shares of common stock offered; and

•	We receive the final approval required from the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation.

Any approval by the Wisconsin Department of Financial Institutions, the Federal Deposit Insurance Corporation Office or the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

Our Dividend Policy

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements; however, we do not expect to pay a dividend until our results of operations improve. The payment and amount of any dividend payments, if any, in the future would depend upon a number of factors, including: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; statutory and regulatory limitations; and general economic conditions. See “Our Dividend Policy” in this prospectus for additional information regarding our dividend policy.

Market for Common Stock

We anticipate that the common stock sold in the offering will be quoted on the OTC Bulletin Board. Keefe, Bruyette & Woods, Inc. currently intends to make a market in the shares of our common stock, but is under no obligation to do so. See “Market for the Common Stock.”

Delivery of Stock Certificates

Certificates representing shares of common stock sold in the subscription offering and community offering will be mailed to purchasers at the certificate registration address noted by them on the stock order form. Shares of common stock sold in the syndicated community offering may be delivered electronically through the services of The Depository Trust Company. Stock certificates will be sent to purchasers by first-class mail as soon as practicable after the completion of the conversion and stock offering, which is expected to occur as soon as practicable following satisfaction of the conditions described above in “—Conditions to Completion of the Conversion.” We expect trading in the stock to begin on the business day of or on the business day immediately following the completion of the conversion and stock offering. It is possible that until certificates for the common stock are delivered, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your stock certificate will depend on arrangements you may make with a brokerage firm.

Possible Change in the Offering Range

Keller & Company, Inc. will update its appraisal before we complete the offering. If, as a result of demand for the shares or changes in market conditions, Keller & Company, Inc. determines that our pro forma market value has increased, we may sell up to 1,163,800 shares in the offering without further notice to you. If our pro forma market value at that time is either below $7,480,000 or above $11,638,000, then, after consulting with the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation, we may:

•

terminate the stock offering, cancel deposit account withdrawal authorizations and promptly return all funds received in the offering (with interest at [interest rate]% per annum paid on funds received in the subscription and community offerings);

•	set a new offering range; or

•

take such other actions as may be permitted by the Wisconsin Department of Financial Institutions, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Financial Industry Regulatory Authority and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at [interest rate]% per annum for funds received in the subscription and community offerings, cancel deposit account withdrawal authorizations and commence a resolicitation. In connection with the resolicitation, we will notify subscribers of their right to place a new stock order for a specified period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of Home Savings Bank that is being called to vote on the conversion, and at any time after member approval with the concurrence of the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation. If we terminate the offering, we will promptly return funds, with interest at [interest rate]% per annum for funds received in the subscription and community offerings, and cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all of our employees being established in connection with the conversion and stock offering, to purchase 8% of the shares of common stock that we sell in the offering. If we receive orders in the subscription offering for more shares of common stock than the maximum of the offering range, the employee stock ownership plan’s subscription order will not be filled in the subscription offering and the employee stock ownership plan may, with prior regulatory approval, purchase shares in the open market following completion of the conversion. For further information, see “Management—Benefit Plans—Employee Stock Ownership Plan.”

Purchases by the employee stock ownership plan in the offering will be included in determining whether the required minimum number of shares have been sold in the offering. Subject to market conditions and receipt of regulatory approval, and regardless of whether or not shares are available for purchase by the employee stock ownership plan in the subscription offering, the employee stock ownership plan may instead elect to purchase shares of common stock in the open market following the completion of the offering in order to fill all or a portion of the employee stock ownership plan’s intended subscription.

We also intend to implement one or more stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans will be required, and the stock-based benefit plans cannot be implemented until at least six months after the completion of the conversion pursuant to applicable federal regulations. If adopted within 12 months following the completion of the conversion, the stock-based benefit plans will reserve a number of shares of common stock equal to not more than 4% of the shares sold in the offering, or up to 40,480 shares of common stock at the maximum of the offering range, for restricted stock awards to key employees and directors, at no cost to the recipients. If adopted within 12 months following the completion of the conversion, the stock-based benefit plans will also reserve a number of shares equal to not more than 10% of the shares of common stock sold in the offering, or up to 101,200 shares of common stock at the maximum of the offering range, for the exercise of stock options granted to key employees and directors. If the stock-based benefit plans are adopted after one year from the date of the completion of the conversion, the 10% and 4% limitations described above will no longer apply, and we may adopt stock-based benefit plans encompassing more than 141,680 shares of our common stock assuming the maximum of the offering range. We have not yet determined whether we will present these plans for stockholder approval within 12 months following the completion of the conversion or whether we will present these plans for stockholder approval more than 12 months after the completion of the conversion.

The following table summarizes the number of shares of common stock and aggregate dollar value of grants (valuing each share granted at the offering price of $10.00) that would be available under one or more stock-based benefit plans if such plans are adopted within one year following the completion of the conversion and the offering. The table shows the dilution to stockholders if all these shares are issued from authorized but unissued shares, instead of shares purchased in the open market. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees. A portion of the stock grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased (1)			Dilution Resulting From Issuance of Shares for Stock Benefit Plans
					Value of Grants (2)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Issued		At Minimum of Offering Range	At Maximum of Offering Range
Employee stock ownership plan	59,840	80,960	8.00%	n/a (3)	$598,400	$809,600
Stock awards	29,920	40,480	4.00	3.85%	299,200	404,800
Stock options	74,800	101,200	10.00	9.09%	197,472	267,168

Total	164,560	222,640	22.00%	12.28%	$1,095,072	$1,481,568

(1)	The stock-based benefit plans may award a greater number of options and shares, respectively, if the plans are adopted more than 12 months after the completion of the conversion.
(2)	The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.64 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of 10 years; a risk-free interest rate of 2.15%; and a volatility rate of 13.05%. The actual expense of stock options granted under a stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted, which may or may not be the Black-Scholes model.
(3)	Represents the dilution of stock ownership interest. No dilution is reflected for the employee stock ownership plan because these shares are assumed to be purchased in the offering.

In addition to the stock-based benefit plans that we may adopt, Home Bancorp Wisconsin and Home Savings Bank intend to enter into an employment agreement with James R. Bradley, our President and Chief Executive Officer, and one other executive officer, and Home Savings Bank intends to enter into a change in control agreement with an additional executive officer. See “Management—Executive Compensation” in this prospectus for a discussion of Mr. Bradley’s employment agreement, as well as a description of other benefits arrangements.

Tax Consequences

Home Savings Bank and Home Bancorp Wisconsin have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding the material federal income tax consequences of the conversion, and have received an opinion of Wipfli LLP regarding the material Wisconsin state tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Home Savings Bank, Home Bancorp Wisconsin or persons eligible to subscribe in the subscription offering. See the section of this prospectus entitled “Taxation” for additional information regarding taxes.

Emerging Growth Company Status

As an “emerging growth company,” we are not subject to certain reporting and other requirements that are applicable to other public companies that do not qualify as emerging growth companies under the federal securities laws. These include, but are not limited to, certain disclosures about our executive compensation, compensation discussion and analysis, and the requirement of holding a non-binding advisory vote on executive compensation. We also will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including the additional level of review of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important. In addition, we are eligible to delay adoption of new or revised accounting standards applicable to public companies and we intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards. For additional information regarding our status as an emerging growth company, see “Regulation and Supervision—Emerging Growth Company Status.”

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have questions regarding the conversion or offering, please call our Stock Information Center. The toll-free telephone number is             . The Stock Information Center is open Monday through Friday, between 10:00 a.m. and 4:00 p.m., Central Time. The Stock Information Center will be closed on weekends and bank holidays.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

We incurred net losses in five of our last six fiscal years, and we may not achieve profitability from our business strategies in the timeframe we expect, or at all.

During the years ended September 30, 2013, 2011, 2010, 2009 and 2008, we had net losses of $2.7 million, $877,000, $673,000, $439,000, and $120,000, respectively. Although we recorded net earnings of $183,000 for fiscal 2012, such earnings were due to a $1.1 million gain on sale from the sale and partial leaseback of the building in which one of our four branch offices is located. We project that we will have a net loss for fiscal 2014.

The primary reasons for our net losses in 2008 through 2011 were increases in our provision for loan losses and loans charged off, as well as an increase in noninterest expenses. While our provision for loan losses decreased significantly in fiscal 2013, our net interest income after provision for loan losses decreased as we have continued to reduce our interest earning assets due to regulatory capital concerns. In addition, during fiscal 2013 our noninterest income decreased. While the decrease in noninterest income was primarily due to the $1.1 million gain on sale in fiscal 2012 discussed above, noninterest income for fiscal 2013, excluding the effect of the gain on sale, decreased by $233,000. Our results of operations will continue to be negatively impacted until we are able to increase out net interest income and noninterest income relative to our noninterest expenses. Although we have focused on reducing the growth of our noninterest expenses, we do not believe that we can materially reduce such expenses in the current environment without impairing our competitiveness and our ability to maintain regulatory compliance. To improve our results of operations we have adopted a plan to grow our earnings base, especially our higher yielding loans, while reducing our noninterest expenses to the extent feasible. Although the capital raised in the conversion will support this effort, the conversion will have a short-term adverse impact on our operating results due to additional expenses incurred in connection with the conversion. These additional expenses include costs related to operating as a public company, increased compensation expenses associated with our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans after the completion of the conversion.

Based on the above, we do not anticipate net income until we experience significant growth in our earnings base pursuant to our business plan. Assuming the successful execution of our business plan, we do not expect that we will return to profitability until the fourth quarter of fiscal 2015. We may be unsuccessful, however, in executing on our business plan and may not be able to return to profitability in the timeframe we expect, or at all. A number of factors may inhibit us from executing on our business plan or impair our ability to achieve profitability as expected, or at all, including adverse economic conditions, the level of competition from other financial institutions, adverse changes in the interest rate environment and the securities markets and other risks and uncertainties outlined in this “Risk Factors” section. Continued net losses after the completion of our mutual-to-stock conversion could adversely affect our capital levels and our ability to comply with the memorandum of understanding and would be expected to negatively impact our stock price.

We intend to increase the origination of adjustable rate and short-term fixed rate commercial real estate loans and residential mortgage loans secured by multi-family properties and non owner occupied one- to four-family properties, which will increase our credit risk.

We intend to emphasize the origination of commercial real estate loans and loans secured by multi-family properties and non owner occupied one- to four-family properties (which we refer to as “one- to four-family investment property loans”). At September 30, 2013, commercial real estate loans, multi-family residential loans and one- to four-family investment property loans totaled $38.3 million, or 48.74% of total loans. Our one- to four-family investment property loans are underwritten and priced in accordance with our commercial real estate standards. These loans, and our commercial real estate loans and multi-family residential real estate loans, generally have more credit risk than owner-occupied one- to four-family residential loans. This is because repayment of such loans often depend primarily on the tenant’s continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner’s ability to repay the loan without the benefit of a rental income stream. In addition, the physical condition of non-owner-occupied properties can be below that of owner-occupied properties due to lax property maintenance standards, which can have a negative impact on the value of the collateral properties. In addition, our commercial real estate and non owner-occupied residential properties generally involve larger principal amounts and a greater degree of risk, including concentration risk, than owner-occupied one- to four-family residential mortgage loans. For example, at September 30, 2013, our largest loan was a commercial real estate loan for $1.9 million. In addition to this loan, at September 30, 2013, the same borrower had provided guarantees for an additional $5.3 million of loans from Home Savings Bank. This concentration of loans to, or guaranteed by, one borrower increases our risk of incurring a large loss compared to the extension of the same amount of credit to several unrelated borrowers.

As a result of the above, an increase in commercial real estate loans, multi-family residential real estate loans and one- to four-family investment property loans will expose us to a greater risk of nonpayment and loss then loans secured by owner-occupied properties.

Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other financial institutions which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. At September 30, 2013, we had $115.2 million of total assets, $77.1 million of loans, net of the allowance for loan losses, $9.3 million of investment securities, $100.1 million of total deposits and $7.3 million of total equity. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Our small size also means that we are not always able to offer new products and services as quickly as our competitors, and our lack of earnings makes it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base makes it relatively more difficult to generate meaningful noninterest income from other activities such as securities and insurance brokerage. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

To improve our results of operations we have adopted a plan to grow our earnings base, especially the size of our loan portfolio. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy.” However, we do not anticipate net income until we experience significant growth in our earnings base pursuant to our business plan. Assuming the successful execution of our business plan, we do not expect that we will return to profitability until the fourth quarter of fiscal 2015. We may be unsuccessful, however, in executing on our business plan and may not be able to return to profitability in the timeframe we expect, or at all.

Home Savings Bank operates under a memorandum of understanding with the Wisconsin Department of Financial Institutions and the Regional Director of the Federal Deposit Insurance Corporation, Chicago Region. The memorandum of understanding places certain restrictions on our operations, and the failure to comply with it could result in enforcement actions by the Federal Deposit Insurance Corporation or the Wisconsin Department of Financial Institutions. Restrictions on our operations and expenses associated with the memorandum of understanding may also have adverse effects on our operations and financial condition.

Home Savings Bank is a party to a memorandum of understanding (the “Memorandum”) with the Regional Director of the Federal Deposit Insurance Corporation, Chicago Region (the “Regional Director”) and the Wisconsin Department of Financial Institutions, Home Savings Bank’s primary banking regulators. The Memorandum requires that Home Savings Bank correct certain practices and conditions identified during regulatory examinations. The Memorandum provides, among other things, that Home Savings Bank will:

•	Increase Tier 1 capital to 8.0% of total average assets and increase total risk-based capital to 12.0% of risk-weighted assets.

•	Reduce our risk position in certain assets that are classified as substandard.

•	Reduce credit concentrations to individual borrowers and related interests.

•

Not extend credit to any borrower whose loan or other credit has been classified as substandard unless our board of directors has adopted a detailed written statement giving the reasons why such extension of credit is in our best interest.

•

Have our board of directors review the adequacy of the allowance for loan and lease losses and establish an adequate allowance for loan and lease losses prior to the submission of certain regulatory reports.

•	Implement a written profit plan consistent with Home Savings Bank’s loan, investment, and funds management policies, which establishes goals and strategies for improving and sustaining earnings.

•	Submit quarterly progress reports covering each requirement of the Memorandum.

Home Savings Bank has submitted capital, profit and asset management plans under the Memorandum, and must operate within the parameters of such plans. Any material deviations from such plans will require prior regulatory approval. As of September 30, 2013, Home Savings Bank had Tier 1 capital of 6.05% of total average assets and total risk-based capital of 11.57% of risk-weighted assets. However, its capital levels remain below the levels that Home Savings Bank agreed to in the Memorandum. Failure to comply with the Memorandum could result in enforcement actions by the Regional Director or the Wisconsin Department of Financial Institutions. Home Savings Bank has incurred significant expense in connection with the Memorandum, and our continued efforts to comply with the Memorandum may restrict our operations or result in continued expense, either of which could have adverse effects on our operations and financial condition. For additional information regarding the Memorandum, see “Regulation and Supervision—Informal Agreements with Regulators.”

Historically low interest rates may adversely affect our net interest income and profitability.

In recent years it has been the policy of the Board of Governors of the Federal Reserve System to maintain interest rates at historically low levels through its targeted federal funds rate and the purchase of mortgage-backed securities. As a result, interest rates on the loans we have originated and the yields on securities we have purchased have been at historically low levels. As a general matter, our interest-bearing liabilities reprice or mature more quickly than our interest-earning assets, which has resulted in increases in net interest income in the short term. However, our ability to reduce our interest expense is limited at these interest rate levels while the average yield on our interest-earning assets may continue to decrease. The Board of Governors of the Federal Reserve System has indicated its intention to maintain low interest rates in the near future. Accordingly, our net interest income (the difference between interest income earned on assets and interest expense paid on liabilities) may decrease, which may have an adverse affect on our profitability. For information with respect to changes in interest rates, see “—Changes in interest rates could adversely affect our results of operations and financial condition” below.

If our allowance for loan losses is not sufficient to cover actual loan losses, our results of operations would be negatively impacted.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover probable incurred losses in our loan portfolio, resulting in additions to our allowance for loan losses. Additions to the allowance for loan losses are established through the provision for losses on loans which is charged against income.

Additionally, under our business strategy we intend to increase our home equity loans and lines of credit and one- to four-family residential real estate loans secured by non-owner occupied properties. The unseasoned nature of these loans will increase the risk that our allowance may be insufficient to absorb losses without significant additional provisions. Material additions to our allowance could materially decrease our net income. In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities might have a material adverse effect on our financial condition and results of operations.

Strong competition within our market areas may limit our growth and profitability.

Competition in the banking and financial services industry within our market area, which includes Dane County, Wisconsin and contiguous counties, is intense. In our market area we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Most of these competitors have substantially greater resources and lending limits than we have and offer certain services that we do not or cannot provide. Our profitability depends upon our continued ability to successfully compete in our market area. The greater resources and broader range of deposit and loan products offered by our competition may limit our ability to increase our interest-earning assets and profitability. We expect competition to remain intense in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Competition for deposits and the origination of loans could limit our ability to successfully implement our business plan, and could adversely affect our results of operations in the future.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We are dependent upon the services of the members of our senior management team who direct our strategy and operations. We have benefited from consistency within our senior management team. Members of our senior management team, or commercial lending specialists who possess expertise in our markets and key business relationships, could be difficult to replace. Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management.”

Government responses to economic conditions may adversely affect our operations, financial condition and earnings.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has changed the bank regulatory framework. For example, it has created an independent Consumer Financial Protection Bureau that has assumed the consumer protection responsibilities of the various federal banking agencies, established more stringent capital standards for banks and bank holding companies and resulted in new regulations affecting the lending, funding, trading and investment activities of banks and bank holding companies. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Home Savings Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The new legislation also gives state attorneys general the ability to enforce applicable federal consumer protection laws. The Dodd-Frank Act also requires the federal banking agencies to promulgate rules requiring mortgage lenders to retain a portion of the credit risk related to loans that are securitized and sold to investors. We expect that such rules would make it more difficult for us to sell loans into the secondary market. Bank regulatory agencies also have been responding aggressively to concerns and adverse trends identified in examinations. Ongoing uncertainty and adverse developments in the financial services industry and in the domestic and international credit markets, and the effect of new legislation and regulatory actions in response to these conditions, may adversely affect our operations by restricting our business activities, including our ability to originate or sell loans, modify loan terms, or foreclose on property securing loans.

The full impact of the Dodd-Frank Act on our business will not be known until all of the regulations implementing the statute are adopted and implemented. As a result, we cannot at this time predict the extent to which the Dodd-Frank Act will impact our business, operations or financial condition. However, compliance with these new laws and regulations may require us to make changes to our business and operations and will likely result in additional costs and divert management’s time from other business activities, any of which may adversely impact our results of operations, liquidity or financial condition.

Furthermore, the Board of Governors of the Federal Reserve System, in an attempt to help the overall economy, has, among other things, adopted a low interest rate policy through its targeted federal funds rate and the purchase of mortgage-backed securities. If the Board of Governors of the Federal Reserve System increases the federal funds rate, market interest rates would likely rise, which may negatively affect the housing markets and the U.S. economic recovery.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation. As a bank holding company, Home Bancorp Wisconsin also will be subject to regulation and oversight by the Board of Governors of the Federal Reserve System. Such regulation and supervision govern the activities in which an institution and its holding companies may engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution’s allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, including changes in the regulations governing bank holding companies, could have a material impact on Home Savings Bank, Home Bancorp Wisconsin, and our operations.

In addition to regulation and supervision by bank regulatory agencies, Home Bancorp Wisconsin’s common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. Home Bancorp Wisconsin will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The short-term and long-term impact of the changing regulatory capital requirements and new capital rules is uncertain.

In July, 2013, the Federal Deposit Insurance Corporation and the Federal Reserve Board approved a new rule that will substantially amend the regulatory risk-based capital rules applicable to Home Savings Bank and Home Bancorp Wisconsin. The final rule implements the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act.

The final rule includes new minimum risk-based capital and leverage ratios, which will be effective for Home Savings Bank and Home Bancorp Wisconsin on January 1, 2015, and refines the definition of what constitutes “capital” for purposes of calculating these ratios. The new minimum capital requirements will be: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from current rules); and (iv) a Tier 1 leverage ratio of 4%. The final rule also establishes a “capital conservation buffer” of 2.5% above the new regulatory minimum capital ratios, and when fully effective in 2019, will result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%, (ii) a Tier 1 to risk-based assets capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement would be phased in beginning in January 2016 at 0.625% of risk-weighted assets and would increase each year until fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such activities.

The application of more stringent capital requirements for Home Savings Bank and Home Bancorp Wisconsin could, among other things, result in lower returns on equity, require the raising of additional capital, and result in regulatory actions such as the inability to pay dividends or repurchase shares if we were to be unable to comply with such requirements.

We are significantly increasing our investments in securities available for sale. This increases the risk of adverse adjustments to our capital due to declines in the market value of our securities and the risk of other than temporary impairments of such securities.

During the quarter ended June 30, 2013, in order to enhance the yield on our assets, we began to significantly increase our investments in U.S. agency securities. We anticipate holding a somewhat higher level of securities than we have in the past until we fully deploy the new capital raised in the conversion.

We anticipate holding most of the new securities we acquire on an “available for sale” basis. This means that such securities are reported at fair value. As a result, if the fair value of such securities relative to the book value of such securities declines in the future whether as a result of a change in interest rates, prepayments or credit risk, the after tax effect of such decline would be recorded as a reduction in capital.

We review securities with significant declines in fair value relative to book value on a periodic basis to determine whether they should be considered temporarily or other than temporarily impaired. If one or more of our securities is determined to be other than temporarily impaired, the credit loss must be recognized on our income statement.

Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.

Information technology systems are critical to our business. We use various technology systems to manage our customer relationships, general ledger, securities, deposits, and loans. We have established policies and procedures to prevent or limit the impact of system failures, interruptions, and security breaches, but such events may still occur and may not be adequately addressed if they do occur. In addition any compromise of our systems could deter customers from using our products and services. Although we rely on security systems to provide security and authentication necessary to effect the secure transmission of data, these precautions may not protect our systems from compromises or breaches of security. Threats to information security also exist in our processing of customer information through various third-party vendors and their personnel.

The occurrence of any system failures, interruption, breach of security or cyber attack could damage our reputation and result in a loss of customers and business, subject us to additional regulatory scrutiny or expose us to litigation and possible financial liability. Any of these events could have a material adverse effect on our financial condition and results of operations.

A downturn in the local economy or a decline in real estate values could hurt our ability to realize profits and adversely affect our results of operations.

Our future growth opportunities depend on the growth and stability of our regional economy and our ability to expand our market area as nearly all of our loans are to customers in Dane County, Wisconsin and contiguous counties. A downturn or anemic growth in our local economy may limit funds available for deposit and may negatively affect our borrowers’ ability to repay their loans on a timely basis, both of which could negatively affect our results of operations. Also, a decline in real estate valuations in this market would lower the value of the collateral securing our loans.

We intend to grow our portfolio of home equity loans and lines of credit, which will increase our credit risk.

At September 30, 2013, home equity loans and lines of credit totaled $10.4 million, or 13.2% of total loans. Most of our home equity loans and lines of credit are secured by real estate in Dane County, Wisconsin and contiguous counties. In addition, many of the properties securing our home equity loans and lines of credit are subject to senior liens. As a result, a downturn in local real estate values could cause some of our home equity loans and lines of credit to become inadequately collateralized, which would expose us to a greater risk of loss.

Changes in interest rates could adversely affect our results of operations and financial condition.

Our results of operations depends substantially on our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense paid on our interest-bearing liabilities. Increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable-rate loans. In addition, as market interest rates rise, we will have competitive pressures to increase the rates we pay on deposits. Because interest rates we pay on our deposits would be expected to increase more quickly than the increase in the yields we earn on our interest-earning assets, our net interest income would be adversely affected.

We also are subject to reinvestment risk associated with changes in interest rates. Changes in interest rates may affect the average life of loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the interest rates on existing loans and securities.

Increased interest rates and changes in secondary mortgage market conditions could reduce our earnings from our mortgage banking operations.

Our mortgage banking operations have provided a significant portion of our non-interest income. Our mortgage banking income varies with movements in interest rates, and increases in interest rates could negatively affect our ability to originate loans in the same volume as we have in recent years. In addition to being affected by interest rates, the secondary mortgage markets are also subject to investor demand for residential mortgage loans and increased investor yield requirements for these loans. These conditions may fluctuate or worsen in the future. In light of current conditions, there is greater risk in retaining mortgage loans pending their sale to investors. As a result, a prolonged period of secondary market illiquidity may reduce our loan mortgage production volume and could have a material adverse effect on our financial condition and results of operations.

Risks Related to the Offering

The future price of our common stock may be less than the purchase price in the stock offering.

If you purchase shares of common stock in the stock offering, you may not be able to sell them at or above the purchase price in the stock offering. The purchase price in the offering is based upon an independent third-party appraisal of our pro forma market value. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. Our aggregate pro forma market value as reflected in the final independent appraisal may exceed the market price of our shares of common stock after the completion of the offering, which may result in our stock trading below the initial offering price of $10.00 per share.

We have never issued capital stock and there is no guarantee that a liquid market for our common stock will develop.

We have never issued capital stock and there is no established market for our common stock. We expect that our common stock will be quoted on the OTC Bulletin Board, subject to completion of the offering and compliance with certain conditions. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in shares of our common stock following the offering, but it is under no obligation to do so or to continue to do so once it begins. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers, is likely to be quite limited. As a result, it is unlikely that an active trading market for the common stock will develop, and if an active market develops, it may not continue. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

The capital we raise in the stock offering will negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. We do not expect to have positive earnings until we can fully implement our business plan. However, to the extent we do have net income, we expect our return on equity to remain low until we are able to leverage the additional capital we receive from the stock offering. Although we will be able to increase net interest income using proceeds of the stock offering, our return on equity will be reduced by the capital raised in the stock offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based benefit plan which we intend to adopt. Assuming we are able to return to profitability, until we can fully implement our business plan and increase our net interest income through investment of the proceeds of the offering in higher yielding assets and in operational areas that increase noninterest income, we expect our return on equity to remain relatively low compared to our peer group, which may reduce the value of our shares of common stock.

We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.

Upon completion of the stock offering, we will become a public reporting company. The federal securities laws and regulations of the Securities and Exchange Commission require that we file annual, quarterly and current reports, and that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We expect that the obligations of being a public company, including substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. These obligations will increase our operating expenses and could divert management’s attention from our banking operations. Compliance with the Sarbanes-Oxley

Act of 2002 and the related rules and regulations of the Securities and Exchange Commission will require us to certify the adequacy of our internal controls and procedures, which could require us to upgrade our systems, and/or hire additional staff, which would increase our operating costs.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest in Home Savings Bank net proceeds equal to the lower of: (i) sufficient net proceeds to ensure that, immediately following completion of the conversion, Home Savings Bank will have a Tier 1 capital to average assets ratio of at least 10%, and (ii) the amount of net proceeds that would result in Home Bancorp Wisconsin retaining 1.0% of the net offering proceeds following completion of the Conversion. We also expect to use a portion of the net proceeds we retain to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan. We may use the remaining net proceeds to invest in securities, to pay cash dividends to our stockholders, to repurchase shares of our common stock subject to compliance with applicable regulatory requirements, and for other general corporate purposes. Home Savings Bank may use the net proceeds it receives to fund new loans, to enhance existing products and services and to support the development of new products and services, to invest in securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises, to expand its retail banking franchise by establishing or acquiring a new branch as opportunities arise, although it does not currently have any understandings or agreements to establish or acquire any new branch offices, and for other general corporate purposes. However, with the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. Also, certain of these uses, such as opening or acquiring new branches, would require regulatory approval. We have not established a timetable for reinvesting the net proceeds, and we cannot predict how long it will take to reinvest the net proceeds.

Our stock-based benefit plans will increase our costs, which will reduce our income.

We anticipate that our employee stock ownership plan will purchase 8% of the total shares of common stock sold in the stock offering with funds borrowed from Home Bancorp Wisconsin. The cost of acquiring the shares of common stock for the employee stock ownership plan in the offering will be between $598,400 at the minimum of the offering range and $931,040 million at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expense in an amount equal to the fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

We also intend to adopt one or more stock-based benefit plans after the stock offering that would award participants (at no cost to them) shares of our common stock and/or options to purchase shares of our common stock. The number of shares reserved for awards of restricted stock or grants of stock options under any initial stock-based benefit plan may not exceed 4% (3% in certain circumstances) and 10%, respectively, of the total shares sold in the offering, if these plans are adopted within 12 months after the completion of the conversion. We may reserve shares of common stock for stock awards and stock options in excess of these amounts, provided the stock-based benefit plan is adopted more than one year following the stock offering.

Assuming the market price of the common stock is $10.00 per share; the options are granted with an exercise price of $10.00 per share; the dividend yield on the stock is 0%; the expected option life is ten years; the risk free interest rate is 2.15% (based on the ten-year Treasury rate) and the volatility rate on the shares of common stock is 13.05% (based on an index of publicly traded thrift institutions), the estimated grant-date fair value of the options using a Black-Scholes option pricing analysis is $2.64 per option granted. Assuming this value is amortized over a five-year vesting period, the corresponding pre-tax expense in the first year following the offering for stock option shares issued has been estimated to be $61,400 at the adjusted maximum of the offering range. In addition, assuming that all shares of restricted stock are awarded at a price of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual pre-tax expense in the first year following the offering associated with restricted stock awarded under the stock-based benefit plan has been estimated to be $93,100 at the adjusted maximum of the offering range. Moreover, if we grant shares of common stock or options in excess of these amounts, such grants would increase our costs further.

The fair value of the shares of restricted stock on the date granted under the stock-based benefit plan will be expensed by us over the vesting period of the shares. If the shares of restricted stock to be granted under the plan are repurchased in the open market (rather than issued directly from authorized but unissued shares by Home Bancorp Wisconsin) and cost the same as the purchase price in the stock offering, the reduction to stockholders’ equity due to the stock-based benefit plan would be $465,500 at the adjusted maximum of the offering range. To the extent we repurchase shares of common stock in the open market to fund the grants of shares under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders’ equity would exceed the range described above. Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders’ equity would be less than the range described above.

The implementation of stock-based benefit plans may dilute your ownership interest.

We intend to adopt one or more stock-based benefit plans, which will allow participants to be awarded shares of common stock (at no cost to them) and/or options to purchase shares of our common stock, following the stock offering. These stock-based benefit plans will be funded either through open market purchases of shares of common stock, if permitted, or from the issuance of authorized but unissued shares of common stock. Stockholders would experience a reduction in ownership interest totaling 12.3% in the event newly issued shares are used to fund stock options and awards of shares of common stock under these plans in an amount equal to 10% and 4%, respectively, of the shares sold in the stock offering. We may grant shares of common stock and stock options in excess of these amounts provided the stock-based benefit plan is adopted more than one year following the stock offering. The implementation of the stock-based benefit plan will be subject to stockholder approval. Historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

The corporate governance provisions in our articles of incorporation and bylaws, the articles of incorporation of Home Savings Bank, and the corporate governance provisions of Maryland law, may prevent or impede the holders of our common stock from obtaining representation on our board of directors, restrict stockholder voting rights in certain circumstances, require a supermajority vote of stockholders to amend certain corporate governance provisions of our articles of incorporation, and may impede takeovers of Home Bancorp Wisconsin that our board of directors might conclude are not in the best interest of Home Bancorp Wisconsin or its stockholders.

Provisions in our articles of incorporation and bylaws and the articles of incorporation of Home Savings Bank in stock form may prevent or impede holders of our common stock from obtaining representation on our board of directors and may make takeovers of Home Bancorp Wisconsin more difficult. For example, our board of directors is divided into three classes, only one of which will stand for election annually. A classified board makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.

Our articles of incorporation include a provision that no person will be entitled to vote any shares of our common stock in excess of 10% of our outstanding shares of common stock. This limitation does not apply to the purchase of shares by a tax-qualified employee stock benefit plan established by us. Home Savings Bank’s articles of incorporation will contain a provision that for a period of five years from the closing of the conversion, no person other than Home Bancorp Wisconsin may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Home Savings Bank. This limitation does not apply to the purchase or voting of shares by a tax-qualified employee stock benefit plan established by us, as well as other acquisitions specified in Home Savings Bank’s articles of incorporation.

Our articles of incorporation and bylaws restrict who may call special meetings of stockholders and require that directors may only be removed from office for cause. In addition, certain corporate governance provisions of our articles of incorporation may only be amended by the affirmative vote of 80% of our stockholders, which makes it more difficult for stockholders to amend these provisions.

In considering whether to recommend or approve a merger or acquisition offer, our board of directors may consider several factors beyond the consideration offered per share. Our articles of incorporation allow the board of directors to authorize the issuance of preferred stock with rights and preferences that would impede the completion of a transaction that the board concluded is not in the best interests of Home Bancorp Wisconsin or its stockholders. In addition, in certain instances the Maryland General Corporation Law and our bylaws could require a supermajority vote of our stockholders to approve a merger or other business combination with a large stockholder, if the proposed transaction is not approved by a majority of our directors. See “Restrictions on Acquisition of Home Bancorp Wisconsin, Inc.”

Our stock value may be negatively affected by federal regulations that restrict takeovers.

For three years following the stock offering, applicable regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without prior written regulatory approval. See “Restrictions on Acquisition of Home Bancorp Wisconsin, Inc.” for a discussion of regulations regarding acquisitions of Home Bancorp Wisconsin. Certain prospective investors may choose to purchase shares of a company if they believe that the company will be acquired, thereby potentially increasing its stock value. Regulations that restrict any such acquisition of us or Home Savings Bank for at least three years after the completion of the conversion may negatively affect our stock value.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from reporting requirements that are available to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We are not subject to certain reporting and other requirements that are applicable to other public companies that are not classified as emerging growth companies under federal securities laws. These include, but are not limited to, certain disclosures about our executive compensation, compensation discussion and analysis, and the requirement of holding a non-binding advisory vote on executive compensation. We also will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”), including the additional level of review of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important. In addition, we are eligible to delay adoption of new or revised accounting standards applicable to public companies and we have elected to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards. If we take advantage of any of these exemptions, some investors may find our common stock less attractive, which could hurt our stock price.

We may remain an emerging growth company until the earlier of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.0 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities in the stock offering; (iii) the date on which such company has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under Securities and Exchange Commission regulations (generally, at least $700 million of voting and non-voting equity held by non-affiliates).

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain depositors of Home Savings bank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

SELECTED FINANCIAL AND OTHER DATA

OF HOME SAVINGS BANK

The following tables set forth selected consolidated historical financial and other data of Home Savings Bank for the periods and at the dates indicated. The information at and for the years ended September 30, 2013 and 2012 is derived in part from, and should be read together with, the audited financial statements and notes thereto of Home Savings Bank beginning at page F-1 of this prospectus. The information at and for the year ended September 30, 2011 is derived in part from audited financial statements that are not included in this prospectus. The following information is only a summary, and should be read in conjunction with our consolidated financial statements and notes beginning on page F-1 of this prospectus.

	At September 30,
	2013	2012	2011
	(In thousands)
Selected Financial Condition Data:
Total assets	$115,207	$126,766	$135,167
Cash and cash equivalents	11,652	24,280	9,822
Investment securities	9,350	1,365	3,523
Loans receivable, net	77,116	81,431	96,963
Deposits	100,132	107,727	116,222
Borrowings (1)	5,500	6,500	6,903
Total equity	7,270	10,036	9,780

	For the Years Ended September 30,
	2013	2012	2011
	(In thousands)
Selected Operating Data:
Interest and dividend income	$4,156	$5,087	$5,820
Interest expense	738	1,113	1,602
Net interest income	3,418	3,974	4,218
Provision for loan losses	547	1,025	1,942
Net interest income after provision for loan losses	2,871	2,949	2,276
Noninterest income (2)	1,025	2,359	1,310
Noninterest expenses	5,135	5,065	5,104
Income (loss) before income taxes	(1,239)	243	(1,518)
Income tax expense (benefit)	1,499	60	(641)
Net income (loss) (3)	(2,738)	183	(877)

(1)	At September 30, 2013, excludes $304,000 of overnight federal funds.
(2)	Fiscal year 2012 includes a $1.1 million gain from the sale and partial leaseback of the Bank’s corporate headquarters building.
(3)	During fiscal 2013 we recognized a valuation allowance of $2.0 million against our deferred tax asset.

	At or For the Years Ended September 30,
	2013	2012	2011
Performance Ratios:
Return on average assets	(2.23)%	0.14%	(0.62)%
Return on average equity	(28.04)%	1.83%	(8.66)%
Interest rate spread (1)	3.18%	3.61%	3.52%
Net interest margin (2)	3.19%	3.59%	3.47%
Noninterest expense to average assets	4.18%	3.97%	3.59%
Efficiency ratio (3)	115.58%	80.27%	92.33%
Average equity to average assets	7.95%	7.70%	7.12%
Capital Ratios:
Total capital to risk weighted assets	11.57%	12.67%	11.46%
Tier 1 capital to risk weighted assets	10.31%	11.42%	10.22%
Tier 1 capital to average assets	6.05%	6.69%	6.59%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans (4)	1.46%	1.32%	1.04%
Allowance for loan losses as a percentage of non-performing loans (5)	191.96%	112.38%	78.85%
Net charge-offs to average outstanding loans during the period	0.63%	1.05%	2.33%
Non-performing loans as a percentage of total loans	0.76%	1.21%	1.39%
Non-performing assets as a percentage of total assets	1.39%	1.71%	1.87%
Total non-performing assets and accruing troubled debt restructurings as a percentage of total assets	2.12%	2.63%	2.40%
Other:
Number of offices	4	4	4

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2)	Represents net interest income as a percentage of average interest-earning assets.
(3)	Represents noninterest expense divided by the sum of net interest income and noninterest income.
(4)	Includes loans held for sale.
(5)	Excludes accruing troubled debt restructurings.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•

our ability to execute on our business strategy to increase our origination of multi-family residential loans, one- to four-family investment property loans, commercial real estate loans and home equity loans and lines of credit;

•	our ability to comply with the memorandum of understanding;

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	adverse changes in the securities markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate de novo or acquired branches, if any;

•	changes in consumer spending, borrowing and savings habits;

•

changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

•	changes in our organization, compensation and benefit plans; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 16.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $6.2 million and $8.8 million, or $10.4 million if the offering range is increased by 15%.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	748,000 shares		880,000 Shares		1,012,000 shares		1,163,800 shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Offering proceeds	$7,480		$8,800		$10,120		$11,638
Less offering expenses (2)	(1,275)		(1,275)		(1,275)		(1,275)

Net offering proceeds	$6,205	100.0%	$7,525	100.0%	$8,845	100.0%	$10,363	100.0%

Distribution of net proceeds:
To Home Savings Bank	$5,545	89.4%	$6,472	86.0%	$6,634	75.0%	$6,840	66.0%
To fund loan to employee stock ownership plan	$598	9.6%	$704	9.4%	$810	9.2%	$931	9.0%
Retained by Home Bancorp Wisconsin	$62	1.0%	$349	4.6%	$1,401	15.8%	$2,592	25.0%

(1)	As adjusted to give effect to an increase in the number of shares sold, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that all shares of common stock are sold in the subscription and community offerings.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Home Savings Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

At September 30, 2013, Home Savings Bank exceeded the capital requirements to be considered “well capitalized” under federal regulations, including a Tier 1 capital to total average assets ratio of 6.05%. However, Home Savings Bank has entered into a memorandum of understanding with the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation under which Home Savings Bank has agreed to maintain a Tier 1 capital to total average assets ratio of at least 8.0%. See “Regulation and Supervision—Informal Agreements with Regulators.” We intend to invest in Home Savings Bank net proceeds equal to the lower of: (i) sufficient net proceeds to ensure that, immediately following completion of the conversion, Home Savings Bank will have a Tier 1 capital to average assets ratio of at least 10%, and (ii) the amount of net proceeds that would result in Home Bancorp Wisconsin retaining 1.0% of the net offering proceeds following completion of the Conversion. As indicated in the table above, at the midpoint, maximum and adjusted maximum of the offering range, the proceeds invested in Home Savings Bank will result in the Bank having a Tier 1 capital to average assets ratio of at least 10%. The proceeds invested in Home Savings Bank would only result in a Tier 1 capital to average assets ratio of less than 10% if the number of shares sold in the offering is less than the midpoint of the offering range. At the minimum of the offering range, Home Savings Bank’s Tier 1 capital to average assets ratio immediately following the completion of the conversion would equal 9.48%. See the section of this prospectus titled “Historical and Pro Forma Regulatory Capital Compliance” for information on our pro forma capital levels following the completion of the conversion.

Home Bancorp Wisconsin may use the proceeds it retains from the offering:

•	to fund a loan to the employee stock ownership plan to purchase shares of Home Bancorp Wisconsin’s common stock;

•	to invest in securities; and

•	for other general corporate purposes.

Initially, we intend to invest a substantial portion of the net proceeds in investment grade securities, including securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises.

Home Bancorp Wisconsin also may use the proceeds it retains from the offering to pay cash dividends to its stockholders and to repurchase shares of its common stock, subject to compliance with applicable regulatory requirements. However, dividend payments, if any, are not expected to be considered until our results of operations improve. See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. In addition, under applicable federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Board of Governors of the Federal Reserve System) or tax qualified employee stock benefit plans.

Home Savings Bank may use the net proceeds it receives from the offering:

•	to fund new loans;

•	to enhance existing products and services and to support the development of new products and services;

•	to invest in securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises;

•

to expand our retail banking franchise by establishing or acquiring a new branch as opportunities arise, although we do not currently have any understandings or agreements to establish or acquire any new branch offices; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of opportunities to expand our operations through establishing or acquiring new branches, our ability to receive regulatory approval for any such expansion activities, and overall market conditions.

We expect our return on equity to decrease as compared to our performance in recent years, until we are able to reinvest effectively the additional capital raised in the stock offering. See “Risk Factors—Risks Related to the Offering—Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance and the value of our common stock.”

OUR DIVIDEND POLICY

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, we do not expect to pay any dividends until our results of operations improve.

In determining whether to pay a cash dividend and the amount of such cash dividend, the board of directors would be expected to take into account a number of factors, including capital requirements, our financial condition and results of operations, other uses of funds for the long-term value of stockholders, tax considerations, statutory and regulatory limitations and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future. Special cash dividends, stock dividends or returns of capital, to the extent permitted by regulations and policies of the Board of Governors of the Federal Reserve System, the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation, may be paid in addition to, or in lieu of, regular cash dividends.

We will file a consolidated federal tax return with Home Savings Bank. Accordingly, it is anticipated that any cash distributions that we make to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes. Additionally, pursuant to regulations of the Board of Governors of the Federal Reserve System, during the three-year period following the stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Pursuant to our articles of incorporation, we are authorized to issue preferred stock. If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock of Home Bancorp Wisconsin, Inc.—Common Stock.” Dividends we can declare and pay will depend, in part, upon receipt of dividends from Home Savings Bank, because initially we will have no source of income other than dividends from Home Savings Bank and earnings from the investment of the net proceeds from the sale of shares of common stock retained by Home Bancorp Wisconsin and interest payments received in connection with the loan to the employee stock ownership plan. Federal and Wisconsin regulations impose limitations on “capital distributions” by savings institutions. See “Regulation and Supervision—Dividends.”

Any payment of dividends by Home Savings Bank to us that would be deemed to be drawn out of Home Savings Bank’s bad debt reserves, if any, would require a payment of taxes at the then-current tax rate by Home Savings Bank on the amount of earnings deemed to be removed from the reserves for such distribution. Home Savings Bank does not intend to make any distribution to us that would create such a federal tax liability. See “Taxation.”

MARKET FOR THE COMMON STOCK

Home Bancorp Wisconsin is a newly formed company and has never issued capital stock. Home Savings Bank as a mutual institution, has never issued capital stock. Home Bancorp Wisconsin expects that its common stock will be quoted on the OTC Bulletin Board. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the conversion and stock offering, but it is under no obligation to do so.

The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers, is likely to be quite limited. As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue. Furthermore, we cannot assure you that, if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At September 30, 2013, Home Savings Bank exceeded the capital requirements to be considered “well capitalized” under federal regulations, including a Tier 1 capital to average assets ratio of 6.05%. However, Home Savings Bank has entered into a memorandum of understanding with the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation under which Home Savings Bank has agreed to maintain a Tier 1 capital to average assets ratio of at least 8.0%. See “Regulation and Supervision—Informal Agreements with Regulators.” We intend to invest in Home Savings Bank net proceeds equal to the lower of: (i) sufficient net proceeds to ensure that, immediately following completion of the conversion, Home Savings Bank will have a Tier 1 capital to average assets ratio of at least 10%, and (ii) the amount of net proceeds that would result in Home Bancorp Wisconsin retaining 1.0% of the net offering proceeds following completion of the Conversion. As indicated in the following table and in the table in the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering”, at the midpoint, maximum and adjusted maximum of the offering range, the proceeds invested in Home Savings Bank will result in the Bank having a Tier 1 capital to average assets ratio of at least 10%. The proceeds invested in Home Savings Bank would only result in a Tier 1 capital to average assets ratio of less than 10% if the number of shares sold in the offering is less than the midpoint of the offering range. At the minimum of the offering range, Home Savings Bank’s Tier 1 capital to average assets ratio immediately following the completion of the conversion would equal 9.48%.

The table below sets forth the historical equity capital and regulatory capital of Home Savings Bank at September 30, 2013, and the pro forma equity capital and regulatory capital of Home Savings Bank after giving effect to the sale of shares of common stock at $10.00 per share. The table assumes the receipt by Home Savings Bank of approximately $5.5 million, $6.5 million, $6.6 million and $6.8 million at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. See “How We Intend to Use the Proceeds from the Offering.”

	Home Savings Bank Historical at September 30, 2013		Pro Forma at September 30, 2013, Based Upon the Sale in the Offering of (1)
			748,000 shares		880,000 shares		1,012,000 shares		1,163,800 shares (2)
	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)
	(Dollars in thousands)
Equity	$7,270	6.31%	$11,919	9.87%	$12,686	10.43%	$12,689	10.41%	$12,713	10.42%

Tier 1 leverage capital	$7,266	6.05%	$11,915	9.49%	$12,682	10.02%	$12,685	10.01%	$12,708	10.02%
Requirement (4)	6,002	5.00	6,279	5.00	6,326	5.00	6,334	5.00	6,344	5.00

Excess	$1,264	1.05%	$5,635	4.49%	$6,356	5.02%	$6,352	5.01%	$6,364	5.02%

Tier 1 risk-based capital (5)	$7,266	10.31%	$11,915	16.65%	$12,682	17.68%	$12,685	17.67%	$12,708	17.70%
Requirement	4,227	6.00	4,293	6.00	4,304	6.00	4,306	6.00	4,309	6.00

Excess	$3,039	4.31%	$7,621	10.65%	$8,377	11.68%	$8,379	11.67%	$8,399	11.70%

Total risk-based capital (5)	$8,150	11.57%	$12,793	17.89%	$13,566	18.91%	$13,569	18.91%	$13,592	18.93%
Requirement (4)	7,044	10.00	7,155	10.00	7,174	10.00	7,177	10.00	7,181	10.00

Excess	$1,106	1.57%	$5,642	7.89%	$6,392	8.91%	$6,392	8.91%	$6,411	8.93%

Reconciliation of capital infused into Home Savings Bank:
Net proceeds of offering			$6,205		$7,525		$8,845		$10,363

Net proceeds infused into Home Savings Bank			$5,545		$6,472		$6,634		$6,840
Less: Common stock acquired by employee stock ownership plan			598		704		810		931
Less: Common stock acquired by stock-based incentive plan (6)			299		352		405		466

Pro forma increase			$4,649		$5,416		$5,419		$5,443

(1)	Pro forma capital levels assume that the employee stock ownership plan purchases 8% of the shares of common stock sold in the stock offering with funds we lend and that our stock-based equity plan purchases 4% of the shares sold in the offering for restricted stock awards. Pro forma capital calculated under U.S. generally accepted accounting principles (“GAAP”) and regulatory capital have been reduced by the amount required to fund these plans. See “Management” for a discussion of the employee stock ownership plan.
(2)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(3)	Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4)	The current core capital requirement is 3% of total average assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other financial institutions. Home Savings Bank currently operates under a memorandum of understanding with the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation which requires that it achieve and maintain Tier 1 capital at a level equal to 8.0% of total average assets and total risk-based capital of 12.0% of risk-weighted assets.
(5)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.
(6)	The table assumes that Home Bancorp Wisconsin will fund the purchase of all shares of common stock to be awarded by the stock-based incentive plan. Alternatively, depending on whether Home Bancorp Wisconsin has cash available to fund the purchase of all shares at the time they are awarded under the plan and other factors, the shares awarded under the stock-based incentive plan may be funded through other means or through the use of authorized but unissued shares of common stock. If authorized but unissued shares of common stock are used, stockholders would have their ownership and voting interests diluted. See the tables and footnotes thereto included in this prospectus under the heading “Pro Forma Data.”

CAPITALIZATION

The following table presents the historical consolidated capitalization of Home Savings Bank at September 30, 2013 and the pro forma consolidated capitalization of Home Bancorp Wisconsin after giving effect to the conversion and offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Home Savings Bank at September 30, 2013	Pro Forma at September 30, 2013 Based upon the Sale in the Offering at $10.00 per Share of
		748,000 Shares	880,000 Shares	1,012,000 Shares	1,163,800 Shares (1)
	(Dollars in thousands, except per share amounts)
Deposits (2)	$100,132	$100,132	$100,132	$100,132	$100,132
Borrowings (3)	5,804	5,804	5,804	5,804	5,804

Total deposits	$105,936	$105,936	$105,936	$105,936	$105,936

Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized (post-conversion)	$—	$—	$—	$—	$—
Common stock, $0.01 par value, 30,000,000 shares authorized (post-conversion); shares to be issued as reflected (4) (5)	—	7	9	10	12
Additional paid-in capital (5)	—	6,198	7,516	8,835	10,351
Retained earnings (6)	7,266	7,266	7,266	7,266	7,266
Accumulated other comprehensive income	4	4	4	4	4
Less:
Common stock held by employee stock ownership plan (7)	—	598	704	810	931
Common stock to be acquired by stock-based benefit plan (8)	—	299	352	405	466

Total stockholders’ equity	$7,270	$12,578	$13,739	$14,900	$16,236

Pro forma shares outstanding	—
Total stockholders’ equity as a percentage of total assets (2)	6.31%	10.44%	11.29%	12.13%	13.08%
Tangible equity as a percentage of tangible assets (2)	8.31%	10.44%	11.29%	12.13%	13.08%
Tangible book value per share	$—	$16.82	$15.61	$14.72	$13.95

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.
(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(3)	At September 30, 2013, excludes $304,000 of overnight federal funds.
(4)	No effect has been given to the issuance of additional shares of Home Bancorp Wisconsin common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of Home Bancorp Wisconsin common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans.
(5)	On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of Home Bancorp Wisconsin common stock to be outstanding.
(6)	The retained earnings of Home Savings Bank will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Regulation and Supervision.”
(7)	Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Home Bancorp Wisconsin. The loan will be repaid principally from Home Savings Bank’s contributions to the employee stock ownership plan. Since Home Bancorp Wisconsin will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Home Bancorp Wisconsin’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(8)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans in open market purchases by Home Bancorp Wisconsin. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As Home Bancorp Wisconsin accrues compensation expense to reflect the vesting of shares pursuant to the stock-based benefit plan, the credit to equity will be offset by a charge to noninterest expense. Implementation of the stock-based benefit plans will require stockholder approval.

PRO FORMA DATA

The following table summarizes historical data of Home Savings Bank and pro forma data of Home Bancorp Wisconsin at and for the year ended September 30, 2013. This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the table are based upon the following assumptions:

•	all shares of common stock will be sold in the subscription offering;

•

our employee stock ownership plan will purchase 8% of the shares of common stock sold in the stock offering with a loan from Home Bancorp Wisconsin. The loan will be repaid in substantially equal payments of principal and interest (at the prime interest rate, adjusted annually) over a period of 25 years;

•	expenses of the stock offering, including fees and expenses to be paid to Keefe, Bruyette & Woods, Inc., will be $1.3 million.

Pro forma earnings on net proceeds have been calculated assuming the stock has been sold at the beginning of the period and the net proceeds have been invested at a yield of 1.02% for the year ended September 30, 2013. This represents the five-year U.S. Treasury Note rate in effect at the time of the original appraisal, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by federal regulations. The pro forma after-tax yield on the net proceeds from the offering is assumed to be 0.67% for the year ended September 30, 2013, based on an effective tax rate of 34.0%.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. We adjusted the earnings figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of stock-based benefit plans. Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of our outstanding shares of common stock at the same price for which they were sold in the stock offering. We assume that shares of common stock are granted under the plans in awards that vest over a five-year period.

We have also assumed that the stock-based benefit plans will grant options to acquire shares of common stock equal to 10% of our outstanding shares of common stock. In preparing the table below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.64 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 13.05% for the shares of common stock, no dividend yield, an expected option life of ten years and a risk-free interest rate of 2.15%. Finally, we assumed that 25% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed tax rate of 34.0%) for a deduction equal to the grant date fair value of the options.

We may reserve shares for the exercise of stock options and the grant of stock awards under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering. In addition, we may grant options and award shares that vest more rapidly than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to invest in Home Savings Bank net proceeds equal to the lower of: (i) sufficient net proceeds to ensure that, immediately following completion of the conversion, Home Savings Bank will have a Tier 1 capital to average assets ratio of at least 10%, and (ii) the amount of net proceeds that would result in Home Bancorp Wisconsin retaining 1.0% of the net offering proceeds following completion of the Conversion. We will use portions of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use. See “How We Intend to Use the Proceeds from the Offering.”

The pro forma table does not give effect to: (i) withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering; (ii) our results of operations after the stock offering; or (iii) changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders’ equity does not give effect to the impact of intangible assets, bad debt reserve or the liquidation account we will establish in the conversion in the unlikely event we are liquidated.

	At or For the Year Ended September 30, 2013 Based Upon the Sale at $10.00 Per Share of
	748,000 Shares		880,000 Shares		1,012,000 Shares		1,163,800 Shares (1)
	(Dollars in thousands, except per share amounts)
Gross Proceeds of Offering	$7,480		$8,800		$10,120		$11,638
Less: expenses	(1,275)		(1,275)		(1,275)		(1,275)

Estimated net proceeds	6,205		7,525		8,845		10,363
Less: Common stock purchased by ESOP (2)	(598)		(704)		(810)		(931)
Less: Common stock awarded under stock-based benefit plans (3)	(299)		(352)		(405)		(466)

Estimated net cash proceeds	$5,308		$6,469		$7,630		$8,966

For the Year Ended September 30, 2013
Consolidated net income:
Historical	$(2,738)		$(2,738)		$(2,738)		$(2,738)
Pro forma income on net proceeds	36		44		51		60
Pro forma ESOP adjustment (2)	(16)		(19)		(21)		(25)
Pro forma stock award adjustment (3)	(39)		(46)		(53)		(61)
Pro forma stock option adjustment (4)	(36)		(43)		(49)		(56)

Pro forma net income	$(2,793)		$(2,802)		$(2,810)		$(2,820)

Per share net income:
Historical	$(3.96)		$(3.37)		$(2.93)		$(2.55)
Pro forma income on net proceeds	0.05		0.05		0.05		0.06
Pro forma ESOP adjustment (2)	(0.02)		(0.02)		(0.02)		(0.02)
Pro forma stock award adjustment (3)	(0.06)		(0.06)		(0.06)		(0.06)
Pro forma stock option adjustment (4)	(0.05)		(0.05)		(0.05)		(0.05)

Pro forma net income per share (5)	$(4.04)		$(3.45)		$(3.01)		$(2.62)

Offering price as a multiple of pro forma net income per share	(2.47	)x	(2.90	)x	(3.32	)x	(3.81	)x
Number of shares outstanding for pro forma net income per share calculations (5)	690,554		812,416		934,278		1,074,420
At September 30, 2013
Stockholders’ equity:
Historical	$7,270		$7,270		$7,270		$7,270
Estimated net proceeds	6,205		7,525		8,845		10,363
Less: Common stock acquired by ESOP (2)	(598)		(704)		(810)		(931)
Less: Common stock awarded under stock-based benefit plans (3)(4)	(299)		(352)		(405)		(466)

Pro forma stockholders’ equity	$12,578		$13,739		$14,900		$16,236

Stockholders’ equity per share:
Historical	$9.72		$8.26		$7.18		$6.25
Estimated net proceeds	8.30		8.55		8.74		8.90
Less: Common stock acquired by ESOP (2)	(0.80)		(0.80)		(0.80)		(0.80)
Less: Common stock awarded under stock-based benefit plans (3)(4)	(0.40)		(0.40)		(0.40)		(0.40)

Pro forma stockholders’ equity per share (6)	$16.82		$15.61		$14.72		$13.95

Offering price as percentage of pro forma stockholders’ equity per share	59.45%		64.06%		67.93%		71.68%
Number of shares outstanding for pro forma book value per share calculations	748,000		880,000		1,012,000		1,163,800

(footnotes begin on following page)

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that 8% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Home Bancorp Wisconsin. Home Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Home Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 25 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employer Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Home Savings Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined tax rate of 34.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 2,394, 2,816, 3,238 and 3,724 shares were committed to be released during the year ended September 30, 2013 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of income per share calculations.
(3)	If approved by Home Bancorp Wisconsin’s stockholders, one or more stock-based benefit plans may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering (3% if the tangible capital to assets ratio is less than 10% following the offering), or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion. Stockholder approval of the stock-based benefit plans, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Home Bancorp Wisconsin or through open market purchases. The table assumes that Home Bancorp Wisconsin will fund the purchase of all shares of common stock to be awarded by the stock-based incentive plans. The table also assumes that (i) the stock-based benefit plans acquire the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plans is amortized as an expense during the fiscal year, and (iii) the stock-based benefit plans expense reflects an effective combined tax rate of 34.0%. The stock awards may also be made using authorized but unissued shares of common stock. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock equal to 4% of the shares sold in the offering are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.9%.
(4)	If approved by Home Bancorp Wisconsin’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock options to be granted under stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.64 for each option, and the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. The actual expense of the stock options to be granted under the stock-based benefit plans will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock used to fund stock options (equal to 10% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.1%.
(5)	Income (loss) per share computations are determined by taking the number of shares assumed to be sold in the offering and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the period. Income (loss) per share computations assume that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan, equal to 59,840, 70,400, 80,960 and 93,104 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, and an equal number of shares (1/25th of the total per year based on a 25-year loan) will be released each year over the term of the loan. Income (loss) per share computations assume that 2,394, 2,816, 3,238 and 3,724 shares were committed to be released during the year ended September 30, 2013 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, resulting in employee stock ownership plan shares that have not been committed to be released during the year of 57,446, 67,584, 77,722 and 89,380 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.
(6)	The retained earnings of Home Savings Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion and analysis reflects our financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited and unaudited financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Home Savings Bank provided in this prospectus.

Overview

Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans, investment securities and other interest-earning assets (primarily cash equivalents), and the interest we pay on our interest-bearing liabilities, consisting primarily of money market accounts, certificates of deposit, savings accounts, NOW accounts and borrowings. Our results of operations also are affected by our provisions for loan losses, noninterest income, and noninterest expense. Noninterest income consists of fees and service charges, mortgage banking income, income from bank-owned life insurance and other income. Noninterest expense consists of employee compensation and benefits, occupancy and equipment, data processing and office expense, professional fees, operations of other real estate owned, advertising and promotions, examinations and FDIC assessments, and other expenses.

Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities. Additionally, because our lending activity is concentrated in loans secured by residential and commercial real estate located in Dane County, Wisconsin and contiguous counties, downturns in this regional economy could have a negative impact on our earnings.

Total assets decreased $11.6 million, or 9.1%, to $115.2 million at September 30, 2013 from $126.8 million at September 30, 2012. The decrease was primarily due to decreases of $12.6 million in cash and cash equivalents, $4.3 million in net loans and $2.2 million in loans held for sale, partially offset by an increase of $8.0 million in total securities. During the year ended September 30, 2013 and the year ended September 30, 2012, we decreased our loans as part of our efforts to shrink our assets to improve our capital ratios pursuant to an informal agreement with the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation. We intend to increase our interest-earning assets following the completion of the conversion. The decreases in assets were accompanied by decreases in total certificates of deposit of $11.9 million. Specifically, brokered certificates of deposits declined $5.0 million, certificates of deposit from deposit listing services fell $4.6 million and retail certificates of deposit decreased $2.3 million. The $11.9 million decrease in certificates of deposit was partially offset by growth in money market and savings deposits and demand deposits of $3.0 million and $1.3 million, respectively.

During the year ended September 30, 2013 we recorded a loss of $2.7 million compared to net income of $183,000 for the year ended September 30, 2012. However, our results of operations for the year ended September 30, 2013 were negatively impacted by the recognition of a valuation allowance of $2.0 million against our deferred tax asset, and our results of operations for the year ended September 30, 2012 were positively impacted by a $1.1 million gain on sale from the sale and partial leaseback of the building in which one of our branch offices is located. Additional discussion of the $2.0 million valuation allowance against our deferred tax asset is discussed below under “—Income Taxes and Accounting for Valuation Allowance on Deferred Tax Asset.” We have recently experienced significant operational losses. See “—Recent Operational Losses and Anticipated Increase in Noninterest Expense” below.

Recent Operational Losses and Anticipated Increase in Noninterest Expense

We recorded net losses in each of the fiscal years from 2008 through 2011, and in fiscal 2013. Although we recorded net earnings for fiscal 2012, such earnings were due to a gain on sale and partial leaseback of the building in which one of our four branch offices is located.

The primary reasons for our net losses in 2008 through 2011 were increases in our provision for loan losses due to loans charged off, as well as an increase in noninterest expenses. The increase in the provision for loan losses was due to loans charged off primarily related to participations in out-of-market construction and land development loans that we did not originate. To address these issues we have focused on improving our asset quality and reducing the growth of noninterest expenses. With respect to asset quality, we have reduced our participations in out-of-market construction and land development loans, enhanced our delinquent loan monitoring system, tightened our loan approval authorities, and will continue our practice of having third party loan reviews. At September 30, 2013, non-performing assets totaled 1.4% of total assets, compared to 3.8% at September 30, 2010.

Our provision for loan losses for fiscal 2013 was $547,000 compared to $1.0 million for fiscal 2012. However, our net interest income after provision for loan losses decreased by $78,000 in fiscal 2013 as we have continued to reduce our interest earning assets due to regulatory capital concerns. In addition, during fiscal 2013 our noninterest income decreased. While the decrease in noninterest income was primarily due to the $1.1 million gain on sale in fiscal 2012 discussed above, noninterest income for fiscal 2013, excluding the effect of the gain on sale, decreased by $233,000. Our results of operations will continue to be negatively impacted until we are able to increase out net interest income and noninterest income relative to our noninterest expenses.

Although we have focused on reducing the growth of our noninterest expenses, we do not believe that we can materially reduce such expenses in the current environment without impairing our customer service, competitiveness and our ability to maintain regulatory compliance. As a result, to improve our results of operations we have adopted a plan to grow our earnings base, especially the size of our loan portfolio, while reducing our noninterest expenses to the extent feasible. See “—Business Strategy” below. Although the capital raised in the conversion will support this effort, the conversion will have a short-term adverse impact on our operating results due to ongoing expenses related to being a public company. These additional expenses include costs related to becoming a public company, increased compensation expenses associated with our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans after the completion of the conversion. See “Risk Factors—Our stock-based benefit plans would increase our expenses and reduce our net income;” and “Management—Benefits to be Considered Following Completion of the Conversion.”

Based on the above, we do not anticipate net income until we experience significant growth in our earnings base pursuant to our business plan. Assuming the successful execution of our business plan, we expect that we will return to profitability in the fourth quarter of fiscal 2015. There can be no assurances, however, that we will successfully execute on our business plan and be able to return to profitability in the timeframe we expect or at all.

Business Strategy

Our principal objective is to build long-term value for our stockholders by operating a community-oriented financial institution dedicated to meeting the banking needs of our customers.

Highlights of our business strategy include:

•

Growing our earnings base by increasing our loan portfolio and continuing to expand our products and service delivery channels. As a result of the competitive and regulatory challenges of operating in today’s environment, noninterest expense levels have risen for most community financial institutions, including Home Savings Bank. A key part of our plan for improving our financial performance is to increase our earnings base, especially the size of our loan portfolio, while reducing our noninterest expenses to the extent feasible. To support this effort and to expand our customer base, we also intend to continue to enhance our existing products and services as well as develop additional products and service delivery channels. We believe that our current infrastructure is sufficient to support an expansion of our earnings base without incurring significant additional operating expenses.

•

Emphasizing the origination of short term fixed rate loans and adjustable rate loans for the purchase and refinance of multi-family properties and non owner occupied one- to four-family properties. We believe that one of our best opportunities to enhance interest income in the current interest rate environment is by emphasizing the origination of adjustable-rate and short term fixed rate residential mortgage loans. Because of our proximity to the University of Wisconsin–Madison, a significant portion of the housing stock in our primary lending market is comprised of non owner occupied one- to four-family and multi-family properties. We intend to increase our portfolio of short term fixed rate loans and adjustable rate loans to investors for the purchase and refinance of these types of properties. In addition to providing higher yields than our conforming one- to four-family loans, these adjustable rate and shorter term fixed rate loans assist us in managing our interest rate risk.

•

Emphasizing the origination of short term fixed rate and adjustable rate commercial real estate loans. We intend to emphasize the origination of short term fixed rate and adjustable rate commercial real estate loans. To support this effort, we have recently hired an experienced commercial real estate lender and a new commercial credit analyst. In addition to providing higher yields than our conforming one- to four-family loans, these adjustable rate and shorter term fixed rate loans assist us in managing our interest rate risk.

•

Continuing to build our “core” deposits consisting of demand, NOW, savings and money market accounts. At September 30, 2013, our core deposits, which we define as deposits other than certificates of deposit equaled $69.4 million, or 69.4% of total deposits, compared to $59.0 million, or 47.6% of total deposits at September 30, 2010. We believe our implementation of additional products, service delivery channels and technological enhancements, such as online and mobile banking applications, will assist us in increasing our core deposits. In addition, we believe our emphasis on adjustable rate and short-term fixed rate loans for non owner occupied residential properties will provide opportunities for transaction account relationships with real estate investors.

•

Growing our mortgage banking operations, subject to market conditions and to the extent management determines appropriate, to increase our noninterest income while managing interest rate risk. We sell a portion of our conforming one- to four-family mortgage loans with terms of 15 years or more in the secondary market. We determine the amount of such loans that we sell based on interest rate risk and balance sheet considerations. During recent years, we have sold substantially all of such loans, although, depending on market conditions, we may not do so in the future. In addition to generating noninterest income and assisting in our management of interest rate risk, the sale of conforming one- to four-family mortgage loans provides additional liquidity for our strategy of increasing higher yielding loans including multi-family residential loans, non owner occupied one- to four-family residential loans and commercial real estate loans.

•

Continuing to focus on asset quality. We have sought to build strong asset quality by following conservative underwriting guidelines, sound loan administration, and focusing on loans secured by real estate primarily located within our market area. Due in part to the recent economic recession, our non-performing assets began to increase in 2008. At September 30, 2010, non-performing assets totaled $5.9 million, or 3.8% of total assets. However, at September 30, 2013, our level of non-performing assets had decreased to $1.6 million, or 1.4% of total assets.

•

Continuing our community-oriented focus. As a community banking organization, we intend to continue to play an active role in the communities that we serve. Our commitment to our community is reflected in the “outstanding” rating that we received in our most recent community reinvestment act examination. We understand the financial needs of our local customers, and we offer a broad range of financial products and services specifically designed to meet those needs. According to ESRI, a private provider of demographic data, between 2010 and 2017, the population and median household income of Dane County are projected to increase by 7.7% and 14.5%, respectively, faster than for both Wisconsin and the United States, and we believe that we are well positioned to grow along with our immediate market area and community.

Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with generally accepted accounting principles used in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represent our critical accounting policies:

Allowance for Loan Losses. The allowance for loan losses is the estimated amount considered necessary to cover inherent, but unconfirmed, credit losses in the loan portfolio at the balance sheet date. The allowance is established through the provision for losses on loans which is charged against income. In determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of our most critical accounting policies.

Management performs a quarterly evaluation of the allowance for loan losses. Consideration is given to a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

The analysis has two components, specific and general allocations. Specific percentage allocations can be made for unconfirmed losses related to loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. If the fair value of the loan is less than the loan’s carrying value, a charge is recorded for the difference. The general allocation is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze historical loss experience, delinquency trends, general economic conditions and geographic and industry concentrations. This analysis establishes factors that are applied to the loan groups to determine the amount of the general reserve. Actual loan losses may be significantly more than the allowances we have established which could result in a material negative effect on our financial results.

Securities Valuation and Impairment. We classify our investments in debt and equity securities as either held-to-maturity or available-for-sale. Securities classified as held-to maturity are recorded at cost or amortized cost. Available-for-sale securities are carried at fair value. We obtain our fair values from a third party service. This service’s fair value calculations are based on quoted market prices when such prices are available. If quoted market prices are not available, estimates of fair value are computed using a variety of techniques, including extrapolation from the quoted prices of similar instruments or recent trades for thinly traded securities, fundamental analysis, or through obtaining purchase quotes. Due to the subjective nature of the valuation process, it is possible that the actual fair values of these investments could differ from the estimated amounts, thereby affecting our financial position, results of operations and cash flows. If the estimated value of investments is less than the cost or amortized cost, we evaluate whether an event or change in circumstances has occurred that may have a significant adverse effect on the fair value of the investment. If such an event or change has occurred and we determine that the impairment is other-than-temporary, we expense the impairment of the investment in the period in which the event or change occurred. We also consider how long a security has been in a loss position in determining if it is other than temporarily impaired. Management also assesses the nature of the unrealized losses taking into consideration factors such as changes in risk-free interest rates, general credit spread widening, market supply and demand, creditworthiness of the issuer, and quality of the underlying collateral. At September 30, 2013, 100%, of our securities were issued by the U.S. government, U.S. government agencies or U.S. government-sponsored enterprises.

Foreclosed Assets. Assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less cost to sell and are included in other assets. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

Income Taxes and Accounting for Valuation Allowance on Deferred Tax Asset. We determine deferred tax assets and liabilities using the liability method. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the current enacted tax rates that will be in effect when these differences are expected to reverse. Provision (credit) for deferred taxes is the result of changes in the deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion of the deferred tax asset will not be realized. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets.

We assessed our operating losses during fiscal 2008 through 2011 and 2013, estimated future operating results, tax planning strategies and the timing of reversals of temporary differences. At September 30, 2013, we determined that it is more likely than not that the deferred tax asset may not be realized. Accordingly, a valuation allowance has been established for the entire amount of our deferred tax asset at September 30, 2013. See Note 10 to Consolidated Financial Statements for further discussion regarding the valuation allowance on the deferred tax asset.

Comparison of Financial Condition at September 30, 2013 and 2012

Total assets decreased $11.6 million, or 9.1%, to $115.2 million at September 30, 2013 from $126.8 million at September 30, 2012. The decrease was primarily the result of a $12.6 million decrease in cash and cash equivalents, a $4.3 million decrease in net loans, a $2.2 million decrease in loans held for sale and a $1.9 million decrease in other assets, partially offset by an $8.0 million increase in total investment securities and a $1.9 million increase in other interest bearing deposits. During fiscal 2013 we decreased our loans as part of our efforts to improve our regulatory capital ratios pursuant to an informal agreement with the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation. We intend to increase our interest-earning assets following the completion of the conversion. Cash and cash equivalents decreased as we began to invest these assets in U.S. agency securities to enhance the yield on our assets. The decrease in assets was accompanied by a decrease in certificates of deposit of $11.9 million. Specifically, brokered certificates of deposits declined $5.0 million, certificates of deposit from deposit listing services fell $4.6 million and retail certificates of deposit decreased $2.3 million.

Net loans, excluding loans held for sale, decreased $4.3 million, or 5.3%, to $77.1 million at September 30, 2013 from $81.4 million at September 30, 2012. The decrease in net loans during fiscal 2013 was the result of decreases in each category of loans except for one- to four-family investment property loans and multi-family residential loans. One- to four-family residential loans, excluding investment property loans, decreased $2.2 million, commercial real estate loans decreased $3.7 million, home equity loans and lines of credit decreased $2.1 million, and consumer loans decreased $222,000, while multi-family residential loans increased $3.2 million and one- to four-family investment property loans increased $1.5 million. Loans held for sale decreased $2.2 million to no loans held for sale at September 30, 2013. The decrease represents the timing of loan originations and loan sales.

Total investment securities increased $8.0 million to $9.4 million at September 30, 2013, as cash and cash equivalents were invested in U.S. agency securities to enhance the yield on our assets. Securities available for sale increased $5.6 million and securities held to maturity increased by $2.4 million.

Our investment in bank-owned life insurance increased $89,000, or 2.9%, to $3.1 million during the fiscal year ended September 30, 2013. We invest in bank-owned life insurance to provide us with a funding offset for our benefit plan obligations. Bank-owned life insurance also generally provides us noninterest income that is non-taxable. Federal regulations generally limit our investment in bank-owned life insurance to 25% of our Tier 1 capital plus our allowance for loan losses.

Foreclosed assets decreased $162,000, or 13.9%, to $1.0 million at September 30, 2013. The decrease in foreclosed assets was primarily due to our efforts to convert nonearning assets into earning assets to improve our financial performance.

Total deposits decreased $7.6 million, or 7.6%, to $100.1 million at September 30, 2013 from $107.7 million at September 30, 2012. As part of our plan to reduce our reliance on certificates of deposit, we allowed higher costing certificates of deposit to run off at maturity during the fiscal year ended September 30, 2013, and continued our efforts to increase core deposits. The decrease in certificates of deposit during fiscal 2013 was partially offset by increases in core deposits, including a $3.0 million increase in money market and savings accounts and a $1.3 million increase in demand accounts.

Our borrowings consist predominantly of Federal Home Loan Bank of Chicago advances. Federal Home Loan Bank advances decreased $1.0 million to $5.5 million at September 30, 2013 from $6.5 million at September 30, 2012. At September 30, 2013, we also had $304,000 of overnight federal funds through the Bankers’ Bank of Wisconsin.

Total equity decreased $2.7 million, or 27.6%, to $7.3 million at September 30, 2013 from $10.0 million at September 30, 2012. The decrease resulted from a $2.7 million loss for the year ended September 30, 2013 and a $28,000 decrease in accumulated other comprehensive income.

Comparison of Results of Operations for the Years Ended September 30, 2013 and September 30, 2012

General. For the year ended September 30, 2013 we incurred a net loss of $2.7 million compared to net income of $183,000 for fiscal 2012. The primary reasons for the decline in income during the year ended September 30, 2013 was the recognition of a valuation allowance of $2.0 million against the Bank’s deferred tax asset, a $556,000 decrease in net interest income and a $1.3 million decrease in noninterest income. For additional discussion of the $2.0 million valuation allowance recognized against the deferred tax asset, see “—Income Taxes and Accounting for Valuation Allowance on Deferred Tax Asset”, above. The decrease in noninterest income was largely due to a $1.1 million gain on the sale and partial leaseback of the building in which one of our branches is located, which was recorded in noninterest income during fiscal 2012. These negative factors were partially offset by a $478,000 decrease in the provision for loan losses for fiscal 2013.

Net Interest Income. Net interest income decreased $556,000, or 14.0%, to $3.4 million for the year ended September 30, 2013 from $4.0 million for fiscal 2012. The decrease resulted from a decrease of $931,000 in interest and dividend income, partially offset by a decrease of $375,000 in interest expense on deposits and borrowings. The decrease in interest and dividend income for the year ended September 30, 2013 was primarily due to a $3.5 million decrease in average balances of interest-earning assets and a 71 basis point decrease in the average yield on those assets. The decrease in interest expenses for the 2013 period was primarily due to a $7.4 million decrease in the average balance of our interest-bearing liabilities and a 28 basis point decrease in the cost of those liabilities.

Interest and Dividend Income. Interest and dividend income decreased $931,000, or 18.3%, to $4.2 million for the year ended September 30, 2013 from $5.1 million for fiscal 2012. The decrease was primarily due to a $914,000 decrease in interest income on loans and a $37,000 decrease in interest and dividends on investment securities, partially offset by a $20,000 increase in interest income on other interest-earning assets.

Interest income on loans decreased $914,000, or 18.6%, to $4.0 million for the year ended September 30, 2013 from $4.9 million for fiscal 2012. The decrease resulted from a decrease of 52 basis points in the average yield to 4.77% for the year ended September 30, 2013 from 5.29% for fiscal 2012, and a decrease of $9.1 million in the average balance of loans to $836 million for the year ended September 30, 2013 compared to $92.7 million for fiscal 2012.

Interest and dividend income on investment securities decreased $37,000 to $50,000 for the year ended September 30, 2013 from $87,000 for fiscal 2012. The decrease was primarily due to a $1.5 million decrease in the average balance of investment securities to $4.0 million for the 2013 period compared to $5.0 million for fiscal 2012. Although we began investing cash and cash equivalents in investment securities in the second half of fiscal 2013, the average balance for 2013 was still down compared to 2012. The decrease in interest and dividend income on investment securities was also due to a 28 basis point decrease in the average yield on the portfolio. Our business strategy includes additional future investment of our excess liquidity in investment securities available for sale. Because investment securities available for sale are carried at fair value, an increase in such securities will increase the volatility of our equity.

Interest and dividend income on other interest-earning assets increased $20,000 to $118,000 for the year ended September 30, 2013. The increase was primarily due to a $7.2 million increase in the average balance of other interest-earning assets, partially offset by a 17 basis point decrease in the average yield on such assets.

Interest Expense. Interest expense, consisting of interest-bearing deposits and borrowings, decreased $375,000, or 33.7%, to $738,000 for the year ended September 30, 2013 from $1.1 million for fiscal 2012. The decrease was due to a $323,000, or 38.5%, decrease in the cost of interest-bearing deposits and a $52,000, or 19.0%, decrease in the cost of borrowings. At September 30, 2013, our borrowings consisted of $5.5 million of Federal Home Loan Bank advances and $304,000 of overnight federal funds.

The $323,000 decrease in interest expense from deposits was primarily the result of a $285,000 decrease in interest expense from certificates of deposit. The average balance of certificates of deposit declined $11.5 million during the year ended September 30, 2013 compared to fiscal 2012, while the average cost of these deposits decreased to 1.28% for 2013 from 1.57% for 2012.

The cost of borrowings decreased $52,000 during the year ended September 30, 2013, primarily due to a decline in the average balance of Federal Home Loan Bank advances. As such advances matured, they were not renewed.

Provision for loan losses. We recorded a provision for loan losses of $547,000 for the year ended September 30, 2013, compared to $1.0 million for fiscal 2012. The decrease in the provision for loan losses was primarily due to a $444,000 decrease in loan charge offs for the year ended September 30, 2013 compared to fiscal 2013. The allowance for loan losses increased $17,000 to $1.1 million at September 30, 2013.

Noninterest Income. Noninterest income decreased $1.4 million, or 56.5%, to $1.0 million for the year ended September 30, 2013 compared to $2.4 million for fiscal 2012. The decrease was primarily the result of a $1.1 million gain on the sale and partial lease back of the building in which one of our branches is located during 2012 with no comparable transaction occurring in 2013. In addition, mortgage banking income decreased by $408,000 in fiscal 2013.

Noninterest Expense. Noninterest expense increased $70,000 to $5.1 million for the year ended September 30, 2013. While compensation and employee benefits, and occupancy and equipment decreased by $214,000 and $37,000, respectively, data processing and office expenses, professional fees and other noninterest expenses increased by $35,000, 30,000 and $237,000, respectively.

Income Tax Expense. We recorded a $1.5 million tax expense for the year ended September 30, 2013 compared to a $60,000 income tax expense for fiscal 2012. The increased tax expense in 2013 was primarily due to the recognition of a valuation allowance of $2.0 million against the Bank’s deferred tax asset.

Average Balance Sheet

The following tables set forth average balance sheets, average yields and costs, and certain other information at September 30, 2013 and for the periods indicated. No tax-equivalent yield adjustments have been made, as we had no tax-free interest-earning assets during the years. All average balances are daily average balances based upon amortized costs. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	At September 30, 2013	For the Years Ended September 30,
		2013			2012
		Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	4.72%	$83,650	$3,988	4.77%	$92,729	$4,902	5.29%
Securities (1)	2.19	3,458	50	1.45	5,008	87	1.73
Other interest-earning assets (2)	0.68	20,127	118	0.59	12,971	98	0.76

Total interest-earning assets	4.03	107,235	4,156	3.88	110,708	5,087	4.59
Non-interest-earning assets		15,495			19,085

Total assets		$122,730			$129,793

Interest-bearing liabilities:
Savings, transaction and money market accounts	0.08	$63,521	$49	0.08	$58,422	87	0.15
Certificates of deposit	1.03	36,388	467	1.28	47,901	752	1.57

Total interest-bearing deposits		99,909	516	0.52	106,323	839	0.79
Borrowings	3.59	5,691	222	3.90	6,667	274	4.10

Total interest-bearing liabilities	0.57	105,600	738	0.70	112,990	1,113	0.98
Noninterest-bearing liabilities:
Noninterest-bearing deposits		4,953			5,477
Other noninterest-bearing liabilities		2,413			1,330

Total liabilities		112,967			119,797
Total equity		9,763			9,996

Total liabilities and total equity		$122,730			$129,793

Net interest income			$3,418			$3,974

Net interest rate spread (3)	3.46			3.18%			3.61%
Net interest-earning assets (4)		$1,634			$(2,282)

Net interest margin (5)				3.19%			3.59%
Average interest-earning assets to interest-bearing liabilities expressed as a percentage		101.55%			97.98%

(1)	Includes interest and dividend income on FHLB stock.
(2)	Includes interest on certificates of deposit with other financial institutions and interest on deposits with the Federal Reserve.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately, based on the changes due to rate and the changes due to volume.

	Years Ended September 30, 2013 vs. 2012
	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate
Interest-earning assets:
Loans	$(480)	$(434)	$(914)
Other interest-earning assets	54	(34)	20
Securities	(27)	(10)	(37)

Total interest-earning assets	(453)	(478)	(931)

Interest-bearing liabilities:
Savings, transaction and money market accounts	8	(46)	(38)
Certificates of deposit	(181)	(104)	(285)

Total deposits	(173)	(150)	(323)
Borrowings	(40)	(12)	(52)

Total interest-bearing liabilities	(213)	(162)	(375)

Change in net interest income	$(240)	$(316)	$(556)

Management of Market Risk

General. Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our Asset-Liability Committee meets weekly and is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors. Our Asset-Liability Committee provides our board of directors with monthly updates on our exposure to interest rate risk.

Historically, we operated as a traditional thrift institution and a significant portion of our assets consisted of one- to four-family residential real estate loans (including both owner-occupied and investor loans), multi-family real estate loans, home equity loans and lines of credit, and mortgage-backed securities, which we funded primarily with deposits and Federal Home Loan Bank advances. Interest rate adjustment provisions on our portfolio first mortgages typically included interest rate adjustment caps. Since the 1970’s we have sold our fixed-rate loans with terms of 15 years or more in the secondary market. Beginning in 2003, we revised our business strategy to increase our emphasis on the origination of commercial real estate and multi-family real estate loans, which generally have shorter maturities than one- to four-family residential real estate loans. More recently, we have focused on the origination and refinance of adjustable rate and short-term fixed rate loans, including commercial real estate loans and loans secured by multi-family residential properties and non owner occupied one- to four-family residential properties. These loans have higher yields than owner occupied one- to four-family residential real estate loans and also assist us in managing interest rate risk in the current interest rate environment. We intend to continue to emphasize the origination of such loans. We also currently sell to the secondary market all of our fixed rate one- to four-family residential real estate loans with terms of 15 years or more.

Net Interest Income Analysis. We analyze our sensitivity to changes in interest rates through our net interest income simulation model which is provided to us by an independent third party. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings. We estimate what our net interest income would be for a one-year period based on current interest rates. We then calculate what the net interest income would be for the same period under different interest rate assumptions. The following table shows the estimated impact on net interest income for the one-year period beginning September 30, 2013 resulting from potential changes in interest rates. These estimates require certain assumptions to be made, including loan and mortgage-related investment prepayment speeds, reinvestment rates, and deposit maturities and decay rates. These assumptions are inherently uncertain. As a result, no simulation model can precisely predict the impact of changes in interest rates on our net interest income. Although the net interest income table below provides an indication of our interest rate risk exposure at a particular point in time, such estimates are not intended to, and do not, provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Rate Shift (1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(In thousands)
+400	$3,378	5.08%
+300	$3,404	5.89%
+200	$3,397	5.67%
+100	$3,325	3.43%
Level	$3,215	—
-100	$2,987	(7.08)%

(1)	The calculated changes assume an immediate shock of the static yield curve.

Economic Value of Equity Analysis. We also analyze the sensitivity of our financial condition to changes in interest rates through our economic value of equity model, which is also provided to us by an independent third party. This analysis measures the difference between predicted changes in the present value of our assets and predicted changes in the present value of our liabilities assuming various changes in current interest rates. The following table sets forth, as of September 30, 2013, the estimated impact on the economic value of our equity resulting from potential changes in interest rates. As with the net interest income simulation model, the estimates of changes in the economic value of our equity require certain assumptions to be made. These assumptions include loan and mortgage-related investment prepayment speeds, reinvestment rates, and deposit maturities and decay rates. These assumptions are inherently uncertain and, as a result, we cannot precisely predict the impact of changes in interest rates on the economic value of our equity. Although our economic value of equity analysis provides an indication of our interest rate risk exposure at a particular point in time, such estimates are not intended to, and do not, provide a precise forecast of the effect of changes in market interest rates on the economic value of our equity and will differ from actual results.

Rate Shift (1)	Economic Value of Equity	% Change In Equity from Level
	(Dollars in thousands)
+400	$11,432	19.51%
+300	10,888	11.87
+200	10,138	2.38
+100	9,989	(0.81)
Level	10,235	—
-100	11,298	8.48

(1)	The calculated changes assume an immediate shock of the static yield curve.

We do not engage in hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage backed securities.

Liquidity and Capital Resources

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, scheduled amortization and prepayments of loan principal and mortgage-backed securities, maturities and calls of investment securities and funds provided by our operations. In addition, we have the ability to borrow from the Federal Home Loan Bank of Chicago. At September 30, 2013, we had approximately $5.5 million in borrowings from the Federal Home Loan Bank of Chicago. At that same date, we had the capacity to borrow an additional $13.0 million from the Federal Home Loan Bank of Chicago, subject to our pledging sufficient assets. At September 30, 2013, we also had the ability to borrow up to $3.0 million through Bankers Bank’s agent federal funds program. In addition, we have authority to borrow $7.1 million from the Federal Reserve’s “discount window,” but Federal Reserve policy generally requires savings institutions to exhaust all other sources before borrowing from the Federal Reserve.

Loan repayments and maturing securities are a relatively predictable source of funds. However, deposit flows, calls of securities and prepayments of loans and mortgage-backed securities are strongly influenced by interest rates, general and local economic conditions and competition in the marketplace. These factors reduce the predictability of these sources of funds.

Our primary investing activity is the origination of loans. In the past six months we have also purchased investment securities in executing our business strategy to invest some of our excess liquidity in investment securities available for sale. Prior to the past six months we had not purchased a substantial amount of investment securities in the last few years as part of our efforts to reduce our assets and improve our capital ratios. During the years ended September 30, 2013 and 2012, loan originations totaled $64.0 million and $85.4 million, respectively. Our investment securities balance has grown $8.0 million from September 30, 2012 to September 30, 2013.

Total deposits decreased $7.6 million during the year ended September 30, 2013, while total deposits decreased $8.5 million during the year ended September 30, 2012. Deposit flows are affected by the level of interest rates, the interest rates and products offered by competitors and other factors. At September 30, 2013, certificates of deposit scheduled to mature within one year totaled $19.3 million. Our ability to retain these deposits will be determined in part by the interest rates we are willing to pay on such deposits.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our deposit retention experience and current pricing strategy, we anticipate that a significant portion of maturing time deposits will be retained.

At September 30, 2013 and 2012, our capital levels exceeded the levels required to be considered “well capitalized” under federal regulations. However, we operate under a memorandum of understanding with the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation pursuant to which, among other things, we have agreed to achieve and maintain Tier 1 capital at a level equal to 8.0% of total average assets and total risk-based capital of 12.0% of risk-weighted assets. At September 30, 2013 and 2012, our capital levels were below those required by the memorandum of understanding. At September 30, 2013, we had Tier 1 capital equal to 6.05% of total average assets and total risk-based capital equal to 11.57% of risk-weighted assets, and at September 30, 2012, we had Tier 1 capital equal to 6.7% of total average assets and total risk-based capital equal to 12.7% of risk-weighted assets.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make.

Contractual Obligations. In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include data processing services, operating leases for premises and equipment, agreements with respect to borrowed funds and deposit liabilities.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note 1 of the notes to our consolidated financial statements beginning on page F-1 of this prospectus.

Impact of Inflation and Changing Price

Our consolidated financial statements and related notes have been prepared in accordance with U.S. GAAP. U.S. GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration of changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

BUSINESS OF HOME BANCORP WISCONSIN, INC.

Home Bancorp Wisconsin is incorporated in the State of Maryland. We have not engaged in any business to date. Upon completion of the conversion, we will own all of the issued and outstanding stock of Home Savings Bank. We intend to invest in Home Savings Bank sufficient proceeds so that upon completion of the conversion Home Savings Bank will have a Tier 1 capital to total assets ratio of at least 10.0%. Home Bancorp Wisconsin will use a portion of the remaining net proceeds to make a loan to the employee stock ownership plan. At a later date, we may use the net proceeds to pay dividends to stockholders and we may repurchase shares of our common stock, subject to regulatory limitations. We will invest our initial capital as discussed in “How We Intend to Use the Proceeds from the Offering.”

In the future, Home Bancorp Wisconsin, as the holding company of Home Savings Bank, will be authorized to pursue other business activities permitted by applicable laws and regulations, which may include expansion of our branch network through de novo branching or branch acquisitions. See “Supervision and Regulation—Holding Company Regulation” for a discussion of the activities that are permitted for bank holding companies. We currently have no understandings or agreements for the acquisition of financial institutions or branches.

Following the offering, our cash flow will depend on earnings from the investment of the net proceeds from the offering that we retain, and any dividends we receive from Home Savings Bank. Initially, Home Bancorp Wisconsin will neither own nor lease any property, but will instead pay a fee to Home Savings Bank for the use of its premises, equipment and furniture. At the present time, we intend to employ only persons who are officers of Home Savings Bank to serve as officers of Home Bancorp Wisconsin. We will, however, use the support staff of Home Savings Bank from time to time. We will pay a fee to Home Savings Bank for the time devoted to Home Bancorp Wisconsin by employees of Home Savings Bank. However, these persons will not be separately compensated by Home Bancorp Wisconsin. Home Bancorp Wisconsin may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF HOME SAVINGS BANK

Home Savings Bank

Home Savings Bank is a Wisconsin chartered mutual savings bank founded in 1895. We are headquartered in Madison, Wisconsin, and conduct our business from our four full-service banking offices, with three offices located in Madison, Wisconsin, and our fourth office located in Stoughton, Wisconsin.

Our primary business activity consists of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate loans (including both owner-occupied and investor loans), commercial and multi-family real estate loans, home equity loans and lines of credit, and, to a more limited extent, commercial business loans, construction loans and consumer loans (consisting primarily of student loans). At September 30, 2013, $35.4 million, or 45.1%, of our total loan portfolio was comprised of one- to four-family residential real estate loans. Of these loans, $24.6 million were secured by owner-occupied properties and $10.8 million were loans to investors for the purchase and refinance of non owner-occupied one- to four-family residential real estate. At September 30, 2013, $17.0 million, or 21.7%, of our total loan portfolio was comprised of commercial real estate loans, $10.5 million, or 13.3%, of our total loan portfolio was comprised of multi-family residential loans, and $10.4 million, or 13.2%, of our total loan portfolio was comprised of home equity loans and lines of credit.

We also invest in securities, which at September 30, 2013 consisted of securities issued or guaranteed by U.S. government agencies or government-sponsored enterprises. A portion of our funds are also held in federally insured certificates of deposits at other financial institutions.

We offer a variety of deposit accounts, including money market accounts, savings accounts, NOW accounts, individual retirement accounts and certificate of deposit accounts. From time to time we have also used borrowings to fund our operations. At September 30, 2013 we had deposits of $100.1 million. At that same date we had borrowings consisting of $5.5 million of advances from the Federal Home Loan Bank of Chicago and $304,000 of overnight federal funds.

We are dedicated to offering a wide range of banking products and delivery systems, including online banking, online mortgage applications and mobile banking.

We also offer investments and wealth management services at all of our locations through investment advisors registered with Raymond James Financial Services, Inc.

Home Savings Bank is subject to regulation and examination by the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation. Our executive offices are located at 3762 East Washington Avenue, Madison, Wisconsin 53704, and our telephone number at that address is (608) 282-6000. Our website address is www.home-savings.com. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

Market Area

According to the U.S. Census Bureau, between 2000 and 2010 the population and median household income of Dane County have grown faster than in Wisconsin and the United States, and this trend is projected to continue through 2017. Between 2000 and 2010, Dane County’s population increased by 14.4%, compared to 6.0% and 9.7% for Wisconsin and the United States, respectively. Between 2010 and 2017, Dane County, Wisconsin and the United States are projected to increase in population at rates of 7.7%, 3.2% and 4.9%, respectively. Growth in households in Dane County has also outpaced that in Wisconsin and the United States, and is projected to do so through 2017.

From 2000 to 2010, median household income in Dane County, Wisconsin and the United States increased by 25.8%, 19.6 % and 19.2% to $61,913, $52,374 and $50,046, according to data from the US Census Bureau. According to ESRI, a private provider of demographic data, between 2010 and 2017 Dane County is projected to experience a median household income increase of 14.5% to $70,898, while Wisconsin and the United States are projected to increase by 9.3% to $57,220 and by 13.7% to $56,895, respectively.

Based on data from the US Bureau of Labor Statistics, Dane County has been characterized by lower unemployment rates than Wisconsin and the United States. In 2012, Dane County’s rate of unemployment was 4.7% compared to 6.9% in Wisconsin and 8.1% in the United States. In October 2013, Dane County’s rate of unemployment was 4.0%, the unemployment rate in Wisconsin was 6.5%, and the United States’ unemployment rate decreased to 7.3%.

In 2010, the services industry, wholesale/retail trade industry and manufacturing industry provided the first, second and third highest levels of employment, respectively, for Dane County, according to the US Census Bureau.

Competition

We face significant competition within our market both in making loans and attracting deposits. Some of our competitors offer products and services that we currently do not offer, such as trust services and private banking. Our competition for loans and deposits comes principally from commercial banks, savings institutions, mortgage banking firms, consumer finance companies and credit unions. We face additional competition for deposits from short-term money market funds, brokerage firms, mutual funds and insurance companies. Our primary focus is to build and develop profitable customer relationships across all lines of business while maintaining our position as a community bank.

We are a small community savings bank and as of June 30, 2012 (the latest date for which information is available), our market share was 0.84% of total FDIC-insured deposits in Madison, Wisconsin, making us the 16th largest out of 23 financial institutions in Madison. On that same date, our market share was 9.92% of total FDIC-insured deposits in Stoughton, Wisconsin, making us the 5th largest out of 6 financial institutions in Stoughton.

Lending Activities

General. Our principal lending activities include one- to four-family residential real estate loans (including both owner-occupied and investor loans), commercial real estate loans, multi-family real estate loans, and home equity loans and lines of credit. To a more limited extent, we also offer consumer loans (consisting primarily of student loans), commercial business loans and construction loans.

As part of our efforts to increase our interest income, we intend to increase our origination of short term fixed-rate and adjustable rate commercial real estate loans, multi-family real estate loans and loans to investors for the purchase of non-owner occupied one- to four-family real estate loans (referred to herein as “one- to four-family investment property loans”). In addition, we intend to increase our portfolio of home equity loans and lines of credit.

We have also purchased and sold participations in loans, primarily commercial real estate loans, multi-family real estate loans and construction and development loans. However, we currently do not participate in construction and development loans. See “—Loan Originations, Participations, Purchases and Sales.”

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio, by type of loan collateral at the dates indicated, excluding loans held for sale. At September 30, 2013 we had no loans held for sale, compared to $2.2 million of loans held for sale at September 30, 2012.

	At September 30,
	2013		2012
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$24,599	31.28%	$26,801	32.28%
One- to four-family investment property	10,837	13.78%	9,352	11.26%
Commercial	17,022	21.65%	20,747	24.99%
Multi-family	10,474	13.32%	7,324	8.82%
Construction	1,387	1.76%	1,722	2.07%
Home equity loans and lines of credit	10,374	13.19%	12,433	14.98%
Consumer loans	2,392	3.04%	2,614	3.15%
Commercial business loans	1,557	1.98%	2,033	2.45%

Totals	78,642	100.00%	83,026	100.00%

Less:
Net deferred loan expenses	23		—
Undisbursed loan proceeds	357		466
Allowance for loan losses	1,146		1,129

Total loans	$77,116		$81,431

Loan Portfolio Maturities. The following tables set forth the contractual maturities of our total loan portfolio at September 30, 2013, excluding loans held for sale. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. The table presents contractual maturities and does not reflect repricing or the effect of prepayments. Actual maturities may differ.

September 30, 2013	One- to Four- Family Residential Real Estate (1)	Commercial Real Estate	Multi- Family Real Estate	Construction
	(In thousands)
Amounts due in:
One year or less	$5,590	$11,167	$3,076	$1,044
More than one to two years	2,193	3,011	1,556	56
More than two to three years	1,942	1,275	1,256	9
More than three to five years	3,350	1,223	2,196	18
More than five to ten years	5,229	346	1,873	50
More than ten to 15 years	5,034	—	253	58
More than 15 years	12,098	—	264	152

Total	$35,436	$17,022	$10,474	$1,387

September 30, 2013	Home Equity Loans and Lines of Credit	Commercial Business	Consumer	Total
	(In thousands)
Amounts due in:
One year or less	$6,421	$1,290	$660	$29,248
More than one to two years	1,473	184	139	8,612
More than two to three years	1,139	54	137	5,812
More than three to five years	1,104	29	279	8,199
More than five to ten years	237	—	854	8,589
More than ten to 15 years	—	—	323	5,668
More than 15 years	—	—	—	12,514

Total	$10,374	$1,557	$2,392	$78,642

(1)	Includes one- to four-family investment property loans.

Fixed and Adjustable-Rate Loan Schedule. The following table sets forth our fixed and adjustable-rate loans at September 30, 2013 that are contractually due after September 30, 2014, excluding loans held for sale.

	Due After September 30, 2014
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family residential	$3,547	$19,228	$22,775
One- to four-family investment properties	3,798	3,273	7,071
Commercial	5,153	702	5,855
Multi-family	5,422	1,976	7,398
Construction	47	296	343
Home equity loans and lines of credit	2,013	1,940	3,953
Commercial business loans	175	92	267
Consumer loans	34	1,698	1,732

Total loans	$20,189	$29,205	$49,394

One- to Four-Family Residential Real Estate Lending. As of September 30, 2013, $24.6 million, or 31.3% of our total loans, consisted of residential mortgage loans secured by owner-occupied one- to four-family properties. We also make loans to investors for the purchase and refinance of one- to four-family residential properties that are not owner-occupied, which are described below under “One- to Four-Family Investment Property Loans”.

We sell a portion of our conforming one- to four-family mortgage loans with terms of 15 years or more in the secondary market. We determine the amount of such loans that we sell based on interest rate risk and balance sheet considerations. During recent years, we have sold substantially all of such loans, although, depending on market conditions, we may not do so in the future. During the fiscal year ended September 30, 2013 and 2012, we sold $43.5 million and $79.3 million of the owner-occupied one- to four-family mortgage loans that we originated, respectively.

Generally, one- to four-family residential mortgage loans secured by owner-occupied properties are originated in amounts up to 95% of the lesser of the appraised value or purchase price of the property, with private mortgage insurance required on loans with a loan-to-value ratio in excess of 80%. On occasion, borrowers have combined a first mortgage loan and home equity loan with a combined loan-to-value ratio of up to 90% to avoid the need for private mortgage insurance. Fixed-rate one- to four-family mortgage loans generally are originated for terms of 15 to 30 years. Generally, all fixed-rate residential mortgage loans are underwritten according to secondary market policies and procedures, which allows us to sell the loans in the secondary market, consistent with our asset-liability management and portfolio needs.

We also offer adjustable-rate mortgage loans for owner-occupied one- to four-family properties. These loans are generally nonconforming, including loans for amounts above the lending limit for conforming loans (“jumbo loans”). Our typical adjustable rate loan for owner-occupied one- to four-family mortgage loan has a competitive initial rate that typically resets an applicable margin over the 1 year treasury index after 5 years (some loans reset after 1 or 3 years), with a maximum rate adjustment of 2% per adjustment, and a lifetime maximum adjustment of 6% above the initial rate. Our owner occupied adjustable rate loans do not have a floor. Our adjustable-rate mortgage loans amortize over terms of up to 30 years. During the fiscal years ended September 30, 2013 and 2012, $3.9 million and $1.0 million of the owner-occupied one- to four-family mortgage loans that we originated had adjustable rates, respectively.

Virtually all of our one- to four-family residential real estate loans are secured by properties located in our primary lending area, which we define as Dane County, Wisconsin and contiguous counties.

Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically reprice, as interest rates increase the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in general interest rates may be limited during periods of rapidly rising interest rates.

One- to Four-Family Investment Property Loans. We originate loans on one- to four-family investment properties. The subject properties are non-owner occupied and generally under a business name or in the name of an individual who owns more investment property than what is allowed under guidelines set by government-sponsored enterprises. At September 30, 2013, one- to four-family investment property loans totaled $10.8 million, which amounted to 13.8% of total loans. Our real estate underwriting policies provide that such loans may be made in amounts of up to 85% of the appraised value of the property. Our one- to four-family investment property loans are generally fixed rate balloons or adjustable rate loans. Adjustable rate loans have a competitive initial rate that typically reset to an applicable margin over the 1 year treasury index after 5 years (some loans reset after 1 or 3 years), with a maximum rate adjustment of 2% per adjustment, and a lifetime maximum adjustment of 6-8% above the initial rate. Our adjustable rate one- to four-family investment property loans generally also have a floor, which currently is about 4%. Adjustable rate loans may have terms from 10-30 years, and are fully amortizing. Our fixed rate balloon loans for one- to four-family investment property typically have five year terms and amortize over 30 years.

We generally target one- to four-family investment property loans with balances up to $750,000. At September 30, 2013, our average one- to four-family investment property had a balance of $190,000. Virtually all of our one- to four-family investment property loans are secured by properties in located our primary lending area, which we define as Dane County, Wisconsin and contiguous counties.

In reaching a decision on whether to make one- to four-family investment loans, we consider the net operating income of the property, the borrower’s expertise and credit history, the global cash flow of the borrowers and the value of the underlying property. We generally require that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.15. Generally, one- to four-family real estate loans made to business entities require the principals to execute the loan agreements in their individual capacity, as well as signing on behalf of such business entity.

A borrower’s financial information is monitored on an ongoing basis by requiring periodic financial statement updates, payment history reviews and periodic face-to-face meetings with the borrower. We require borrowers receiving one- to four-family investment property loans to provide annually updated financial statements and federal tax returns, as we do of individual principals on our commercial real estate loans. We also require borrowers with rental investment property to provide an annual report of income and expenses for the property, including a rent roll and copies of leases, as applicable. The largest one- to four-family investment property loan in our portfolio at September 30, 2013 was a $679,000 loan collateralized by a four unit residential property located in Madison, Wisconsin. This loan was performing according to its terms at September 30, 2013.

Loans secured by one- to four-family investment properties generally involve larger principal amounts and a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by one- to four-family investment properties are often dependent on successful operation or management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy.

Commercial and Multi-Family Real Estate Lending. We offer commercial real estate and multi-family real estate loans, which provide us the opportunity to enhance the yield and reduce the term to maturity of our loan portfolio. At September 30, 2013, we had $17.0 million in commercial real estate loans, representing 21.7% of our total loan portfolio, and $10.5 million in multi-family real estate loans, representing 13.3% of our total loan portfolio. We intend to prudently increase our current level of commercial and multi-family real estate loans, subject to future economic, market and regulatory conditions.

Our commercial and multi-family real estate loans are generally fixed rate balloons or adjustable rate loans. Adjustable rate loans have a competitive initial rate that typically resets to an applicable margin over the 1 year treasury index after 5 years (some loans reset after 1 or 3 years), with no limit on adjustments. Adjustable rate loans may have terms from 10-30 years, and are fully amortizing. Our fixed rate balloon loans for commercial and multi-family real estate typically have five year terms and amortize over a period of up to 25 years.

Our real estate underwriting policies provide that commercial and multi-family real estate loans may be made in amounts of up to 80% of the appraised value of the property. We generally require a minimum debt service ratio of 1.25 (unless certain factors are met, in which case we may require a debt service ratio of 1.15 (or 1.00 for owner occupied properties).

Almost all of our commercial and multi-family real estate loans are collateralized by office buildings, mixed-use properties and five or more family residential real estate located in Dane County, Wisconsin and contiguous counties.

We consider a number of factors in originating commercial and multi-family real estate loans, including non-owner occupied, one- to four-family residential real estate loans. We evaluate the qualifications and financial condition of the borrower, including credit history, profitability and expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service). All commercial and multi-family real estate loans in excess of $250,000 are appraised by outside independent appraisers who are approved by the board of directors. Personal guarantees are generally obtained from the principals of commercial and multi-family real estate loans.

Commercial and multi-family real estate loans entail greater credit risks compared to owner-occupied one- to four-family residential real estate loans because they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the property, as repayment of the loan generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. Changes in economic conditions that are not in the control of the borrower or lender could affect the value of the collateral for the loan or the future cash flow of the property. Additionally, any decline in real estate values may be more pronounced for commercial and multi-family real estate than residential properties.

Our loans-to-one borrower limit is currently $1.5 million, and we currently target commercial real estate and multi-family real estate loans with balances of up to $1.0 million. Following the conversion and offering, our loans-to-one borrower limit will increase substantially, and we expect that we may make commercial real estate and multi-family real estate loans for up to $2.0 million. At September 30, 2013, our average commercial real estate loan had a balance of $473,000. At that same date, our largest commercial real estate loan totaled $1.9 million and was performing in accordance with its repayment terms. In addition to this loan, at September 30, 2013, the same borrower had provided guarantees for an additional $5.3 million of loans from Home Savings Bank.

Generally, a Wisconsin universal bank, like Home Savings Bank, may not make a loan or extend credit to a single or related group of borrowers in excess of 20% of bank capital. As of September 30, 2013, the $1.9 million commercial real estate loan that is our largest loan exceeded our current loans-to-one borrower limit. However, compliance with these limitations is measured at the time a loan is originated. Although subsequent declines in capital levels caused this lending relationship to exceed 20% of bank capital, Home Savings Bank was in compliance with the loans-to-one borrower limitations at the time this loan was originated. We expect that additional capital raised in connection with the conversion and offering will result in this lending relationship constituting significantly less than 20% of bank capital.

Home Equity Loans and Lines of Credit. We also offer home equity loans and home equity lines of credit secured by owner-occupied one- to four-family residences. We intend to increase our portfolio of home equity loans and lines of credit by expanding balances on current low and no balance loans and lines of credit, as well as offering new home improvement loans to homeowners who are deferring new home purchases. At September 30, 2013, outstanding home equity loans and equity lines of credit totaled $10.4 million, or 13.2% of total loans outstanding. At September 30, 2013, commitments to extend credit for home equity lines of credit totaled $10.6 million. The underwriting standards utilized for home equity loans and home equity lines of credit include a determination of the applicant’s credit history, an assessment of the applicant’s ability to meet existing obligations and payments on the proposed loan, and the value of the collateral securing the loan. Home equity loans are offered with fixed rates of interest with terms up to 5 years. Loan-to-value ratios are generally limited to 80% when combined with the first security lien, if applicable. Our home equity lines of credit have five-year terms and adjustable rates of interest which are indexed to prime rate as published in the Wall Street Journal. Home equity lines of credit have a maximum interest rate of 18%, and no minimum interest rate. The average outstanding home equity loan balance was $20,000 at September 30, 2013, with the largest outstanding balance at that date of $314,000.

Construction and Land Loans. We originate construction loans to individuals and contractors for the construction of one- to four-family residential properties and, from time to time, commercial real estate and multi-family residential properties. We have also originated and participated in loans for construction and land development, although we do not intend to emphasize loans in the near future. At September 30, 2013, $1.4 million, or 1.8%, of our total loan portfolio, consisted of construction and land loans, substantially all of which were secured by one- to four-family residential real estate. At September 30, 2013, the unadvanced portion of such loans totaled $357,000.

Our construction mortgage loans generally provide for the payment of interest only during the construction phase, which is typically up to 12 months. At the end of the construction phase, the construction loan converts to a longer term permanent mortgage loan. Construction loans can be made with a maximum loan-to-value ratio of 80%, although the permanent loan may be for a maximum loan-to-value ratio of 95%, provided that the borrower obtains private mortgage insurance if the loan-to-value ratio exceeds 80%. The average outstanding construction loan balance totaled $154,000 on September 30, 2013, with the largest outstanding balance at $305,000.

Before making a commitment to fund a residential construction loan, we require an appraisal of the property by an independent licensed appraiser. We also review and inspect each property before disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion method.

Construction financing is generally considered to involve a higher degree of credit risk than longer-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost is inaccurate, we may be required to advance funds beyond the amount originally committed in order to protect the value of the property. Additionally, if the estimate of value is inaccurate, we may be confronted with a project, when completed, with a value that is insufficient to ensure full repayment of the loan.

Commercial Business Loans. We also originate commercial non-mortgage business (term) loans and adjustable lines of credit. At September 30, 2013, we had $1.6 million of commercial business loans outstanding, representing 2.0% of our total loan portfolio. At that date, we also had $622,000 of unfunded commitments on such loans. These loans are generally originated to small- and medium-sized companies in our primary lending market. Our commercial business loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture, and are primarily secured by business assets other than real estate, such as business equipment and inventory, accounts receivable or stock.

In underwriting commercial business loans, we generally lend up to 80% of the appraised value or purchase price of the collateral securing the loan, whichever is lower. The commercial business loans that we offer have fixed interest rates or adjustable-rate indexed to the prime rate as published in the Wall Street Journal plus an applicable margin, and with terms ranging from six months to five years. Our commercial business loan portfolio consists primarily of secured loans. When making commercial business loans, we consider the financial statements, lending history and debt service capabilities of the borrower (generally requiring a minimum ratio of 1.15), the projected cash flows of the business and the value of the collateral, if any. Virtually all of our loans are guaranteed by the principals of the borrower.

Commercial business loans generally have a greater credit risk than one- to four-family residential mortgage loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Further, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business. We seek to minimize these risks through our underwriting standards.

At September 30, 2013, our largest commercial business loan outstanding was for $414,000 and was secured by business inventory. At September 30, 2013, this loan was performing in accordance with its terms.

Consumer Loans. To a lesser extent, we also offer a variety of other consumer loans to individuals who reside or work in our market area, the majority of which are student loans or loans secured by passbook savings accounts and other collateral. At September 30, 2013, consumer loans totaled $2.4 million, or 3.0% of our loan portfolio. Management believes that offering consumer loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities. Consumer loans generally have greater risk compared to loans secured by one- to four-family residential real estate loans.

Loan Originations, Participations, Purchases and Sales. Our loan originations are generated by our loan personnel operating at our banking offices. All loans we originate are underwritten pursuant to our policies and procedures. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon relative borrower demand and the pricing levels as set in the local marketplace by competing banks, thrifts, credit unions, and mortgage banking companies. Our volume of real estate loan originations is influenced significantly by market interest rates, and, accordingly, the volume of our real estate loan originations can vary from period to period.

We sell a portion of our conforming one- to four-family mortgage loans with terms of 15 years or more in the secondary market. We determine the amount of such loans that we sell based on interest rate risk and balance sheet considerations. During recent years, we have sold substantially all of such loans, although, depending on market conditions, we may not do so in the future.

During 2002 through 2008, we acquired a significant number of participations in non-residential loans originated by other lenders. Six of such loans, aggregating approximately $6.7 million, most of which were out-of-market construction and land development loans, required substantial provisions and charge-offs. We do not intend to emphasize loans for construction and land development or participations in loans that we do not originate in the near future.

Because of our small size, the amount that we are able to loan to one borrower is limited compared to larger banks with which we compete. In order to originate larger loans, including multi-family and commercial real estate loans, we have sold participations in some of our loans to other banks. We intend to expand our network of banks to which we may sell participations.

The following table shows our loan origination, purchases and repayment activities for the years indicated.

	Years Ended September 30,
	2013	2012
	(In thousands)
Total gross loans at beginning of period (1)	$85,225	$103,982

Loans originated:
Real estate loans:
One- to four-family residential	46,987	77,666
One- to four-family investor	4,612	559
Commercial	959	1,844
Multi-family	6,940	615
Construction	2,119	1,178
Home equity loans and lines of credit	1,831	3,084
Commercial business loans	453	339
Consumer loans	62	107

Total loans originated	63,963	85,392

Loans purchased:
Real estate loans:
One- to four-family residential	—	—
One- to four-family investor	—	—
Commercial	—	—
Multi-family	—	—
Construction	—	—
Home equity loans and lines of credit	—	—
Commercial business loans	—	—
Consumer loans	—	—

Total loans purchased	—	—

Loans sold:
Real estate loans:
One- to four-family residential	(43,462)	(79,301)
One- to four-family investor	—	—
Commercial	—	—
Multi-family	—	—
Construction	—	—
Home equity loans and lines of credit	—	—
Commercial business loans	—	—
Consumer loans	—	—

Total loans sold	(43,462)	(79,301)

Principal repayments	(27,084)	(24,848)

Net loan activity	(6,583)	(18,757)

Total gross loans at end of period (1)	$78,642	$85,225

(1)	Includes loans held for sale.

Loan Approval Procedures and Authority. Pursuant to applicable law, the aggregate amount of loans that we are permitted to make to any one borrower or a group of related borrowers is generally limited to 20% of Home Savings Bank’s capital. This limit may be increased to 50% of capital for loans secured by certain secured liabilities. At September 30, 2013, our largest credit relationship totaled $1.9 million and was secured by commercial real estate. At September 30, 2013, all of such loans were performing in accordance with the original terms.

Our lending is subject to written underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our board of directors as well as internal evaluations, where permitted by regulations. The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, financial statements and tax returns.

Conforming one-to four-family loans may be approved by mortgage underwriters up to secondary market limits. Nonconforming one- to four-family loans up to $500,000 may be approved by a loan committee of officers. All loans above $500,000 and up to $1.0 million must be approved by the loan committee of the board of directors, and all loans above $1.0 million must be approved by the full board of directors.

Generally, we require title insurance on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan. We also require flood insurance if the improved property is determined to be in a flood zone area.

Collection Procedures. When a borrower fails to make required payments on a loan, we take a number of steps to induce the borrower to cure the delinquency and restore the loan to current status. A late notice is sent 10-15 days after the payment due date. If the loan is not brought current, calls are made to attempt to obtain a payment or commitment to make a payment. Borrowers who become 30 days late are added to a collection task data base. Follow up calls are made, and if contact cannot be made by telephone, additional letters are sent. If a borrower does not respond timely, a meeting with the borrowers is requested. When a borrower is 60 to 90 days late, a “right-to-cure” notice is sent, if applicable. If the borrower does not respond to the right to cure notice, the loan is turned over to our attorney to ensure that further collection activities are conducted in accordance with applicable laws and regulations. All loans past due 90 days are put on non-accrual and reported to the board of directors monthly. If our attorneys do not receive a response from the borrower, or if the terms of any payment plan established are not followed, then foreclosure proceedings will be implemented. Management submits an Asset Classification Report detailing delinquencies to the board of directors on a monthly basis.

Delinquent Loans. The following table sets forth certain information regarding delinquencies in our loan portfolio.

	At September 30,
	2013			2012
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due
	(In thousands)
Real estate loans:
One- to four-family residential	$126	$574	$377	$444	$163	$213
One- to four-family investor loans	—	—	—	—	—	—
Commercial	—	1,410	—	—	80	232
Multi-family	—	—	—	—	—	—
Construction	—	—	—	—	—	412
Home equity loans and lines of credit	57	—	127	83	—	39
Consumer loans	3	—	—	10	—	3
Commercial business loans	92	—	93	—	40	105

Total	$278	$1,984	$597	$537	$283	$1,004

Non-Performing Assets. The table below sets forth the amounts and categories of our non-performing assets at the dates indicated.

	At September 30,
	2013	2012
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family residential	$377	$213
Commercial	—	232
Multi-family	—	—
Construction	—	412
Home equity loans and lines of credit	127	39
Commercial business loans	93	105
Consumer loans	—	3

Total non-accrual loans	597	1,004

Accruing loans past due 90 days or more	—	—

Total of nonaccrual loans and accruing loans 90 days or more past due	597	1,004

Real estate owned:
One- to four-family	—	260
Commercial	517	360
Multi-family	—	—
Other	489	548

Total real estate owned	1,006	1,168

Other non-performing assets	—	—

Total non-performing assets	1,603	2,172

Accruing troubled debt restructurings	834	1,166

Total non-performing assets and performing troubled debt restructurings	2,437	3,338

Total non-performing loans to total loans (1)	0.76%	1.21%
Total non-performing assets to total assets	1.39%	1.71%
Total non-performing assets and accruing troubled debt restructurings to total assets	2.12%	2.63%
Total loans (1)	$78,642	$83,026
Total assets	$115,207	$126,766

(1)	Total gross loans excluding loans held for sale.

For the years ended September 30, 2013 and 2012, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms equaled $23,000 and $89,000, respectively. Interest income recognized on such loans for the years ended September 30, 2013 and 2012 equaled $10,000 and $56,000, respectively.

Non-performing loans totaled $597,000 and $1.0 million at September 30, 2013 and 2012, respectively.

At September 30, 2013, non-accrual loans consisted of nine loans to eight borrowers. Seven of these loans, totaling $504,000, are secured by commercial and residential real estate. One loan, for $93,000, is a commercial business loan to one borrower and is secured by business assets. Future losses, if any, on our non-performing loans as of September 30, 2013 are expected to be less than $200,000. At September 30, 2012, non-accrual loans consisted of twelve loans to eleven borrowers. Subsequent to fiscal 2012, we have taken charge offs of $95,000 on four of these loans, three of which have been paid off.

At September 30, 2013, we had seven troubled debt restructurings totaling $927,000, all of which, except one loan for $91,000 that is 30-59 days past due, were performing under their restructured terms. These loans included one $80,000 residential construction loan, three business loans aggregating $184,000 secured by business assets, two loans aggregating $603,000 secured by residential real estate properties, and one $60,000 loan secured by commercial real estate.

Classified Assets. Federal regulations require that each insured savings institution classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, federal examiners have authority to identify problem assets and, if appropriate, classify them. There are three classifications for problem assets: “substandard,” “doubtful” and “loss.” Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a higher possibility of loss. An asset classified as a loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated “special mention” also may be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss. If a classified asset is deemed to be impaired with measurement of loss, Home Savings Bank will establish a charge-off of the loan pursuant to Accounting Standards Codification Topic 310, “Receivables.”

The following table sets forth our amounts of classified assets and assets designated as special mention as of September 30, 2013 and 2012. The classified assets total at September 30, 2013 includes $325,000 of nonperforming loans.

	At September 30,
	2013	2012
	(In thousands)
Classified assets:
Substandard	$2,512	$4,333
Doubtful	—	—
Loss	—	—

Total classified assets	$2,512	$4,333

Special mention	$1,652	$2,102

Potential problem loans are loans that are currently performing and are not included in non-accrual loans above, but may be delinquent. These loans require an increased level of management attention, because we have serious doubts as to the ability of the borrower to comply with the present loan repayment terms and as a result such loans may be included at a later date in non-accrual loans. At September 30, 2013, we had no potential problem loans that are not accounted for above under “—Classified Assets.”

Allowance for Loan Losses. We maintain the allowance through provisions for loan losses that we charge to income. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. Recoveries on loans charged-off are restored to the allowance for loan losses. The allowance for loan losses is maintained at a level believed, to the best of management’s knowledge, to cover all known and inherent losses in the portfolio both probable and reasonable to estimate at each reporting date. The level of allowance for loan losses is based on management’s periodic review of the collectability of the loans principally in light of our historical experience, augmented by the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and current and anticipated economic conditions in the primary lending area. Management and the board of directors evaluate our allowance for loan losses at least quarterly. We have not made any changes to the external factors in the calculation during the year as we believe the local economy has stabilized. We will continue to monitor all items involved in the allowance calculation closely.

In addition, the regulatory agencies, as an integral part of their examination and review process, periodically review our loan portfolios and the related allowance for loan losses. Regulatory agencies may require us to increase the allowance for loan losses based on their judgments of information available to them at the time of their examination, thereby adversely affecting our results of operations.

We recorded a $547,000 provision for loan losses for the year ended September 30, 2013, and a $1.0 million provision for loan losses for the year ended September 30, 2012. The allowance for loan losses was $1.1 million, or 1.5% of total loans, at September 30, 2013, compared to $1.1 million, or 1.3% of total loans, at September 30, 2012.

Our allowance for loan losses has consistently increased from September 30, 2011 through September 30, 2013, even though our portfolio of loans has decreased over this same period. This is primarily due to our methodology for calculating our allowance for loan losses on loans collectively evaluated for impairment, which constituted approximately 96.3% of our gross loans at September 30, 2013. Our methodology for calculating the allowance for such loans includes the application of a historical loan loss factor based on loan charge-offs over the past 36 months divided by average loan balances. This factor is calculated and applied to each loan category separately. Our 36 month historical loan losses remain high, especially in commercial real estate construction and development loans. Our loan portfolio has decreased from $98.4 million at September 30, 2011 to $77.1 million at September 30, 2013. Consequently, the historical loan loss factor has increased as charge-offs over the last 36 months remain high and are divided by a decreasing average loan balance. Our non-performing loans and classified assets have exhibited significant improvement through September 30, 2013, but loan losses during prior years continue to affect the level of our allowance for loan losses due to the application of the historical loan loss factor.

Consistent with our business strategy, we intend to increase our originations of multi-family real estate loans and loans secured by non-owner occupied one- to four-family properties. These types of loans generally bear higher risk than owner occupied one- to four-family residential real estate loans. We expect that increases in such loans will cause our allowance for loan losses to increase.

The following table sets forth the analysis of the activity in the allowance for loan losses for the periods indicated:

	Year Ended September 30,
	2013	2012
Allowance at beginning of period	$1,129	$1,080
Provision for loan losses	547	1,025
Charge offs:
Real estate loans:
One-to four-family residential	34	—
Commercial	400	—
Multi-family	—	—
Construction	26	930
Home equity loans and lines of credit	21	30
Commercial business loans	40	17
Consumer loans	22	10

Total charge-offs	543	987

Recoveries:
Real estate loans:
One-to four-family residential	—	—
Commercial	—	—
Multi-family	—	—
Construction	10	—
Home equity loans and lines of credit	1	—
Commercial business loans	—	—
Consumer loans	2	11

Total recoveries	13	11

Net charge-offs	(530)	(976)

Allowance at end of period	$1,146	$1,129

Allowance to non-performing loans (1)	191.96%	112.38%
Allowance to total loans outstanding at the end of the period (2)	1.46%	1.32%
Annualized net charge-offs to average loans outstanding during the period	0.63%	1.05%

(1)	Excludes accruing troubled debt restructurings.
(2)	Includes loans held for sale.

Allocation of Allowance for Loan Losses. The following table sets forth the allocation of allowance for loan losses by loan category at the dates indicated. The table also reflects each loan category as a percentage of total loans receivable. The allocation of the allowance by category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

	At September 30,
	2013		2012
	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One-to four-family residential	$227	45.06%	$155	43.54%
Commercial	325	21.65%	221	24.99%
Multi-family	16	13.32%	17	8.82%
Construction	164	1.76%	326	2.07%
Home equity loans and lines of credit	253	13.189%	108	14.98%
Consumer loans	29	3.04%	42	3.15%
Commercial business loans	132	1.98%	260	2.45%

Total	$1,146	100.00%	$1,129	100.00%

Securities Activities

General. Our investment policy is established by the board of directors. The objectives of the policy are to maximize portfolio yield over the long term in a manner that is consistent with liquidity needs, pledging requirements, asset and liability strategies, and safety and soundness concerns.

Our investment committee, consisting of our President and Chief Executive Officer, and our Senior Vice President, Chief Financial Officer and Investment Officer, is responsible for implementing our investment policy, including approval of investment strategies and monitoring investment performance. Our President and Chief Executive Officer and our Senior Vice President, Chief Financial Officer and Investment Officer are each authorized to execute purchases or sales of securities permitted under our investment policy, subject to the limits set forth in the our interest rate risk and asset liability management policy. The board of directors regularly reviews our investment strategies and the market value of our investment portfolio.

We account for investment and mortgage-backed securities in accordance with Accounting Standards Codification Topic 320, “Investments—Debt and Equity Securities.” Accounting Standards Codification 320 requires that investments be categorized as held-to maturity, trading, or available for sale. Our decision to classify certain of our securities as available-for-sale is based on our need to meet daily liquidity needs and to take advantage of profits that may occur from time to time.

Although Wisconsin law would allow Home Savings Bank to invest in a wider variety of investment securities, our Investment Policy generally limits our investments to:

•	Direct obligations of the U.S. Treasury and securities issued or backed by federal agencies or U.S. government-sponsored enterprises.

•	Other securities, including mortgage-related instruments, issued or backed by the U.S. Government, federal agencies or U.S. government-sponsored enterprises.

•	Debt obligations of a U.S. state or political subdivision such as a county, city, town, village, or municipality that represent general obligations of the issuer or revenue bonds.

•	Certificates of deposit, if federally insured.

At September 30, 2013, our investment portfolio consisted of U.S. agency securities. At September 30, 2013, we also owned $652,000 in Federal Home Loan Bank of Chicago stock. As a member of Federal Home Loan Bank of Chicago, we are required to hold stock in the Federal Home Loan Bank of Chicago. At September 30, 2013, we had no investments in a single company or entity (other than agencies of the U.S. Government) that had an aggregate book value in excess of 10% of our equity.

The following table sets forth the amortized cost and fair value of our securities portfolio (excluding common stock we hold in the Federal Home Loan Bank of Chicago) at the dates indicated.

	At September 30,
	2013		2012
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In thousands)
Securities available for sale:
Debt securities:
U.S. agency securities	$6,852	$6,856	$1,098	$1,143
Collateralized mortgage obligations	—	—	159	162
ARM mutual fund	—	—	—	—

Total securities available for sale	$6,852	$6,856	$1,257	$1,305

	At September 30,
	2013		2012
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In thousands)
Securities held-to-maturity:
U.S. agency securities	$2,494	$2,505	$60	$62

Portfolio Maturities and Yields. The composition and maturities of the investment securities portfolio at September 30, 2013 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
Debt securities:
U.S. agency securities	$—	—%	$500	2.00%	$1,983	2.88%	$4,369	1.90%	$6,852	$6,856	2.19%

Securities held-to-maturity:
U.S. agency securities	$—	—%	$—	—%	$1,471	2.57%	$1,023	2.78%	$2,494	$2,505	2.66%

Sources of Funds

General. Deposits, scheduled amortization and prepayments of loan principal, maturities and calls of securities, Federal Home Loan Bank advances and funds provided by operations are our primary sources of funds for use in lending, investing and for other general purposes.

Deposits. We offer deposit products having a range of interest rates and terms. We currently offer statement and passbook savings accounts, NOW accounts, noninterest-bearing demand accounts, money market accounts and certificates of deposit. Our strategic plan includes the continued reduction of certificates of deposit and a greater emphasis on customer relationships and core deposits.

Deposit flows are significantly influenced by general and local economic conditions, changes in prevailing interest rates, internal pricing decisions and competition. Our deposits are primarily obtained from areas surrounding our branch offices. In order to attract and retain deposits we rely on paying competitive interest rates and providing quality service.

Based on experience, we believe that our deposits are relatively stable. However, the ability to attract and maintain deposits and the rates paid on these deposits, has been and will continue to be significantly affected by market conditions. At September 30, 2013, $30.7 million, or 30.6% of our total deposit accounts were certificates of deposit, of which $19.3 million had maturities of one year or less.

The following table sets forth the distribution of our average deposit accounts, by account type, for the periods indicated.

	For the Year Ended September 30,
	2013		2012
	Average Balance	Percent	Average Balance	Percent
	(Dollars in thousands)
Demand	$25,682	24.49%	$24,358	21.79%
Money market	29,922	28.54%	27,476	24.58%
Savings	12,870	12.27%	12,065	10.79%
Certificates of deposit	36,388	34.70%	47,901	42.84%

Total	$104,862	100.00%	$111,800	100.00%

As of September 30, 2013, the aggregate amount of all our certificates of deposit in amounts greater than or equal to $100,000 was approximately $9.5 million. The following table sets forth the maturity of these certificates as of September 30, 2013.

At September 30, 2013
(In thousands)
Maturity Period:
Three months or less	$1,373
Over three through six months	1,047
Over six through twelve months	3,143
Over twelve months	3,905

Total	$9,468

The following table sets forth certificates of deposit classified by interest rate as of the dates indicated.

	At September 30,
	2013	2012
	(In thousands)
Interest Rate:
Less than 1%	$18,831	$20,353
1.00% - 1.99%	6,620	11,946
2.00% - 2.99%	3,231	6,311
3.00% - 3.99%	1,081	2,143
4.00% - 4.99%	921	1,841
5.00% - 5.99%	—	—

Total	$30,684	$42,594

The following table sets forth the amount and maturities of certificates of deposit accounts at the date indicated.

	At September 30, 2013
	Period to Maturity
	One Year or Less	Over One Year to Two Years	Over Two Years to Three Years	Over Three Years	Total	Percentage of Total Certificate Accounts
	(Dollars in thousands)
Interest Rate:
Less than 1%	$13,758	$4,051	$919	$103	$18,831	61.37%
1.00% - 1.99%	3,441	266	1,270	1,643	6,620	21.58
2.00% - 2.99%	649	1,743	526	313	3,231	10.53
3.00% - 3.99%	558	523	—	—	1,081	3.52
4.00% - 4.99%	920	—	—	1	921	3.00

Total	$19,326	$6,583	$2,715	$2,060	$30,684	100.00%

Borrowings. As a member of the Federal Home Loan Bank of Chicago, Home Savings Bank is eligible to obtain advances upon the security of the Federal Home Loan Bank common stock owned and certain residential mortgage loans, provided certain standards related to credit-worthiness have been met. Federal Home Loan Bank advances are available pursuant to several credit programs, each of which has its own interest rate and range of maturities. At September 30, 2013, the Bank’s available and unused portion of Federal Home Loan Bank advances totaled $13.0 million. On September 30, 2013, we borrowed $304,000 of overnight federal funds through the Bankers’ Bank of Wisconsin and retained the ability to borrow up to an additional $2.7 million. In addition, we have authority to borrow from the Federal Reserve’s “discount window,” but Federal Reserve policy generally requires savings institutions to exhaust all other sources before borrowing from the Federal Reserve. The following table sets forth information concerning balances and interest rates on our Federal Home Loan Bank advances at the dates and for the periods indicated.

	Year Ended September 30,
	2013	2012
	(Dollars in thousands)
Average amount outstanding during the period	$5,681	$6,667
Weighted average interest rate during the period	3.90%	4.10%
Maximum amount outstanding at any month end	$6,500	$6,903
Balance outstanding at end of period	$5,500	$6,500
Weighted average interest rate at end of period	3.58%	4.01%

Employees

As of September 30, 2013, we had 38 full-time equivalent employees. Our employees are not represented by any collective bargaining group. Management believes that we have a good working relationship with our employees.

Subsidiary Activities

Upon completion of the Conversion, Home Savings Bank will become the wholly owned subsidiary of Home Bancorp Wisconsin. Home Savings Bank has one inactive subsidiary, Home Agency, Inc.

Legal Proceedings

We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which, in the aggregate, involve amounts that are believed by management to be immaterial to its financial condition or results of operations.

Expense and Tax Allocation Agreements

Home Savings Bank will enter into an agreement with Home Bancorp Wisconsin to provide it with certain administrative support services, whereby Home Savings Bank will be compensated at not less than the fair market value of the services provided. In addition, Home Savings Bank and Home Bancorp Wisconsin will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Properties

As of September 30, 2013, the net book value of Home Savings Bank’s real properties was $5.4 million. The following table sets forth information regarding the Bank’s offices.

Location	Leased or Owned		Year Acquired or Leased	Net Book Value of Real Property
				(In thousands)
Main Office:
2 South Carroll Street Madison, Wisconsin 53703	Leased	(1)	2011	$86
Other Branch Offices:
3762 East Washington Avenue Madison, Wisconsin 53704	Owned		2004	3,072
7701 Mineral Point Road Madison, Wisconsin 53717	Owned		1989	1,958
400 West Main Street Stoughton, Wisconsin 53589	Owned		1976	247	(2)

(1)	Lease expires December 31, 2016, with two 5 year options to renew.
(2)	Includes a lot and house owned by the Bank that are located adjacent to the Stoughton branch office. The lot and house have an approximate book value of $79,000 and are currently being marketed for sale.

REGULATION AND SUPERVISION

General

Home Savings Bank is a mutual savings bank organized under the laws of the State of Wisconsin. The lending, investment, and other business operations of Home Savings Bank are governed by Wisconsin law and regulations, as well as applicable federal law and regulations, and Home Savings Bank is prohibited from engaging in any operations not authorized by such laws and regulations. Home Savings Bank is subject to extensive regulation and supervision by the Wisconsin Department of Financial Institutions, Division of Banking and by the Federal Deposit Insurance Corporation. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation’s deposit insurance fund and depositors, and not for the protection of security holders. Home Savings Bank also is regulated to a lesser extent by the Board of Governors of the Federal Reserve System (“Federal Reserve Board”), governing reserves to be maintained against deposits and other matters. Home Savings Bank also is a member of and owns stock in the Federal Home Loan Bank of Chicago, which is one of the twelve regional banks in the Federal Home Loan Bank System.

As a bank holding company following the conversion, Home Bancorp Wisconsin will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. Home Bancorp Wisconsin will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the Wisconsin Department of Financial Institutions, the Federal Deposit Insurance Corporation, the Federal Reserve Board or Congress, could have a material adverse impact on the operations and financial performance of Home Bancorp Wisconsin and Home Savings Bank.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to Home Savings Bank and Home Bancorp Wisconsin. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Home Savings Bank and Home Bancorp Wisconsin.

Informal Agreements with Regulators

Home Savings Bank is a party to a memorandum of understanding (the “Memorandum”) with the Regional Director of the Federal Deposit Insurance Corporation, Chicago Region (the “Regional Director”) and the Wisconsin Department of Financial Institutions, Home Savings Bank’s primary banking regulators. The Memorandum requires that Home Savings Bank correct certain practices and conditions identified during regulatory examinations. The following sets forth a brief summary of the requirements of the Memorandum, and Home Savings Bank’s progress in addressing each requirement.

•

Implementation of a written plan of action to decrease Home Savings Bank’s risk position in each asset classified as “substandard”, and which aggregated $125,000 or more. Home Savings Bank has implemented a Substandard Asset Management Plan that addresses the Bank’s risk position in all substandard assets aggregating $125,000 or more.

•

Implementation of a plan, acceptable to the Regional Director and to the FDIC, to reduce individual credit concentrations. The board of directors has adopted an Individual Loan Concentration Policy under which individual concentrations are limited to a percentage of Tier 1 Capital. Home Savings Bank has one concentration that is currently in excess of this percentage. This concentration was 98.6% of Tier 1 Capital at September 30, 2013. All existing loans in this concentration have been renegotiated to require accelerated loan amortization, and the concentration has declined since the Individual Loan Concentration Policy was adopted.

•

Home Savings Bank may not extend credit to any borrower whose loan or other credit has been classified as substandard unless its board of directors has adopted a detailed written statement giving the reasons why such extension of credit is in the Bank’s best interest. The board of directors will approve a written statement of reasons why it is in the best interests of Home Savings Bank prior to extending credit to any borrower whose credit has been classified as substandard. There have been no extensions of credit to borrowers with substandard loans since the execution of the Memorandum.

•

Home Savings Bank’s board of directors must review quarterly the adequacy of the allowance for loan and lease losses (“ALLL”) and establish an adequate ALLL prior to the submission of certain regulatory reports. All ALLL calculations are presented to the full board of directors for review and approval monthly.

•

Implementation of a written profit plan consistent with Home Savings Bank’s loan, investment, and funds management policies, which establishes goals and strategies for improving and sustaining earnings. In conjunction with Home Savings Bank’s mutual-to-stock conversion, Home Savings Bank has developed a business plan, which addresses Home Savings Bank’s plans to improve profitability.

•

Increase Tier 1 capital to a level equal to 8.0% of total average assets and increase total risk-based capital to a level equal to 12.0% of risk-weighted assets. As of September 30, 2013, Home Savings Bank had Tier 1 capital equal to 6.05% of total average assets and total risk-based capital of 11.57% of risk-weighted assets. As part of Home Savings Bank’s mutual-to-stock conversion, Home Bancorp Wisconsin will invest in Home Savings Bank sufficient proceeds to ensure that, immediately following completion of the conversion, Home Savings Bank will have a Tier 1 capital to total average assets ratio of at least 10%.

•

Submit quarterly progress reports to the Regional Director and to the FDIC covering each of the provisions of the Memorandum. Home Savings Bank has submitted progress reports as required by the Memorandum.

Failure to comply with the Memorandum could result in enforcement actions by the Regional Director or the Wisconsin Department of Financial Institutions. Home Savings Bank has incurred significant expense in connection with the Memorandum, and our continued efforts to comply with the Memorandum may restrict our operations or result in continued expense, either of which could have adverse effects on our operations and financial condition.

Intrastate and Interstate Merger and Branching Activities

Wisconsin Law and Regulation. Any Wisconsin savings bank meeting certain requirements may, upon approval of the Wisconsin Department of Financial Institutions, establish one or more branch offices in the state of Wisconsin or the states of Illinois, Indiana, Iowa, Kentucky, Michigan, Minnesota, Missouri, and Ohio. In addition, upon Wisconsin Department of Financial Institutions approval, a Wisconsin savings bank may establish a branch office in any other state as the result of a merger or consolidation.

Federal Law and Regulation. The Interstate Banking Act permits the federal banking agencies to, under certain circumstances, approve acquisition transactions between banks located in different states, regardless of whether an acquisition would be prohibited under state law. The Interstate Banking Act, as amended, authorizes de novo branching into another state at locations at which banks chartered by the host state could establish a branch. Additionally, the IBA authorizes branching by merger, subject to certain state law limitations.

Loans and Investments

Wisconsin Law and Regulations Generally. In 2004, Home Savings Bank applied to the Wisconsin Department of Financial Institutions for, and received, certification as a “universal bank.” A “universal bank” has broader powers than a typical Wisconsin savings bank. For example, a universal bank may make, sell, purchase, arrange, participate in or otherwise deal in loans or extensions of credit for any purpose. A typical savings bank is subject to percentage of assets limits on certain types of loans such as commercial loans not secured by real estate and consumer loans. A universal bank is not subject to the qualified thrift investment requirement in Wisconsin law which generally applies to savings banks and requires a minimum portfolio of residential mortgage-related investments.

Universal banks may invest funds in certain types of debt and equity securities, including obligations of federal, state and local governments and agencies. Investments in investment securities may be made up to 100% of capital, with a limit of 20% of capital on investments in securities issued by a single obligor. A universal bank may invest in equity securities up to 20% of capital, or more if approved by the Wisconsin Department of Financial Institutions. Universal banks are also permitted to engage, directly or indirectly through a subsidiary, in activities that are reasonably or incident to the purposes of the universal bank. Subject to prior approval of the Wisconsin Department of Financial Institutions, compliance with capital requirements and certain other restrictions, universal banks may invest in residential housing development projects. Universal banks may also invest in service corporations or certain other subsidiaries without limit.

Wisconsin Loans to One Borrower Limit. Generally, a Wisconsin universal bank, like Home Savings Bank, may not make a loan or extend credit to a single or related group of borrowers in excess of 20% of bank capital. As of September 30, 2013, Home Savings Bank’s largest lending relationship with a single or related group of borrowers totaled $1.9 million, which represented 26.4% of bank capital. Compliance with these limitations is measured at the time a loan is originated. Although subsequent declines in capital levels caused this lending relationship to exceed 20% of bank capital, Home Savings Bank was in compliance with the loans-to-one borrower limitations at the time this loan was originated. We expect that additional capital raised in connection with the conversion and offering will result in this lending relationship constituting significantly less than 20% of bank capital.

Federal Law and Regulation. Federal Deposit Insurance Corporation regulations also govern the activity and investments of Home Savings Bank and, notwithstanding Wisconsin law and regulations, Federal Deposit Insurance Corporation regulations generally limit Home Savings Bank’s equity investments to those that are permissible for national banks and their subsidiaries. Under Federal Deposit Insurance Corporation regulations, Home Savings Bank must obtain prior Federal Deposit Insurance Corporation approval before directly, or indirectly through a majority-owned subsidiary, engaging “as principal” in any activity that is not permissible for a national bank unless certain exceptions apply. The activity regulations provide that state banks that meet applicable minimum capital requirements would be permitted to engage in certain activities that are not permissible for national banks, including certain real estate and securities activities conducted through subsidiaries. The Federal Deposit Insurance Corporation will not approve an activity that it determines presents a significant risk to the Federal Deposit Insurance Corporation insurance fund. The current activities of Home Savings Bank and its subsidiary are permissible under applicable federal regulations.

Loans to, and other transactions with, affiliates of Home Savings Bank, such as Home Bancorp Wisconsin, are restricted by the Federal Reserve Act and regulations issued by the Federal Reserve Board thereunder. See “—Transactions with Affiliates and Insiders” below.

Lending Standards

Wisconsin Law and Regulation. Wisconsin law and regulations issued by the Wisconsin Department of Financial Institutions impose on Wisconsin savings banks certain fairness in lending requirements and prohibit savings banks from discriminating against a loan applicant based upon the applicant’s physical condition, developmental disability, sex, marital status, race, color, creed, national origin, religion or ancestry.

Federal Law and Regulation. The federal banking agencies have adopted uniform regulations prescribing standards for extensions of credit that are secured by liens on interests in real estate or made for the purpose of financing the construction of a building or other improvements to real estate. Under the joint regulations adopted by the federal banking agencies, all insured depository institutions, such as Home Savings Bank, must adopt and maintain written policies that establish appropriate limits and standards for extensions of credit that are secured by liens or interests in real estate or are made for the purpose of financing permanent improvements to real estate. These policies must establish loan portfolio diversification standards, prudent underwriting standards (including loan-to-value limits) that are clear and measurable, loan administration procedures, and documentation, approval and reporting requirements. The real estate lending policies must reflect consideration of the Interagency Guidelines for Real Estate Lending Policies that have been adopted by the federal bank regulators.

The Interagency Guidelines, among other things, require a depository institution to establish internal loan-to-value limits for real estate loans that are not in excess of the following supervisory limits:

•	for loans secured by raw land, the supervisory loan-to-value limit is 65% of the value of the collateral;

•	for land development loans (i.e., loans for the purpose of improving unimproved property prior to the erection of structures), the supervisory limit is 75%;

•	for loans for the construction of commercial, over four-family or other non-residential property, the supervisory limit is 80%;

•	for loans for the construction of one- to four-family properties, the supervisory limit is 85%; and

•

for loans secured by other improved property (e.g., farmland, completed commercial property and other income-producing property, including non-owner occupied, one- to four-family property), the limit is 85%.

Although no supervisory loan-to-value limit has been established for owner-occupied, one- to four-family and home equity loans, the Interagency Guidelines state that for any such loan with a loan-to-value ratio that equals or exceeds 90% at origination, an institution should require appropriate credit enhancement in the form of either mortgage insurance or readily marketable collateral.

Deposits

Under Wisconsin law, Home Savings Bank is permitted to establish deposit accounts and accept deposits. Home Savings Bank’s board of directors, or its designee, generally determines the rate and amount of interest to be paid on or credited to deposit accounts.

Deposit Insurance

Wisconsin Law and Regulation. Under Wisconsin law, Home Savings Bank is required to obtain and maintain insurance on its deposits from a deposit insurance corporation. The deposits of Home Savings Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation.

Federal Law and Regulation. Home Savings Bank is a member of the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. Home Savings Bank’s deposit accounts are insured by the Federal Deposit Insurance Corporation, generally up to a maximum of $250,000.

The Federal Deposit Insurance Corporation imposes an assessment against all depository institutions. An institution’s assessment rate depends upon the supervisory category to which it is assigned and certain adjustments specified by Federal Deposit Insurance Corporation regulations, with institutions deemed less risky paying lower rates. Assessment rates (inclusive of possible adjustments) currently range from 2 1/2 to 45 basis points of each institution’s total assets less tangible capital. The Federal Deposit Insurance Corporation’s current system represents a change, required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), from its prior practice of basing the assessment on an institution’s aggregate deposits. The Federal Deposit Insurance Corporation may increase or decrease the range of assessments uniformly, except that no adjustment can deviate more than two basis points from the base assessment rate without notice and comment rulemaking.

On November 12, 2009, the Federal Deposit Insurance Corporation issued a rule requiring all depository institutions to prepay their estimated assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. Under the rule, this prepayment was due on December 31, 2009. The assessment rate for the fourth quarter of 2009 and for 2010 was based on each institution’s total base assessment rate for the third quarter of 2009, modified to assume that the assessment rate in effect on September 30, 2009 had been in effect for the entire third quarter, and the assessment rate for 2011 and 2012 would be equal to the modified third quarter assessment rate plus an additional three basis points. In addition, each institution’s base assessment rate for each period was calculated using its third quarter assessment base, adjusted quarterly for an estimated 5% annual growth rate in the assessment base through the end of 2012. Home Savings Bank received a waiver from the Federal Deposit Insurance Corporation relative to the 2010, 2011 and 2012 prepayment.

The Federal Deposit Insurance Corporation has the authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Home Savings Bank. We cannot predict what insurance assessment rates will be in the future.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. We do not know of any practice, condition or violation that might lead to termination of deposit insurance.

In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation (FICO) is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the first quarter of calendar 2014, the annualized FICO assessment is 62 basis points of total assets less tangible capital.

Capitalization

Wisconsin Law and Regulation. Wisconsin savings banks are required to maintain a minimum capital to assets ratio of 6% and must maintain total capital necessary to ensure the continuation of insurance of deposit accounts by the Federal Deposit Insurance Corporation. If the Wisconsin Department of Financial Institutions determines that the financial condition, history, management or earning prospects of a savings bank are not adequate, the Wisconsin Department of Financial Institutions may require a higher minimum capital level for the savings bank. If a Wisconsin savings bank’s capital ratio falls below the required level, the Wisconsin Department of Financial Institutions may direct the savings bank to adhere to a specific written plan established by the Wisconsin Department of Financial Institutions to correct the savings bank’s capital deficiency, as well as a number of other restrictions on the savings bank’s operations, including a prohibition on the declaration of dividends. At September 30, 2013, Home Savings Bank’s capital to assets ratio, as calculated under Wisconsin law, was 7.07%. However, at that same date, Home Savings Bank was not in compliance with the increased capital requirements that it agreed to with the Federal Deposit Insurance Corporation and the Wisconsin Department of Financial Institutions, which requires that Home Savings Bank maintain a Tier 1 leverage ratio of 8.0% and a total risk based capital ratio of 12.0%. See “—Informal Agreements with Regulators” above.

Federal Law and Regulation. Under Federal Deposit Insurance Corporation regulations, federally insured state-chartered banks that are not members of the Federal Reserve System (“state non-member banks”), such as Home Savings Bank, are required to comply with minimum capital requirements. For an institution determined by the Federal Deposit Insurance Corporation to not be anticipating or experiencing significant growth and to be, in general, a strong banking organization, rated composite 1 under the Uniform Financial Institutions Ranking System established by the Federal Financial Institutions Examination Council, the minimum Tier I leverage capital to total assets ratio is 3%. For all other institutions, the minimum leverage capital ratio is not less than 4%. Tier I leverage capital is the sum of common shareholders’ equity, non-cumulative perpetual preferred stock (including any related surplus) and minority investments in certain subsidiaries, less intangible assets (except for certain servicing rights and credit card relationships) and certain other specified items.

The Federal Deposit Insurance Corporation regulations require state non-member banks to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of regulatory capital to regulatory risk-weighted assets is referred to as a bank’s “risk-based capital ratio.” Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items (including recourse obligations, direct credit substitutes and residual interests) to four risk-weighted categories generally ranging from 0% to 200%, with higher levels of capital being required for the categories perceived as representing greater risk. For example, under the Federal Deposit Insurance Corporation’s risk-weighting system, cash and securities backed by the full faith and credit of the U.S. government are given a 0% risk weight, loans secured by one- to four-family residential properties generally have a 50% risk weight, and commercial loans have a risk weighting of 100%.

State non-member banks, such as Home Savings Bank, must maintain a minimum ratio of total capital to risk-weighted assets of at least 8%, of which at least one-half must be Tier I capital. Total capital consists of Tier I capital plus Tier 2 or supplementary capital items, which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock and certain other capital instruments, and a portion of the net unrealized gain on equity securities. The includable amount of Tier 2 capital cannot exceed the amount of the institution’s Tier I capital. Savings banks that engage in specified levels of trading activities are subject to adjustments in their risk based capital calculation to ensure the maintenance of sufficient capital to support market risk.

The Federal Deposit Insurance Corporation, along with the other federal banking agencies, has adopted a regulation providing that the agencies will take into account the exposure of a bank’s capital and economic value to changes in interest rate risk in assessing a bank’s capital adequacy. The Federal Deposit Insurance Corporation also has authority to establish individual minimum capital requirements in appropriate cases upon a determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.

In July 2013, the Federal Deposit Insurance Corporation and the other federal bank regulatory agencies issued a final rule that will revise their leverage and risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more and all top-tier savings and loan holding companies. Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4% to 6% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property. The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for purposes of calculating regulatory capital requirements unless a one-time opt-in or opt-out is exercised. The rule limits a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements. The final rule becomes effective for Home Savings Bank on January 1, 2015. The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective.

Safety and Soundness Standards

Each federal banking agency, including the Federal Deposit Insurance Corporation, has adopted guidelines establishing general standards relating to internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director, or principal shareholder.

Prompt Corrective Regulatory Action

Federal bank regulatory authorities are required to take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For these purposes, the statute establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Under the regulations, a bank shall be deemed to be (i) “well capitalized” if it has total risk-based capital of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to any written capital order or directive; (ii) “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leveraged capital ratio of 4.0% or more (3.0% under certain circumstance) and does not meet the definition of “well capitalized”; (iii) “undercapitalized” if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); (iv) “significantly undercapitalized” if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0%; and (v) “critically undercapitalized” if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Federal law and regulations also specify circumstances under which a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an institution that is classified as less than well capitalized to comply with supervisory actions as if it were in the next lower classification (except that the Federal Deposit Insurance Corporation may not reclassify a significantly undercapitalized institution as critically undercapitalized).

The Federal Deposit Insurance Corporation may order savings banks which have insufficient capital to take corrective actions. For example, a savings bank which is categorized as “undercapitalized” would be subject to growth limitations and would be required to submit a capital restoration plan, and a holding company that controls such a savings bank would be required to guarantee that the savings bank complies with the restoration plan. A “significantly undercapitalized” savings bank would be subject to additional restrictions. Savings banks deemed by the Federal Deposit Insurance Corporation to be “critically undercapitalized” would be subject to the appointment of a receiver or conservator.

The recently proposed rules that would increase regulatory capital requirements would adjust the prompt corrective action categories accordingly.

At September 30, 2013, Home Savings Bank’s capital levels exceeded the levels required to be considered well-capitalized with a Tier 1 leverage ratio of 6.05%, a Tier 1 risk-based ratio of 10.31% and a total risk based capital ratio of 11.57%. However, at that same date, Home Savings Bank was not in compliance with the memorandum of understanding it has entered into with the Federal Deposit Insurance Corporation and the Wisconsin Department of Financial Institutions, which requires that Home Savings Bank maintain a Tier 1 leverage ratio of 8.0% and a total risk based capital ratio of 12.0%. See “—Informal Agreements with Regulators” above.

Dividends

Under Wisconsin law and applicable regulations, a Wisconsin savings bank that meets its regulatory capital requirement may declare dividends on capital stock based upon net profits, provided that its paid-in surplus equals its capital stock. If the paid-in surplus of the savings bank does not equal its capital stock, the board of directors may not declare a dividend unless at least 10% of the net profits of the preceding half year, in the case of quarterly or semi-annual dividends, or 10% of the net profits of the preceding year, in the case of annual dividends, has been transferred to paid-in surplus. In addition, prior Wisconsin Department of Financial Institutions approval is required before dividends exceeding 50% of profits for any calendar year may be declared and before a dividend may be declared out of retained earnings. Under Wisconsin Department of Financial Institutions regulations, a Wisconsin savings bank which has converted from mutual to stock form also is prohibited from paying a dividend on its capital stock if the payment causes the regulatory capital of the savings bank to fall below the amount required for its liquidation account.

The Federal Deposit Insurance Corporation has the authority to prohibit Home Savings Bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice in light of the financial condition of Home Savings Bank. Institutions may not pay dividends if they would be “undercapitalized” following payment of the dividend within the meaning of the prompt corrective action regulations.

Liquidity and Reserves

Wisconsin Law and Regulation. Under Wisconsin Department of Financial Institutions regulations, all Wisconsin savings banks are required to maintain a certain amount of their assets as liquid assets, consisting of cash and certain types of investments. The exact amount of assets a savings bank is required to maintain as liquid assets is set by the Wisconsin Department of Financial Institutions, but generally ranges from 4% to 15% of the saving bank’s average daily balance of net withdrawable accounts plus short-term borrowings (the “Required Liquidity Ratio”). At September 30, 2013, Home Savings Bank’s Required Liquidity Ratio was 27.4%, and Home Savings Bank was in compliance with this requirement. In addition, 50% of the liquid assets maintained by Wisconsin savings banks must consist of “primary liquid assets,” which are defined to include securities issued by the United States government and United States government agencies. At September 30, 2013, Home Savings Bank was in compliance with this requirement.

Federal Law and Regulation. Under federal law and regulations, Home Savings Bank is required to maintain sufficient liquidity to ensure safe and sound banking practices. Regulation D, promulgated by the Federal Reserve Board, imposes reserve requirements on all depository institutions, including Home Savings Bank, which maintain transaction accounts or non-personal time deposits. Checking accounts, NOW accounts, Super NOW checking accounts, and certain other types of accounts that permit payments or transfers to third parties fall within the definition of transaction accounts and are subject to Regulation D reserve requirements, as are any non-personal time deposits (including certain money market deposit accounts) at a savings institution. For calendar 2013, a depository institution is required to maintain average daily reserves equal to 3% on the first $79.5 million of transaction accounts and an initial reserve of $1.4 million, plus 10% of that portion of total transaction accounts in excess of $79.5 million. The first $12.4 million of otherwise reservable balances (subject to adjustment by the Federal Reserve Board) are exempt from the reserve requirements. These percentages and threshold limits are subject to adjustment by the Federal Reserve Board. Savings institutions have authority to borrow from the Federal Reserve’s “discount window,” but Federal Reserve policy generally requires savings institutions to exhaust all other sources before borrowing from the Federal Reserve. As of September 30, 2013, Home Savings Bank met its Regulation D reserve requirements.

Transactions with Affiliates and Insiders

Wisconsin Law and Regulation. Under Wisconsin law, Home Savings Bank may not make a loan to a person owning 10% or more of its stock, an affiliated person, agent, or attorney of the savings bank, either individually or as an agent or partner of another, except as approved by the Wisconsin Department of Financial Institutions and regulations of the Federal Deposit Insurance Corporation. In addition, unless the prior approval of the Wisconsin Department of Financial Institutions is obtained, Home Savings Bank may not purchase, lease or acquire a site for an office building or an interest in real estate from an affiliated person, including a shareholder owning more than 10% of its capital stock, or from any firm, corporation, entity or family in which an affiliated person or 10% shareholder has a direct or indirect interest.

Federal Law and Regulation. Sections 23A and 23B of the Federal Reserve Act govern transactions between an insured savings bank, such as Home Savings Bank, and any of its affiliates, including Home Bancorp Wisconsin. The Federal Reserve Board has adopted Regulation W, which comprehensively implements and interprets Sections 23A and 23B, in part by codifying prior Federal Reserve Board interpretations under Sections 23A and 23B.

An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with Home Savings Bank. A subsidiary of a bank that is not also a depository institution or a “financial subsidiary” under federal law is not treated as an affiliate of Home Savings Bank for the purposes of Sections 23A and 23B; however, the Federal Deposit Insurance Corporation has the discretion to treat subsidiaries of a bank as affiliates on a case-by-case basis. Sections 23A and 23B limit the extent to which a bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10% of such bank’s capital stock and surplus, and limit all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. The statutory sections also require that all such transactions be on terms that are consistent with safe and sound banking practices. The term “covered transaction” includes the making of loans, purchase of assets, issuance of guarantees and other similar types of transactions. Further, most loans and other extensions of credit by a bank to any of its affiliates must be secured by collateral in amounts ranging from 100% to 130% of the loan amounts, depending on the type of collateral. In addition, any covered transaction by Home Savings Bank with an affiliate and any purchase of assets or services by Home Savings Bank from an affiliate must be on terms that are substantially the same, or at least as favorable, to Home Savings Bank as those that would be provided to a non-affiliate.

A savings bank’s loans to its executive officers, directors, any owner of more than 10% of its stock (each, an insider) and any of certain entities affiliated with any such person (an insider’s related interest) are subject to the conditions and limitations imposed by Section 22(h) of the Federal Reserve Act and the Federal Reserve Board’s Regulation O thereunder. Under these restrictions, the aggregate amount of the loans to any insider and the insider’s related interests may not exceed the loans-to-one-borrower limit applicable to national banks, which is comparable to the loans-to-one-borrower limit applicable to Home Savings Bank’s loans. All loans by Home Savings Bank to its insiders and insiders’ related interests in the aggregate may not exceed Home Savings Bank’s unimpaired capital and unimpaired surplus. With certain exceptions, loans to an executive officer, other than loans for the education of the officer’s children and certain loans secured by the officer’s residence, may not exceed the greater of $25,000 or 2.5% of the savings bank’s unimpaired capital and unimpaired surplus, but in no event more than $100,000.

Regulation O also requires that any proposed loan to an insider or a related interest of that insider be approved in advance by a majority of the board of directors of the savings bank, with any interested director not participating in the voting, if such loan, when aggregated with any existing loans to that insider and the insider’s related interests, would exceed either $500,000 or the greater of $25,000 or 5% of the savings bank’s unimpaired capital and surplus. Generally, such loans must be made on substantially the same terms as, and follow credit underwriting procedures that are no less stringent than, those that are prevailing at the time for comparable transactions with other persons and must not present more than a normal risk of collectibility. An exception to this requirement is made for extensions of credit made pursuant to a benefit or compensation plan of a bank that is widely available to employees of the savings bank and that does not give any preference to insiders of the savings bank over other employees of the savings bank.

Transactions between Bank Customers and Affiliates

Under Wisconsin and federal laws and regulations, Wisconsin savings banks, such as Home Savings Bank, are subject to the prohibitions on certain tying arrangements. A savings bank is prohibited, subject to certain exceptions, from extending credit to or offering any other service to a customer, or fixing or varying the consideration for such extension of credit or service, on the condition that such customer obtain some additional service from the institution or certain of its affiliates or not obtain services of a competitor of the institution.

Examinations and Assessments

Home Savings Bank is required to file periodic reports with and is subject to periodic examinations by the Wisconsin Department of Financial Institutions and Federal Deposit Insurance Corporation. Federal regulations require annual on-site examinations for all depository institutions, except certain well-capitalized and highly rated institutions with assets of less than $500 million, which are generally examined every 18 months. Federal law also requires Home Savings Bank to pay examination fees and annual assessments to fund its supervision. Home Savings Bank paid an aggregate of $167,000 in assessments for the calendar year ended December 31, 2012. A savings bank may be placed in receivership or conservatorship in certain circumstances, such as where the institution is determined to be an unsafe or unsound condition to transact business or where its capital has been impaired.

Enforcement

The Wisconsin Department of Financial Institutions and the FDIC have extensive enforcement authority over savings banks, including Home Savings Bank. This enforcement authority may include, among other things, the ability to assess civil money penalties, to issue cease and desist orders and to remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and to unsafe or unsound practices.

Customer Privacy

Under Wisconsin and federal law and regulations, savings banks, such as Home Savings Bank, are required to develop and maintain privacy policies relating to information on its customers, restrict access to and establish procedures to protect customer data. Applicable privacy regulations further restrict the sharing of non-public customer data with non-affiliated parties if the customer requests.

Community Reinvestment Act

Under the Community Reinvestment Act, Home Savings Bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the Federal Deposit Insurance Corporation in connection with its examination of Home Savings Bank, to assess its record of meeting the credit needs of its community and to take that record into account in its evaluation of certain applications by Home Savings Bank. For example, the regulations specify that a bank’s Community Reinvestment Act performance will be considered in its expansion (e.g., branching) proposals and may be the basis for approving, denying or conditioning the approval of an application. As of the date of its most recent regulatory examination, Home Savings Bank was rated “outstanding” with respect to its Community Reinvestment Act compliance.

Federal Home Loan Bank System

The Federal Home Loan Bank System, consisting of twelve Federal Home Loan Banks, is under the jurisdiction of the Federal Housing Finance Board. The designated duties of the Federal Housing Finance Board are to supervise the Federal Home Loan Banks; ensure that the Federal Home Loan Banks carry out their housing finance mission; ensure that the Federal Home Loan Banks remain adequately capitalized and able to raise funds in the capital markets; and ensure that the Federal Home Loan Banks operate in a safe and sound manner.

Home Savings Bank, as a member of the Federal Home Loan Bank of Chicago, is required to acquire and hold shares of capital stock in the Federal Home Loan Bank of Chicago in specified amounts. Home Savings Bank is in compliance with this requirement with an investment in Federal Home Loan Bank of Chicago stock of $652,000 at September 30, 2013.

Among other benefits, the Federal Home Loan Banks provide a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes advances to members in accordance with policies and procedures established by the Federal Housing Finance Board and the board of directors of the Federal Home Loan Bank of Chicago. At September 30, 2013, Home Savings Bank had $5.5 million in advances from the Federal Home Loan Bank of Chicago.

USA PATRIOT Act

The USA PATRIOT Act gives the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. The USA PATRIOT Act also required the federal banking agencies to take into consideration the effectiveness of controls designed to combat money laundering activities in determining whether to approve a merger or other acquisition application of a member institution. Accordingly, if we engage in a merger or other acquisition, our controls designed to combat money laundering would be considered as part of the application process. We have established policies, procedures and systems designed to comply with these regulations.

Dodd-Frank Act

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) is making extensive changes in the regulation of insured depository institution. The Dodd-Frank Act created a new Consumer Financial Protection Bureau as an independent bureau of the Federal Reserve Board. The Consumer Financial Protection Bureau has assumed responsibility for the implementation of the federal financial consumer protection and fair lending laws and regulations, a function previously assigned to prudential regulators, and has authority to impose new requirements. Institutions of less than $10 billion in assets, however, such as Home Savings Bank, will continue to be examined for compliance with consumer protection and fair lending laws and regulations by, and be subject to the primary enforcement authority of, their prudential regulators rather than the Consumer Financial Protection Bureau.

In addition to creating the Consumer Financial Protection Bureau, the Dodd-Frank Act, among other things, directed changes in the way that institutions are assessed for deposit insurance, required originators of securitized loans to retain a percentage of the risk for the transferred loans, provided for regulatory rate-setting for certain debit card interchange fees, repealed restrictions on the payment of interest on commercial demand deposits and contained a number of reforms related to mortgage originations. Many of the provisions of the Dodd-Frank Act are subject to delayed effective dates and/or require the issuance of implementing regulations. Their impact on operations cannot yet be fully assessed. However, there is a significant possibility that the Dodd-Frank Act will, at a minimum, result in increased regulatory burden, compliance costs and interest expense for Home Savings Bank and Home Bancorp Wisconsin.

Holding Company Regulation

Following the conversion, Home Bancorp Wisconsin will be a bank holding company subject to examination, regulation, and periodic reporting under the Bank Holding Company Act of 1956, as amended, as administered by the Federal Reserve Board. Home Bancorp Wisconsin will be required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval would be required for Home Bancorp Wisconsin to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after such acquisition, it would, directly or indirectly, own or control more than 5% of any class of voting shares of the bank or bank holding company. In addition to the approval of the Federal Reserve Board, before any bank acquisition can be completed, prior approval may also be required to be obtained from other agencies having supervisory jurisdiction over the bank to be acquired.

A bank holding company is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in, non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii)

providing discount brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings and loan association.

The Gramm-Leach-Bliley Act of 1999 authorizes a bank holding company that meets specified conditions, including being “well capitalized” and “well managed,” to opt to become a “financial holding company” and thereby engage in a broader array of financial activities than previously permitted. Such activities can include insurance underwriting and investment banking.

The Federal Reserve Board has consolidated capital adequacy guidelines for bank holding companies (on a consolidated basis) structured similarly to those of the FDIC for Home Savings Bank. The capital adequacy guidelines for bank holding companies have historically allowed certain instruments to be included in Tier 1 capital that are not includable in Tier 1 capital at the bank level. The Dodd-Frank Act requires the Federal Reserve Board to revise their holding company capital standards so that they are no less stringent than those applicable to the subsidiary financial institutions themselves, including restricting Tier 1 Capital instruments to those permissible for the institution. The previously mentioned proposed capital rules would implement this requirement. The Federal Reserve Board maintains an exception to the applicability of the bank holding company capital requirements for bank holding companies, such as Home Bancorp Wisconsin, which have consolidated assets of less than $500 million.

A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. The Federal Reserve Board has adopted an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.

In addition, the Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. These regulatory policies could affect the ability of Home Bancorp Wisconsin to pay dividends or otherwise engage in capital distributions.

Under the Federal Deposit Insurance Act, depository institutions are liable to the FDIC for losses suffered or anticipated by the FDIC in connection with the default of a commonly controlled depository institution or any assistance provided by the FDIC to such an institution in danger of default. This law would have potential applicability if Home Bancorp Wisconsin ever held as a separate subsidiary a depository institution in addition to Home Savings Bank.

Home Bancorp Wisconsin and Home Savings Bank are affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve System. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of Home Bancorp Wisconsin or Home Savings Bank.

The status of Home Bancorp Wisconsin as a registered bank holding company under the Bank Holding Company Act will not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.

Federal Securities Laws

Home Bancorp Wisconsin common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. Home Bancorp Wisconsin will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in Home Bancorp Wisconsin’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Home Bancorp Wisconsin may be resold without registration. Shares purchased by an affiliate of Home Bancorp Wisconsin will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Home Bancorp Wisconsin meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Home Bancorp Wisconsin that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Home Bancorp Wisconsin, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Home Bancorp Wisconsin may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act (the “JOBS Act”), which was enacted in April 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year, and which did not complete its first sale of common equity securities pursuant to an effective registration statement on or before December 8, 2011, qualifies as an “emerging growth company.” Home Bancorp Wisconsin qualifies as an emerging growth company under the JOBS Act.

An “emerging growth company” may choose not to hold stockholder votes to approve annual executive compensation (more frequently referred to as “say-on-pay” votes) or executive compensation payable in connection with a merger (more frequently referred to as “say-on-golden parachute” votes). An emerging growth company also is not subject to the requirement that its auditors attest to the effectiveness of the company’s internal control over financial reporting, and can provide scaled disclosure regarding executive compensation; however, Home Bancorp Wisconsin will also not be subject to the auditor attestation requirement or additional executive compensation disclosure so long as it remains a “smaller reporting company” under Securities and Exchange Commission regulations (generally less than $75 million of voting and non-voting equity held by non-affiliates). Finally, an emerging growth company may elect to comply with new or amended accounting pronouncements in the same manner as a private company, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. Home Bancorp Wisconsin has elected to comply with new or amended accounting pronouncements in the same manner as a private company.

A company loses emerging growth company status on the earlier of: (i) the last day of the fiscal year during which it had total annual gross revenues of $1.0 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933; (iii) the date on which such company has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which such company is deemed to be a “large accelerated filer” under Securities and Exchange Commission regulations (generally, at least $700 million of voting and non-voting equity held by non-affiliates).

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a bank holding company such as Home Bancorp Wisconsin unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquiror has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. Acquisition of more than 10% of any class of a bank holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with Home Bancorp Wisconsin, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal law provides that no company may acquire “control” of a bank holding company, within the meaning of the Bank Holding Company Act, without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

TAXATION

Federal Taxation

General. Home Savings Bank is, and Home Bancorp Wisconsin will be, subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Home Bancorp Wisconsin or Home Savings Bank. All tax years prior to 2008 are closed to federal tax examination.

Method of Accounting. For federal income tax purposes, Home Bancorp Wisconsin will report its income and expenses on the accrual method of accounting and uses a tax year ending September 30 for filing its federal and state income tax returns.

Bad Debt Reserves. Prior to 1996, Home Savings Bank was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at our taxable income. As a result of tax law changes in 1996, Home Savings Bank was required to use the specific charge-off method in computing its bad debt deduction beginning with its 1996 federal tax return. Savings institutions were required to recapture any excess reserves over those established as of December 31, 1987 (base year reserve). At September 30, 2013, Home Savings Bank had no reserves subject to recapture in excess of its base year reserves.

Home Bancorp Wisconsin is required to use the specific charge-off method to account for tax bad debt deductions.

Taxable Distributions and Recapture. Prior to 1996, bad debt reserves created prior to 1988 were subject to recapture into taxable income if Home Savings Bank failed to meet certain thrift asset and definitional tests or made certain distributions. Tax law changes in 1996 eliminated thrift-related recapture rules. However, under current law, pre-1988 tax bad debt reserves remain subject to recapture if Home Savings Bank makes certain non-dividend distributions, repurchases any of its common stock, pays dividends in excess of earnings and profits, or fails to qualify as a “bank” for tax purposes. At September 30, 2013, our total federal pre-base year bad debt reserve was approximately $1.9 million.

Alternative Minimum Tax. The Internal Revenue Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, less any available exemption. The alternative minimum tax is imposed to the extent it exceeds the regular income tax. Net operating losses can offset no more than 90% of alternative taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. At September 30, 2013, Home Bancorp Wisconsin had no such amounts available as credits for carryover. At September 30, 2013, Home Savings Bank had $64,000 available as credits for carryover.

Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. A 2009 federal tax law change allows for a one-time carry back of either 2008 or 2009 taxable losses for up to five years.

Corporate Dividends-Received Deduction. Home Bancorp Wisconsin may exclude from its federal taxable income 100% of dividends received from Home Savings Bank as a wholly-owned subsidiary by filing consolidated tax returns. The corporate dividends-received deduction is 80% when the corporation receiving the dividend owns at least 20% of the stock of the distributing corporation. The dividends-received deduction is 70% when the corporation receiving the dividend owns less than 20% of the distributing corporation.

State Taxation

Home Bancorp Wisconsin will be subject to the Wisconsin corporate franchise (income) tax. The State of Wisconsin imposes a corporate franchise tax of 7.9% on the combined taxable incomes of the members of Home Bancorp Wisconsin’s consolidated income tax group, which will include Home Savings Bank.

Home Savings Bank’s state tax returns have not been audited for the last five years.

As a Maryland business corporation, Home Bancorp Wisconsin is required to file an annual report with and pay franchise taxes to the state of Maryland.

MANAGEMENT

Shared Management Structure

The directors of Home Bancorp Wisconsin are the same persons who are the directors of Home Savings Bank. In addition, each executive officer of Home Bancorp Wisconsin is also an executive officer of Home Savings Bank. We expect that Home Bancorp Wisconsin and Home Savings Bank will continue to have common executive officers and directors until there is a business reason to establish separate management structures.

Executive Officers of Home Bancorp Wisconsin and Home Savings Bank

The following table sets forth information regarding the executive officers of Home Bancorp Wisconsin and Home Savings Bank. Age information is as of September 30, 2013. The executive officers of Home Bancorp Wisconsin and Home Savings Bank are elected annually by the boards of directors.

Name	Age	Position
James R. Bradley	60	President and Chief Executive Officer
Mark A. Fritz	53	Senior Vice President and Chief Financial Officer
Matt Rosenthal	44	Senior Vice President of Commercial Banking
Joyce Dismuke	62	Vice President of Mortgage Lending
Dana Gainer	45	Vice President of Retail Banking

Directors of Home Bancorp Wisconsin and Home Savings Bank

Home Bancorp Wisconsin has five directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of Home Savings Bank will be elected by Home Bancorp Wisconsin as its sole stockholder. The following table states our directors’ names, their ages as of September 30, 2013, the years when they began serving as directors of Home Savings Bank and when their current terms as directors of Home Bancorp Wisconsin expire.

Name (1)	Position(s) Held With Home Savings Bank	Age	Director Since	Fiscal Year Current Term Expires (2)
James R. Bradley	Chairman of the Board, President and Chief Executive Officer	60	1985	2014
George E. Austin	Director	61	1997	2016
Mark P. Finster	Director	64	1989	2015
Lynn K. Hobbie	Director	55	2002	2014
Richard M. Lynch	Director	61	2003	2016

(1)	The mailing address for each person listed is 3762 East Washington Avenue, Madison, Wisconsin 53704.
(2)	Mr. Bradley and Ms. Hobbie are currently serving terms that expire at Home Bancorp Wisconsin’s annual meeting of stockholders to be held in fiscal 2014. We anticipate that the 2014 annual meeting of stockholders will be held prior to the closing of the offering, and that Home Savings Bank, as the sole stockholder of Home Bancorp Wisconsin, will elect Mr. Bradley and Ms. Hobbie for three-year terms expiring at the annual meeting of stockholders in fiscal 2017.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating Committee and the board of directors to determine that the person should serve as a director. Each director is also a director of Home Savings Bank. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

James R. Bradley. Mr. Bradley has served as President and Chief Executive Officer of Home Savings Bank since 1985, and has been Chairman of the Board since 1987. Mr. Bradley joined Home Savings Bank in 1975 following his graduation from University Wisconsin–Madison with a Bachelor of Business Administration degree and majors in real estate and finance. He has served as a mortgage loan officer, branch manager, and led Home Savings Bank’s secondary mortgage market efforts before being named president. Mr. Bradley has served as chairman of the board for many local organizations including Downtown Madison, Madison Children’s Museum, and the South Central Wisconsin Housing Foundation. He currently serves on the boards of the Greater Madison Visitors and Convention Bureau, Madison Community Foundation, Sustain Dane, and the Center for Resilient Cities. He is a past president of the National W Club, and has been the race director of the Crazylegs Classic (17,000 participants) for over 20 years. Mr. Bradley provides the board extensive experience in the banking industry and a unique understanding of Home Savings Bank’s banking market.

George E. Austin. Mr. Austin holds three degrees (BBA and MS in business and MA in public policy and administration from the University of Wisconsin-Madison). He served as the director of planning and development for the City of Madison and the executive director of the Community Development Authority of the City of Madison for 15 years. He was the City’s project manager on the construction of the Frank Lloyd Wright designed Monona Terrace Convention Center. Mr. Austin left his position with the City to become the president of the Overture Foundation and lead the construction of the $220 million Overture Center performing arts center in downtown Madison. Recently Mr. Austin served as the project manager for the construction of the Wisconsin Institutes of Discovery/Morgridge Institute for Research, a $210 million interdisciplinary research center on the University Wisconsin–Madison campus. As owner and president of AVA Civic Enterprises, Inc., Mr. Austin has also served as a consultant for the City of Madison and the Madison Region Economic Partnership—the regional economic development entity, and several private foundations. He has also served on the boards of Downtown Madison Inc. and the Greater Madison Chamber of Commerce. Mr. Austin brings the board a unique insight into planning and development issues in Home Savings Bank’s market, and extensive experience in the financing of public/private real estate development projects.

Mark P. Finster. Professor Finster is a faculty member in the Graduate School of Business and the College of Engineering at the University of Wisconsin-Madison, and a contributing member in the Gaylord Nelson Institute for Environmental Studies, the Energy Institute, the Center for Quality and Productivity Improvement, the Consortium for Global Electronic Commerce, and the Center for Quick-Response Manufacturing. He also serves on the executive boards of the Center for Operations and Technology Management, the Global Studies Program and the Manufacturing Systems Engineering

Program. Professor Finster received his Ph.D. from the University of Michigan and has served as a professor at Cornell and Johns Hopkins Universities. Mr. Finster provides a deep understanding of the organizational strategies and performance management approaches of businesses, as well as a valuable connection to the University of Wisconsin-Madison, a major employer in Home Savings Bank’s market area.

Lynn K. Hobbie. Ms. Hobbie is a Senior Vice President at Madison Gas and Electric Company, an investor-owned public utility headquartered in Madison that provides natural gas and electric service in south-central and western Wisconsin. Her responsibilities include marketing, corporate communications, customer service and economic development. Ms. Hobbie has worked at Madison Gas and Electric Company for over 20 years. She has a Bachelor of Arts degree in History and a Master’s degree in Land Resources, both from the University of Wisconsin-Madison. Ms. Hobbie has served on various City of Madison committees, including Community Development Block Grant Commission and the Police and Fire Commission. She has also served on a variety of boards including the Energy Center of Wisconsin and the Madison Children’s Museum. She is currently serving on the boards of 1000 Friends of Wisconsin, the Greater Madison Convention and Visitors Bureau and on the community advisory board of Chazen Museum of Art on the University of Wisconsin-Madison Campus. Ms. Hobbie brings the board extensive business experience as well as an outstanding history of community involvement in Home Savings Bank’s market.

Richard M. Lynch. Mr. Lynch is Chairman of J. H. Findorff & Son Inc., one of Wisconsin’s leading builders. With offices in Madison and Milwaukee, J. H. Findorff & Son Inc. employs approximately 600 construction professionals and tradespeople, and completes over $350 million in construction annually. Mr. Lynch has had preconstruction and project management responsibilities for many of the firm’s most notable projects including the Monona Terrace Convention Center in Madison. Mr. Lynch has served on the boards of many civic organizations including Downtown Madison Inc, Greater Madison Chamber of Commerce, Madison Community Foundation, United Way of Dane County, American Family Children’s Hospital Advisory Board, and Meriter Hospital. Mr. Lynch provides the board extensive business experience and a unique understanding of the construction industry as well as an outstanding history of community involvement in Home Savings Bank’s market.

Executive Officers Who Are Not Also Directors

Mark A. Fritz. Mr. Fritz joined Home Savings Bank as Senior Vice President and Chief Financial Officer in 2001. Mr. Fritz has 25 years of experience in bank financial management with a diverse group of banks including Jefferson County Bank in Fort Atkinson, Wisconsin, Bank One in Madison, Wisconsin, and McFarland State Bank in McFarland, Wisconsin. He has received a BBA and an MBA in the areas of accounting, finance, investments, and banking, both from the University of Wisconsin-Madison.

Matt Rosenthal. Mr. Rosenthal joined Home Savings Bank as Senior Vice President of Commercial Banking in April 2013. He has over 10 years of banking experience, including 8 years with Summit Credit Union, Madison, Wisconsin, where he was employed from September 2005 until being hired by Home Savings Bank and he most recently served as Vice President of Business Services. He has also served as Branch Manager for a U.S. Bank branch located in Illinois. Mr. Rosenthal earned his MBA from the University of Dubuque and has taught marketing at Loras College.

Joyce Dismuke. Ms. Dismuke joined Home Savings Bank in 1991, and has served as Vice President of Mortgage Lending since 1997. Prior to joining the Bank, Ms. Dismuke was a mortgage loan officer at Comcor Mortgage in Rockford, Illinois, and a loan underwriter at the First National Bank in Rockford, Illinois. Her responsibilities with the Bank include loan underwriting, loan operations management, collections, and lending compliance. Ms. Dismuke has a strong interest in consumer education and financial counseling and has developed classes for first time homebuyers and for gaining personal financial stability. The YWCA of Madison has honored Ms. Dismuke as a Woman of Distinction for her community service.

Dana Gainer. Ms. Gainer joined Home Savings Bank in 2013 as Vice President of Retail Banking. Ms. Gainer has more than 20 years of experience at community, regional and national banks in Milwaukee, Waukesha, and Dane counties. Prior to joining the bank she served as a vice president in retail banking at Associated Bank in Brookfield, Wisconsin beginning in 2008, and as a vice president in retail banking at PNC Bank in West Allis and Waukesha, Wisconsin beginning in 2011. Her responsibilities at the Bank include direction of branch managers, universal bankers and deposit operations staff.

Board Independence

Although Home Bancorp Wisconsin will not be listed on the Nasdaq Stock Market (“Nasdaq”), the board of directors has chosen to apply the director independence rules of Nasdaq when determining whether Home Bancorp Wisconsin’s directors are independent. The board of directors has determined that each of our directors, with the exception of director James Bradley, is “independent” as defined in the Nasdaq rules. Director Bradley is not independent because he is an executive officer of Home Bancorp Wisconsin.

In determining the independence of the directors listed above, the board of directors reviewed accounts that directors and their affiliates had with Home Savings Bank, none of which are required to be reported under “—Transactions With Certain Related Persons,” below.

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Home Savings Bank, to their executive officers and directors in compliance with federal banking regulations.

Home Savings Bank maintains a program under which it offers its employees, including its executive officers, a reduced closing cost on the purchase of a new primary residence. However, none of the executive officers of Home Savings Bank have participated in this program. Home Savings Bank also maintains a program under which it offers its employees, including its executive officers, a reduced interest rate on the refinance of a loan for a primary residence. Home Savings Bank generally sets the rate on a refinanced loan so that Home Savings Bank will receive a fee of 1.2% of the amount of the loan upon sale of the loan to the secondary market. Under the employee program, Home Savings Bank sets the rate of the refinanced loan so that Home Savings Bank will receive a fee of 1.0% of the amount of the loan upon sale to the secondary market. Although three of our executive officers have refinanced loans on their primary residence under this program, all of such loans were sold to the secondary market within 45 days of closing. Accordingly, none of these loans are held in Home Savings Bank’s portfolio.

At September 30, 2013, other than the employee loan programs described above, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Home Savings Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at September 30, 2013, and were made in compliance with federal banking regulations.

Executive Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to or earned by our President and Chief Executive Officer, James R. Bradley, for the year ended September 30, 2013. No other executive officer received total compensation for the year ended September 30, 2013 of more than $100,000. The individual listed in the table below is referred to as a named executive officer.

Summary Compensation Table For the Year Ended September 30, 2013
Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation(1) ($)	Total ($)
James R. Bradley President and Chief Executive Officer	2013	126,093	—	13,866	139,959

(1)	Consists of life insurance premiums in the amount of $516 and $13,350 in fees paid to Mr. Bradley for his service on the board of directors.

Benefit Plans and Agreements

Proposed Employment Agreement. Home Savings Bank does not currently maintain employment agreements with any of its employees. Upon completion of the conversion, Home Bancorp Wisconsin, Inc. and Home Savings Bank intend to enter into an employment agreement with James R. Bradley, our President and Chief Executive Officer. Our continued success depends to a significant degree on the skills and competence of Mr. Bradley and the employment agreement is intended to ensure that we maintain a stable management base following the conversion and offering.

Commencing on the first anniversary of the agreement and on each subsequent anniversary thereafter, the agreement will be renewed for an additional year so that the remaining term will be three years, unless a notice is provided to the executive that the agreement will not renew. The current base salary for Mr. Bradley is $126,093. In addition to the base salary, the agreement provides for, among other things, participation in bonus programs, if any, and other fringe benefit plans, if any, applicable to executive employees. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (i) a material change in the nature or scope of the executive’s authority resulting in a reduction of the responsibility, scope, or importance of executive’s position, (ii) a failure to elect or reelect or the failure to appoint or reappoint the executive as President and Chief Executive Officer, (iii) relocation of executive’s office to a location that is not within

Dane County, Wisconsin, (iv) a material reduction in the benefits or perquisites, including base salary, paid to the executive unless such reduction is employer-wide, (v) a liquidation or dissolution of Home Savings Bank, or (vi) a material breach of the employment agreement by Home Savings Bank, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement. For this purpose, bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years. In addition, the executive would be entitled to receive a lump sum cash payment equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under Home Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement.

In the event of a change in control of Home Savings Bank or Home Bancorp Wisconsin, Inc., followed by executive’s involuntary termination or resignation for one of the reasons set forth above within eighteen (18) months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to three (3) times the sum of (i) the executive’s highest annual rate of base salary paid at any time under the agreement and (ii) the highest bonus paid to the executive with respect to the three completed fiscal years prior to the change in control. In addition, the executive would be entitled to receive a lump sum cash payment equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under Home Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional thirty-six (36) months after termination of employment, earning the salary that would have been achieved during such period. Also, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage until the earlier of (i) the date the executive returns to the full-time employment of the successor bank; (ii) executive’s full-time employment by another employer; (iii) the date executive attains age sixty-five (65); or (iv) executive’s death. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Under the employment agreement, if an executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long-term disability plans maintained by Home Savings Bank. To the extent disability benefits are less than the executive’s base salary, Home Savings Bank shall pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s base salary for one year following the termination of employment due to disability. Mr. Bradley will also be entitled to the continuation of non-taxable medical and dental coverage substantially comparable to the coverage maintained prior to termination of employment due to disability (except to the extent such coverage is changed for all employees) until the earlier of (i) the date executive returns to the full-time employment of the Bank; (ii) executive’s full-time employment by another employer; (iii) the date executive attains age sixty-five (65); or (iv) executive’s death. In the event of the executive’s death, the executive’s family will be entitled to continued non-taxable medical , dental and other insurance benefits normally provided for executive’s family for twelve months following executive’s death, with the family member paying the employee share of the co-pay percentages.

Upon retirement at age 65 or in accordance with any retirement policy established by the Board of Directors and agreed to by the executive, the executive will be entitled to benefits under such retirement policy and other plans to which he is a party but shall not be entitled to any benefit payments specifically as a result of the employment agreement.

Upon termination of the executive’s employment (other than a termination in connection with a change in control), the executive shall be subject to certain restrictions on his ability to compete, or to solicit business or employees of Home Savings Bank and Home Bancorp Wisconsin, Inc. for a period of one year following termination of employment.

Home Savings Bank also anticipates entering into a substantially similar employment agreement with another officer, and a one-year change in control agreement with another officer, subject to any required approval. The change in control agreement will provide the officer with a cash severance payment equal to (i) one times the executive’s base salary in effect as of the date of termination, and (ii) the highest rate of bonus paid to the executive during the three years prior to termination. Such payment will be payable in a lump sum within 10 days following the executive’s date of termination. The executive will also be entitled, at no expense to the executive, to the continuation of non-taxable medical and dental coverage for twelve (12) months in the event of a change in control of Home Savings Bank or Home Bancorp Wisconsin, Inc., followed by executive’s involuntary termination or resignation for Good Reason (as defined in the agreement).

Salary Continuation Agreement. Home Savings Bank entered into an amended salary continuation agreement with James R. Bradley, Jr. in 2008, which was originally entered into in 2003. The agreement provides that Mr. Bradley is entitled to receive a supplemental retirement benefit that is generally based on the accrual balance prior to the date of termination of employment. The accrual balance is not a trust fund and it is solely a device for measuring amounts to be paid under the agreement. As of September 30, 2013, the accrual balance is approximately $214,000 and Home Savings Bank may accrue additional amounts in the future. The supplemental retirement benefit is generally payable after termination of employment on or after age 65. If Mr. Bradley terminates employment on or after age 60 but prior to age 65, the executive will be entitled to a reduced benefit. The agreement also provides for a benefit in the event of the executive’s death or disability. Home Savings Bank has also entered into a Salary Continuation Agreement with a second executive officer.

401(k) Plan. Home Savings Bank maintains the Home Savings Bank 401(k) Profit-Sharing Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). Home Savings Bank’s named executive officers are eligible to participate in the 401(k) Plan just like any other employee. Employees are eligible to participate in the 401(k) Plan after attaining age twenty-one and completing three months of service.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, the maximum amount as permitted by the Internal Revenue Code. For 2013, the salary deferral contribution limit is $17,500, provided, however, that a participant over age 50 may contribute an additional $5,500 to the 401(k) Plan for a total of $23,000. In addition to salary deferral contributions, Home Savings Bank may make a discretionary matching contribution. A participant is always 100% vested in his or her salary deferral contributions and employer matching contributions, if any. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of a participant’s termination of employment with Home Savings Bank.

During the year ended September 30, 2013, Home Savings Bank recognized $7,665 as a 401(k) Plan expense and $4,007 as a discretionary matching contribution.

Employee Stock Ownership Plan. In connection with the conversion, Home Savings Bank adopted an employee stock ownership plan for eligible employees. Home Savings Bank’s named executive officers are eligible to participate in the employee stock ownership plan just like any other employee. Eligible employees who have attained age 21 and were employed by us as of January 1, 2013 will begin participation in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 8% of the total number of shares of Home Bancorp Wisconsin, Inc. common stock issued in the offering. We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Home Bancorp Wisconsin, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Home Savings Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 25-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year. See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become vested in his or her account balance at a rate of 20% per year over a 6-year period, beginning in the second year. Participants who were employed by Home Savings Bank immediately prior to the offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Home Savings Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in Home Bancorp Wisconsin, Inc.’s earnings.

Director Compensation

The following table sets forth for the year ended September 30, 2013 certain information as to the total remuneration we paid to our directors other than James R. Bradley. Information with respect to director fees paid to James R. Bradley is included above in “Executive Officer Compensation – Summary Compensation Table.”

Directors Compensation Table For the Year Ended September 30, 2013
Name	Fees earned or paid in cash ($)	All Other Compensation ($)	Total ($)
George E. Austin	13,350	—	13,350
Mark P. Finster	13,350	—	13,350
Lynn K. Hobbie	13,350	—	13,350
Richard M. Lynch	12,625	—	12,625

Director Fees

Each individual who serves as a director of Home Savings Bank earns annual attendance and committee fees. For the year ended September 30, 2013, each director was paid a fee of $725 for each board meeting attended. Additionally, for each Audit Committee meeting attended, each director was paid a fee of $300 per meeting if the director served as a member of the board loan committee.

Each person who serves as a director of Home Bancorp Wisconsin, Inc. also serves as a director of Home Savings Bank and earns director and committee fees only in his or her capacity as a board or committee member of Home Savings Bank. Upon completion of the conversion, we expect that directors of Home Savings Bank will continue to receive directors’ fees equivalent to the fees paid prior to the conversion and that Home Bancorp Wisconsin, Inc. will not pay director or committee fees.

Benefits to be Considered Following Completion of the Stock Offering

Following the stock offering, we intend to adopt a new stock-based incentive plan that will provide for grants of stock options and restricted common stock awards. In accordance with applicable regulations, we anticipate that the plan will authorize a number of stock options and a number of shares of restricted stock, not to exceed 10% and 4%, respectively, of the shares issued in the offering. These limitations will not apply if the plan is implemented more than one year after the conversion.

The stock-based incentive plan will not be established sooner than six months after the stock offering and, if adopted within one year after the stock offering, would require the approval by stockholders owning a majority of the outstanding shares of common stock of Home Bancorp Wisconsin, Inc. If the stock-based incentive plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast.

The following additional restrictions would apply to our stock-based incentive plan only if the plan is adopted within one year after the stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•	any non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Home Savings Bank or Home Bancorp Wisconsin, Inc.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of the directors and executive officers of Home Savings Bank and their associates, and by all directors and executive officers as a group. However, there can be no assurance that any individual director or executive officer, or the directors and executive officers as a group, will purchase any specific number of shares of our common stock. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and executive officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering. The directors and executive officers have indicated their intention to subscribe in the offering for an aggregate of 43,500 shares of common stock (for a total subscription amount of $435,000), which is equal to 5.8% of the shares of common stock to be sold in the offering at the minimum of the offering range. The shares being acquired by the directors, senior officers and their associates are being acquired for investment purposes, and not with a view towards resale.

Name	Number of Shares	Aggregate Purchase Price	Percent at Minimum of Offering Range
James R. Bradley	10,000	$100,000	1.3%
George E. Austin	7,500	75,000	1.0%
Mark P. Finster	2,500	25,000	*
Lynn K. Hobbie	2,500	25,000	*
Richard M. Lynch	10,000	100,000	1.3%
Mark A. Fritz	5,000	50,000	*
Matt Rosenthal	1,000	10,000	*
Joyce Dismuke	5,000	50,000	*
Dana Gainer	—	—	*
All directors and senior officers as a group (9 persons)	43,500	$435,000	5.8%

*	Less than 1%.

THE CONVERSION AND OFFERING

The board of directors of Home Savings Bank approved the plan of conversion on June 4, 2013. The Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation conditionally approved the plan of conversion on             , 2013 and             , 2013, respectively. In addition, on             , 2013 the Federal Reserve Board issued its approval required in connection with the conversion and the formation of the new holding company. However, such approvals do not constitute a recommendation or endorsement of the plan of conversion by the Wisconsin Department of Financial Institutions, the Federal Deposit Insurance Corporation or the Federal Reserve Board. The plan of conversion must also be approved by Home Savings Bank’s members (depositors). A special meeting of members has been called for this purpose.

General

Pursuant to the plan of conversion, Home Savings Bank will convert from the mutual form of organization to the fully stock form of organization. In connection with the conversion, Home Savings Bank has organized a new Maryland stock holding company named Home Bancorp Wisconsin, Inc. which will sell shares of common stock to the public in an initial public stock offering. When the conversion and related stock offering are completed, all of the capital stock of Home Savings Bank will be owned by Home Bancorp Wisconsin, and all of the common stock of Home Bancorp Wisconsin will be owned by public stockholders.

Home Bancorp Wisconsin expects to retain between $65,000 and $1.4 million of the net proceeds of the offering, or $2.6 million if the offering range is increased by 15% because of demand for the shares or changes in market conditions. Home Bancorp Wisconsin intends to invest in Home Savings Bank net proceeds equal to the lower of: (i) sufficient net proceeds to ensure that, immediately following completion of the conversion, Home Savings Bank will have a Tier 1 capital to average assets ratio of at least 10%, and (ii) the amount of net proceeds that would result in Home Bancorp Wisconsin retaining 1.0% of the net offering proceeds following completion of the Conversion. The conversion will be consummated only upon the sale of at least 748,000 shares of our common stock offered pursuant to the plan of conversion. For more information on the proposed use of the proceeds from the offering, see the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering.”

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to Eligible Account Holders, our tax-qualified employee benefit plans, Supplemental Eligible Account Holders and Other Members. If all shares are not subscribed for in the subscription offering, we may, in our discretion, offer common stock for sale in a community offering to members of the public, with a preference given to natural persons and trusts of natural persons residing in Dane County, Wisconsin. In addition, shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc., acting as our agent.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering or syndicated community offering. The community offering and/or syndicated community offering, if any, may begin at the same time as, during, or after the subscription offering, and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval of the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation. See “—Community Offering” and “—Syndicated Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated consolidated pro forma market value of Home Bancorp Wisconsin, assuming the conversion and stock offering are completed. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Determination of Share Price and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion. We recommend reading the plan of conversion in its entirety for more information. A copy of the plan of conversion is available for inspection at the banking offices of Home Savings Bank and as described in the section of this prospectus titled “Where You Can Find Additional Information.” The plan of conversion is also filed as an exhibit to Home Savings Bank’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Wisconsin Department of Financial Institutions. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Consistent with our business strategy, our primary reasons for converting and raising additional capital through the offering are:

•	to increase capital to support future growth and profitability;

•	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees;

•	to have greater flexibility to structure and finance the opportunistic expansion of our operations; and

•	to offer our depositors and employees an opportunity to purchase our stock.

We have traditionally operated as a community-oriented financial institution. The significant changes in the financial services industry that have occurred in recent years as a result of the severe downturn in the financial markets beginning in 2008, the severe nationwide economic recession that followed, and the increased regulatory burden of the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing regulations and policies, have severely strained the financial and managerial resources of community banks and will continue to do so in the future. Management believes that Home Savings Bank will be better equipped to address these challenges as a larger, more highly capitalized stock institution. Specifically, mutual institutions cannot raise capital or issue stock for organic growth or to acquire branches or other financial institutions (although Home Savings Bank has no current plans or agreements for any acquisition). Moreover, mutual institutions cannot offer stock incentives to attract and retain highly qualified management personnel. While Home Savings Bank has not required these capital tools and stock incentives in the past, they will be essential to implementing our business strategy, and management believes that the additional capital raised in the offering will enable us to take advantage of business opportunities that may not otherwise be available to us.

As of September 30, 2013, Home Savings Bank’s capital levels exceeded the levels required to be considered “well capitalized” under federal regulations. However, we have entered into agreements with the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation pursuant to which, among other things, we have agreed to achieve and maintain Tier 1 capital at a level equal to 8.0% of total average assets and total risk-based capital of 12.0% of risk-weighted assets. The proceeds from the conversion and stock offering will increase our capital to a level above that required by our agreements with the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation. The proceeds from the stock offering will further improve our capital position during a period of economic, regulatory and political uncertainty, and will increase our capital to a level above that required by our agreements with the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation.

Conditions to Completion of the Conversion

The board of directors of Home Savings Bank has approved the plan of conversion. The Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation conditionally approved the plan of conversion on             , 2013 and             , 2013, respectively. On             , 2013, the Federal Reserve Board issued its approval required in connection with the conversion and the formation of the new holding company. We cannot complete the conversion unless:

•	The plan of conversion is approved by a majority of votes eligible to be cast by members (depositors) of Home Savings Bank as of [VRD];

•	We have received orders for at least the minimum number of shares of common stock offered; and

•	We receive the final approval required from the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation.

Any approval by the Wisconsin Department of Financial Institutions, the Federal Deposit Insurance Corporation Office or the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. Home Savings Bank will continue to be a Wisconsin savings bank and will continue to be regulated by the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation. After the conversion, we will continue to offer existing services to depositors, borrowers and other customers. The directors serving Home Savings Bank at the time of the conversion will be the directors of Home Savings Bank and of Home Bancorp Wisconsin after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Home Savings Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Home Savings Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. All of our depositors are members of and have voting rights in Home Savings Bank as to all matters requiring membership action. Upon completion of the conversion, Home Savings Bank will cease to have members and former members will no longer have voting rights. Upon completion of the conversion, all voting rights in Home Savings Bank will be vested in Home Bancorp Wisconsin as the sole stockholder of Home Savings Bank. The stockholders of Home Bancorp Wisconsin will possess exclusive voting rights with respect to Home Bancorp Wisconsin common stock.

Tax Effects. We have received opinions of counsel and our tax advisors with regard to the federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to Home Savings Bank or its members. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor of Home Savings Bank has both a deposit account in Home Savings Bank and a pro rata ownership interest in the net worth of Home Savings Bank based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Home Savings Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in Home Savings Bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Home Savings Bank, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a mutual savings bank normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that the savings bank is completely liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Home Savings Bank after other claims, including claims of depositors to the amounts of their deposits, are paid.

In the unlikely event that Home Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of a “liquidation account” to depositors as of September 30, 2011 and June 3, 2013 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to Home Bancorp Wisconsin as the holder of Home Savings Bank’s capital stock. Pursuant to the rules and regulations of the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “—Liquidation Rights.”

Determination of Share Price and Number of Shares to be Issued

The plan of conversion and regulations of the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained Keller & Company, Inc. to prepare an independent valuation appraisal. For its services in preparing the initial valuation and the final update, Keller & Company, Inc. will receive a fee of $35,000, and will be reimbursed for its expenses up to $2,000. For each additional update of the valuation appraisal that Keller & Company, Inc. is required to prepare, it will receive an additional fee of $2,000. As of the date of this prospectus, Keller & Company, Inc. has prepared two additional updates of the valuation appraisal. Neither Home Savings Bank nor Home Bancorp Wisconsin has paid any fees to Keller & Company, Inc. other than fees paid in connection with the independent appraisal for the conversion and offering.

We are not affiliated with Keller & Company, Inc., and neither we nor Keller & Company, Inc. has an economic interest in, or is held in common with, the other. Keller & Company, Inc. represents and warrants that it is not aware of any fact or circumstance that would cause it not to be “independent” within the meaning of the conversion regulations or the applicable regulatory valuation guidelines or otherwise prohibit or restrict in anyway Keller & Company, Inc. from serving in the role of our independent appraiser.

We have agreed to indemnify Keller & Company, Inc. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence, bad faith or willful misconduct.

The independent valuation appraisal considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal considered three primary methodologies: (i) the pro forma price-to-book value approach applied to both the reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach, recognizing that the price-to-earnings approach was not meaningful due to Home Savings Bank’s loss position. The market value ratios applied in the two remaining methodologies were based upon the current market valuations of the peer group companies. Keller & Company, Inc. placed the greatest emphasis on the price-to-book approach in estimating pro forma market value. Keller and Company, Inc. considered the pro forma price-to-assets to be less meaningful in preparing the appraisal.

The independent valuation was prepared by Keller & Company, Inc. in reliance upon the information contained in this prospectus, including our financial statements. Keller & Company, Inc. also considered the following factors, among others:

•	our present and projected operating results and financial condition;

•	the economic and demographic conditions in our existing market area;

•	certain historical, financial and other information relating to us;

•	a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions;

•	the impact of the conversion and the offering on our equity and earnings potential;

•	our potential to pay cash dividends; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

Included in the independent valuation were certain assumptions as to our pro forma earnings after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds and purchases in the open market of 4% of the common stock sold in the offering by the stock-based benefit plan at the $10.00 purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of November 29, 2013, the estimated pro forma market value of Home Bancorp Wisconsin ranged from $7,480,000 to $10,120,000, with a midpoint of $8,880,000, which takes into account the valuation allowance of $2.0 million recognized against the Bank’s deferred tax asset in fiscal 2013. Our board of directors decided to offer the shares of common stock for a price of $10.00 per share primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range and the $10.00 price per share, the minimum of the offering range will be 748,000 shares, the midpoint of the offering range will be 880,000 shares and the maximum of the offering range will be 1,012,000 shares, or 1,163,800 shares if the maximum amount is increased by 15% because of demand for shares or changes in market conditions.

In applying each of the valuation methods, Keller & Company, Inc. considered adjustments to our pro forma market value based on a comparison of Home Bancorp Wisconsin with the peer group. Keller & Company, Inc. made downward adjustments for financial condition, earnings, liquidity of the stock, stock market conditions for new issues, dividends and asset, loan and deposit growth. No adjustments were made for subscription interest, management or the effect of government regulations and regulatory reform. An upward adjustment was made for market area. The downward valuation adjustments considered, among other things, Home Bancorp Wisconsin’s significantly lower equity to total assets ratio compared to the peer group, lower reported and core or recurring earnings measures as compared to the peer group, and the fact that Home Bancorp Wisconsin’s pro forma market capitalization and implied liquidity of the stock is expected to be lower than the peer group. The valuation adjustment for stock market conditions took into consideration the prevailing stock market environment for the common stock of thrift institutions and their holding companies.

The following table presents a summary of selected pricing ratios for Home Bancorp Wisconsin (on a pro forma basis) and the peer group companies used by Keller & Company, Inc., our independent appraiser, in its appraisal update. These ratios are based on Home Savings Bank’s book value, tangible book value and core earnings as of and for the twelve months ended September 30, 2013 and the latest date for which complete financial data are publicly available for the peer group. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 27.16% on a price-to-book value basis and a discount of 31.04% on a price-to-tangible book value basis.

	Price-to-core earnings multiple		Price-to-book value ratio	Price-to-tangible book value ratio
Home Bancorp Wisconsin (on a pro forma basis, assuming completion of the conversion):
Adjusted Maximum	NM	(1)	71.68%	71.68%
Maximum	NM	(1)	67.93%	67.93%
Midpoint	NM	(1)	64.06%	64.06%
Minimum	NM	(1)	59.45%	59.45%
Valuation of peer group companies, all of which are fully converted (on an historical basis):
Averages	23.39	x	87.94%	92.88%
Medians	19.28	x	86.72%	93.24%

(1)	Price-to-earnings multiples calculated by Keller and Company, Inc. in the independent appraisal are based on an estimate of “core” or recurring earnings on a trailing twelve-month basis through September 30, 2013. These ratios are different than those presented in “Pro Forma Data.”
NM	Not meaningful.

The appraisal peer group consists of the following companies:

Peer Group Companies

Company Name	Ticker Symbol	Exchange	Headquarters	Total Assets (1)
				(in millions)
Alliance Bancorp, Inc. of Pennsylvania	ALLB	Nasdaq	Broomall, PA	$436
Cheviot Financial Corp.	CHEV	Nasdaq	Cheviot, OH	$592
Citizens Community Bancorp, Inc.	CZWI	Nasdaq	Eau Claire, WI	$555
First Savings Financial Group, Inc.	FSFG	Nasdaq	Clarksville, IN	$660
IF Bancorp, Inc.	IROQ	Nasdaq	Watseka, IL	$540
Jacksonville Bancorp, Inc.	JXSB	Nasdaq	Jacksonville, IL	$321
LSB Financial Corp.	LSBI	Nasdaq	Lafayette, IN	$355
Poage Bankshares, Inc.	PBSK	Nasdaq	Ashland, KY	$291
Standard Financial Corp	STND	OTCBB(2)	Monroeville, PA	$436
Wayne Savings Bancshares, Inc.	WAYN	Nasdaq	Wooster, OH	$400

(1)	Assets as of September 30, 2013.
(2)	At the time of the Original Valuation this entity was trading on Nasdaq.

Our board of directors reviewed the independent valuation and, in particular, considered the following:

•	our financial condition and results of operations;

•	comparison of our financial performance ratios to those of other financial institutions of similar size; and

•	market conditions generally and, in particular, for financial institutions.

All of these factors are set forth in the independent valuation. Our board of directors also reviewed the methodology and the assumptions used by Keller & Company, Inc. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation, if required, as a result of subsequent developments in our financial condition or market conditions generally. In the event the independent valuation is updated to amend our pro forma market value to less than $7,480,000 or more than $11,638,000 the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to our registration statement.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. Keller & Company, Inc. did not independently verify our financial statements and other information that we provided to them, nor did Keller & Company, Inc. independently value our assets or liabilities. The independent valuation considers Home Savings Bank as a going concern and should not be considered as an indication of the liquidation value of Home Savings Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 offering price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $11,638,000 which would result in a corresponding increase of up to 15% in the maximum of the offering range to up to 1,163,800 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not increase the offering range above this level or decrease the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “—Limitations on Common Stock Purchases” as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the offering.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $11,638,000 and a corresponding increase in the offering range to more than 1,163,800 shares, or a decrease in the minimum of the valuation range to less than $7,480,000 and a corresponding decrease in the offering range to fewer than 748,000 shares, then we will promptly return, with interest at a rate of [interest rate]% per annum, all funds received in the offering and cancel deposit account withdrawal authorizations. After consulting with the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation, we may terminate the plan of conversion. Alternatively, we may establish a new offering range and commence a resolicitation of subscribers or take other actions as permitted by the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation in order to complete the offering. In the event that we conduct a resolicitation, we will notify subscribers of their rights to place a new stock order for a specified period of time.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report of Keller & Company, Inc. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at our office and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the minimum, maximum and overall purchase limitations set forth in the plan of conversion and as described below under “—Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) on September 30, 2011 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of 5,000 shares ($50,000) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Eligible Account Holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on September 30, 2011. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors or senior officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent of such portion of their subscription rights attributable to their increased deposits during the year preceding September 30, 2011.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee benefit plans, specifically our employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. Our employee stock ownership plan intends to purchase 8% of the total number of shares of common stock sold in the stock offering. Alternatively, subject to market conditions and receipt of regulatory approval, the employee stock ownership plan may instead elect to purchase shares of common stock in the open market following the completion of the offering in order to fill all or a portion of the employee stock ownership plan’s intended subscription.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee benefit plans, each depositor with a Qualifying Deposit on June 3, 2013 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 5,000 shares ($50,000) of common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she had an ownership interest at June 3, 2013. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee benefit plans, and Supplemental Eligible Account Holders, each depositor on the voting record date of [VRD] who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 5,000 shares ($50,000) of common stock or 0.10% of the total number of shares of common stock issued in the offering, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Other Member whose subscription remains unfilled in the proportion that the amount of his or her subscription bears to the total amount of subscriptions of all Other Members whose subscriptions remain unfilled.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he or she had an ownership interest at [VRD]. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The Subscription Offering will expire at 2:00 p.m., Central Time, on [expiration date], unless extended by us for up to 45 days or such additional periods of up to 90 days with the approval of the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation, if necessary. Subscription rights will expire whether or not each person eligible to subscribe in the subscription offering can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights that have not been exercised prior to the expiration date will become void.

We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock. If we have not received orders to purchase at least 748,000 shares within 45 days after the [expiration date] expiration date, and the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation has not consented to an extension, the stock offering will be terminated and all funds delivered to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at a rate of [interest rate]% per annum, and all deposit account withdrawal authorizations will be cancelled. If an extension beyond [extension date] is granted by the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation, we will resolicit subscribers as described under “—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion to the public in a community offering, with a preference given to natural persons and trusts of natural persons residing in Dane County, Wisconsin (collectively, the “Community”).

Subscribers in the community offering may purchase up to 5,000 shares ($50,000) of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons and trusts of natural persons residing in the Community, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among such persons whose orders remain unsatisfied on an equal number of shares basis per order. If, instead, we do not have sufficient shares of common stock available to fill the orders of other members of the general public, we will allocate the available shares among those persons in the manner described above for persons residing in the Community. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community, together with an indication that this presence within the Community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin at the same time as, during or after the subscription offering. We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock. The community offering is expected to conclude at 2:00 p.m., Central Time on [expiration date], but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval.

Syndicated Community Offering

Our board of directors may decide to offer for sale shares of common stock not subscribed for in the subscription and community offerings in a syndicated community offering in a manner that will achieve a widespread distribution of our shares of common stock to the general public. If a syndicated community offering is held, Keefe, Bruyette & Woods, Inc. will serve as sole book running manager and will assist us in selling our common stock on a best efforts basis. In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority member firms. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering.

In the syndicated community offering, any person may purchase up to 5,000 shares ($50,000) of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” We retain the right to accept or reject in whole or in part any orders in the syndicated community offering. Unless the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation permits otherwise, accepted orders for our common stock in the syndicated community offering will first be filled up to a maximum of 2% of the shares sold in the offering. Thereafter any remaining shares will be allocated on an equal number of shares per order basis until all shares have been allocated. Unless the syndicated community offering begins during the subscription offering or the community offering, the syndicated community offering will begin as soon as possible after the expiration of the subscription and community offerings. The syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering.

The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts “min/max” offerings. Orders in the syndicated community offering will be submitted in substantially the same manner as utilized in the subscription and community offerings. Payments in the syndicated offering, however, must be made in immediately available funds (bank checks, money orders, Home Savings Bank deposit account withdrawal authorizations or wire transfers). Personal checks will not be accepted. If the closing of the stock offering does not occur, either as a result of not confirming receipt of at least $7,480,000 in gross proceeds (the minimum of the offering range) or the inability to satisfy other closing conditions to the offering, the funds will be promptly returned with interest at a rate of [interest rate]% per annum.

The closing of the syndicated community offering, which will be simultaneous with the closing of the subscription and community offerings, is subject to conditions set forth in an agency agreement among Home Savings Bank and Home Bancorp Wisconsin on one hand, and Keefe, Bruyette & Woods, Inc. on the other hand.

Expiration Date. The syndicated community offering may begin concurrently with, during or after the subscription offering, and may terminate at the same time as the subscription offering, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval.

If for any reason we cannot conduct a syndicated community offering of shares of common stock, or in the event that we are unable to find purchasers from the general public to reach the minimum of the offering range, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Wisconsin Department of Financial Institutions, the Federal Deposit Insurance Corporation and the Financial Industry Regulatory Authority must approve any such arrangements.

Limitations on Common Stock Purchases

The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased in the offering:

•	The maximum number of shares of common stock that may be purchased in the subscription offering by any person or through a single deposit account is 5,000 shares ($50,000);

•

No person or entity, together with any associate or group of persons acting in concert, may purchase more than 10,000 shares ($100,000) of common stock in all categories of the offering combined, except that our tax-qualified employee benefit plans may purchase in the aggregate up to 10% of the shares of common stock sold in the offering;

•

The maximum number of shares of common stock that may be purchased in all categories of the offering by our senior officers and directors and their associates, in the aggregate, may not exceed 33% of the shares sold in the offering; and

•	The minimum purchase by each person purchasing shares in the offering is 25 shares, to the extent those shares are available.

Depending upon market or financial conditions, with the receipt of any required approvals of the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation, we may increase the individual or aggregate purchase limitations to an amount not to exceed 5.0% of the common stock sold in the offering. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of common stock and who indicated a desire on their stock order form to be resolicited, will be, and, in our sole discretion some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit. The effect of this type of resolicitation will be to increase the number of shares of common stock owned by subscribers who choose to increase their subscriptions. In the event that a purchase limitation is increased to 5.0% of the stock sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5.0% of the shares of common stock sold in the offering do not exceed in the aggregate 10.0% of the total shares of the common stock sold in the offering. Any such requests to purchase additional shares of common stock in the event that a purchase limitation is so increased will be determined by our board of directors in its sole discretion.

In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the offering, shares will be allocated in the following order of priority in accordance with the plan of conversion:

(i)	in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(ii)	to fill unfulfilled subscriptions in the community offering, with preference given to natural persons and trusts of natural persons residing in Dane County, Wisconsin.

The term “associate” of a person means:

(1)	any corporation or organization, other than Home Savings Bank, Home Bancorp Wisconsin or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% or greater beneficial stockholder;

(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

(3)	any blood or marriage relative of the person, who either resides with the person or who is a director or officer of Home Savings Bank or Home Bancorp Wisconsin.

The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. Persons having the same address or exercising subscription rights through qualifying deposit accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. Shares of common stock purchased in the offering will be freely transferable except for shares purchased by our senior officers and directors and except as described below. Any purchases made by any associate of Home Savings Bank or Home Bancorp Wisconsin for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under the guidelines of the Financial Industry Regulatory Authority, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of shares of our common stock at the time of conversion and thereafter, see “—Restrictions on Transfer of Subscription Rights and Shares,” “—Other Restrictions” and “Restrictions on Acquisition of Home Bancorp Wisconsin, Inc.”

Marketing and Distribution; Compensation

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our Stock Information Center.

We have engaged Keefe, Bruyette & Woods, Inc., a broker-dealer registered with the Financial Industry Regulatory Authority, to serve as our exclusive financial advisor in connection with the conversion, including acting as agent on a best efforts basis with respect to the offering of our common stock. In its role as financial advisor, Keefe, Bruyette & Woods, Inc., will:

•	provide advice on the financial and securities market implications of the plan of conversion and related corporate documents, including our business plan;

•	assist in structuring our stock offering, including developing and assisting in implementing a market strategy for the stock offering;

•	review all offering documents, including this prospectus, stock order forms and related offering materials (although we are responsible for the preparation and filing of such documents);

•	assist us in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary;

•	assist us in analyzing proposals from outside vendors retained in connection with the stock offering, including printers, transfer agents and appraisal firms;

•	assist us in the drafting and distribution of press releases as required or appropriate in connection with the stock offering;

•	meet with the Board of Directors and management to discuss any of these services; and

•	provide such other financial advisory and investment banking services in connection with the stock offering as may be agreed upon by Keefe, Bruyette & Woods, Inc. and us.

For these services, Keefe, Bruyette & Woods, Inc. will receive a management fee of $40,000, payable in four consecutive monthly installments commencing in June 2013, and a success fee of $225,000 if the conversion is consummated. The management fee will be credited against the success fee if the conversion is consummated.

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc. In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers to assist in the sale of the common stock on a best efforts basis. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. If there is a syndicated community offering, Keefe, Bruyette & Woods, Inc. will receive a management fee not to exceed 7.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering. Of this amount, Keefe, Bruyette &

Woods, Inc. will pass on to selected broker-dealers, if any, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.

We also will reimburse Keefe, Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses associated with its marketing effort up to a maximum of $5,000. In addition, we will reimburse Keefe, Bruyette & Woods, Inc. for fees and expenses of its counsel not to exceed $75,000. In the event of a delay in the offering requiring an update of financial information, or if we are required to resolicit subscribers for shares of our common stock in the offerings, we will reimburse Keefe, Bruyette & Woods, Inc. up to an additional $5,000 for reasonable out-of-pocket expenses and up to an additional $10,000 for expenses of its legal counsel.

If the plan of conversion is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will only receive reimbursement of its reasonable out-of-pocket expenses, including legal fees and expenses paid to its counsel, and the portion of the management fee payable and will return any amounts paid or advanced by us in excess of these amounts.

We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our financial advisor and performance of services as our financial advisor.

We have also engaged Keefe, Bruyette & Woods, Inc. to act as our conversion agent in connection with the conversion and the stock offering. In its role as conversion agent, Keefe, Bruyette & Woods, Inc. will, among other things:

•	consolidate accounts and develop a central file;

•	prepare proxy forms and proxy materials;

•	tabulate proxies and ballots;

•	act as inspector of election at the special meeting of members;

•	assist us in establishing and managing the Stock Information Center;

•	provide software for the operation of our Stock Information Center;

•	assist our financial printer with labeling of stock offering materials;

•	process stock order and certification forms and produce daily reports and analyses;

•	assist our transfer agent with the generation and mailing of stock certificates;

•	advise us on interest and refund calculations; and

•	create tax forms for interest reporting.

For these services, Keefe, Bruyette & Woods, Inc. will receive a fee of $25,000, $5,000 of which has been paid and the remainder of which will be paid upon completion of the offerings. Any material changes in regulations or the plan of conversion, or delays requiring duplicate or replacement processing due to changes to record dates, may result in additional fees not to exceed $5,000. We also will reimburse Keefe, Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses, not to exceed $10,000; provided that this amount may be increased by $5,000 in the case that unusual circumstances arise in the offerings.

Keefe, Bruyette & Woods, Inc. has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold in the stock offering. Keefe, Bruyette & Woods, Inc. expresses no opinion as to the prices at which common stock to be issued may trade.

Our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other trained employees of Home Savings Bank or its affiliates may assist in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. No offers or sales may be made by tellers or at the teller counters. Investment related questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods, Inc. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the shares of common stock.

The offering will comply with the requirements of Rule 10b-9 under the Securities Exchange Act of 1934.

Prospectus Delivery

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date. We are not obligated to deliver a prospectus or order form by means other than U.S. Mail. Execution of an order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Expiration Date. The offering will expire at 2:00 p.m., Central Time, on [expiration date], unless we extend it for up to 45 days. This extension may be approved by us, in our sole discretion, without further approval or additional notice to subscribers in the offering. Any extension of the subscription and/or community offering beyond [extension date] would require the approval of the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation. If the offering is extended past [extension date], we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at [interest rate]% per annum from the date your stock order was processed. No single extension will exceed 90 days. Aggregate extensions may not go beyond [final date], which is two years after the special meeting of members. We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at [interest rate]% per annum from the date of processing as described above.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

Use of Order Forms. In order to purchase shares of common stock in the subscription offering or community offering, you must complete and sign an original stock order form and remit full payment. We will not be required to accept incomplete order forms, unsigned order forms, or orders submitted on photocopied or facsimiled order forms. All order forms must be received, not postmarked, prior to 2:00 p.m., Central Time, [expiration date]. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms. We have the right to permit the correction of incomplete or improperly executed order forms or waive immaterial irregularities. We do not represent, however, that we will do so. You may submit your order form and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the indicated address on the order form or by hand-delivery to Home Savings Bank’s office, located at 3762 East Washington Avenue, Madison, Wisconsin. Please do not mail stock order forms to Home Savings Bank. Once tendered, an order form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond [extension date], or the number of shares of common stock to be sold is increased to more than 1,163,800 shares or decreased to less than 748,000 shares. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.

If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final, subject to the authority of the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Home Savings Bank or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

•	personal check, bank check or money order, payable to Home Bancorp Wisconsin, Inc.; or

•	authorization of withdrawal from the types of Home Savings Bank deposit accounts identified on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at Home Savings Bank are provided in the order forms. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest will remain in the account. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be cancelled at the time of withdrawal without penalty, and the remaining balance will earn interest at the then current statement savings rate subsequent to the withdrawal.

In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders will be immediately cashed and placed in a segregated account at Home Savings Bank and will earn interest at a rate of [interest rate]% per annum from the date payment is processed until the offering is completed, at which time, a subscriber will be issued a check for interest earned.

Regulations prohibit Home Savings Bank from knowingly lending funds or extending credit to any person to purchase shares of common stock in the offering. You may not pay by wire transfer. You may not submit cash or use a check drawn on a Home Savings Bank line of credit. We will not accept third-party checks (a check written by someone other than you) payable to you and endorsed over to Home Bancorp Wisconsin. You may not designate on your stock order form a direct withdrawal from a Home Savings Bank retirement account. See “—Using Retirement Account Funds” for information on using such funds. Additionally, you may not designate on your stock order form a direct withdrawal from Home Savings Bank deposit accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s).

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe at any time prior to 48 hours before the completion of the offering. This payment may be made by wire transfer.

Our employee stock ownership plan will not be required to pay for any shares purchased in the offering until completion of the stock offering, provided there is a loan commitment from either an unrelated financial institution or Home Bancorp Wisconsin to lend to the employee stock ownership plan the necessary amount to fund the purchase at the time of the expiration of the subscription offering.

Using Retirement Account Funds. If you are interested in using your individual retirement account (“IRA”) funds or other retirement account funds to purchase shares of common stock, you must do so through a self-directed retirement account, such as offered by an independent trustee or custodian, such as a brokerage firm. By regulation, Home Savings Bank’s retirement accounts are not self-directed. Therefore, if you wish to use your funds that are currently in a Home Savings Bank IRA or other retirement account, you may not designate on the order form that you wish funds to be withdrawn from your Home Savings Bank retirement account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to a self-directed retirement account before your place a stock order. If you don’t have such an account, you must establish one. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. An annual administrative fee may be payable to the independent trustee or custodian. If you are interested in using funds in a retirement account at Home Savings Bank or elsewhere to purchase shares of common stock, please contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the [expiration date] end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Stock Certificates

Certificates representing shares of common stock sold in the subscription and community offerings will be mailed by our transfer agent, by first class mail, to the persons entitled thereto at the certificate registration address noted by them on the stock order form, as soon as practicable following completion of the offering. Shares of common stock sold in the syndicated community offering may be delivered electronically through the services of The Depository Trust Company. Any certificates returned as undeliverable will be held by the transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your stock certificate will depend on arrangements you may make with a brokerage firm.

Restrictions on Transfer of Subscription Rights and Shares

Federal and state regulations prohibit any person with subscription rights, specifically the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering. On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility.

We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Other Restrictions

Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any stock order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country or in a state of the United States with respect to which any of the following apply: (a) a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in the state; (b) the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of the state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in the state; or (c) registration or qualification would be impracticable for reasons of cost or otherwise.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have questions regarding the conversion or offering, please call our Stock Information Center. The toll-free telephone number is                         . The Stock Information Center is open Monday through Friday, between 10:00 a.m. and 4:00 p.m., Central Time. The Stock Information Center will be closed on weekends and bank holidays.

Liquidation Rights

In the unlikely event of a complete liquidation of Home Savings Bank prior to the conversion, all claims of creditors of Home Savings Bank, including those of depositors of Home Savings Bank (to the extent of their deposit balances), would be paid first. Then, if there were any assets of Home Savings Bank remaining, members of Home Savings Bank would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Home Savings Bank immediately prior to liquidation. In the unlikely event that Home Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to certain depositors, with any assets remaining thereafter distributed to Home Bancorp Wisconsin as the sole holder of Home Savings Bank capital stock. Pursuant to federal rules and regulations, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

The plan of conversion provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the total equity of Home Savings Bank as of the date of its latest balance sheet contained in this prospectus.

The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Home Savings Bank after the conversion with a liquidation interest in the unlikely event of the complete liquidation of Home Savings Bank after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his or her deposit account at Home Savings Bank, would be entitled, on a complete liquidation of Home Savings Bank after the conversion, to an interest in the liquidation account prior to any payment to Home Bancorp Wisconsin or its stockholders. Each Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Home Savings Bank on September 30, 2011. Each Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on September 30, 2011 bears to the balance of all such deposit accounts in Home Savings Bank on such date.

Each Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Home Savings Bank on June 3, 2013. Each Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on June 3, 2013 bears to the balance of all such deposit accounts in Home Savings Bank on such date.

If, however, on any September 30 annual closing date commencing on or after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on September 30, 2011 or June 3, 2013, respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Home Bancorp Wisconsin, as the sole stockholder of Home Savings Bank.

Material Income Tax Consequences

Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to Home Savings Bank, Home Bancorp Wisconsin, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Home Savings Bank or Home Bancorp Wisconsin would prevail in a judicial proceeding.

Home Savings Bank and Home Bancorp Wisconsin have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The conversion of Home Savings Bank to a Wisconsin stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

2.	Home Savings Bank will not recognize any gain or loss upon the receipt of money from Home Bancorp Wisconsin in exchange for shares of common stock of Home Savings Bank.

3.	The basis and holding period of the assets received by Home Savings Bank, in stock form, from Home Savings Bank, in mutual form, will be the same as the basis and holding period in such assets immediately before the conversion.

4.

No gain or loss will be recognized by account holders of Home Savings Bank, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, upon the issuance to them of withdrawable deposit accounts in Home Savings Bank, in stock form, in the same dollar amount and under the same terms as held at Home Savings

Bank, in mutual form. In addition, Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain or loss upon receipt of an interest in a liquidation account in Home Savings Bank in exchange for their ownership interests in Home Savings Bank.

5.	The basis of the account holders deposit accounts in Home Savings Bank, in stock form, will be the same as the basis of their deposit accounts in Home Savings Bank, in mutual form. The basis of the Eligible Account Holders and, Supplemental Eligible Account Holders interests in the liquidation account will be zero, which is the cost of such interest to such persons.

6.	It is more likely than not that the nontransferable subscription rights have no value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the shares of common stock in the offering. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Home Bancorp Wisconsin common stock, provided that the amount to be paid for Home Bancorp Wisconsin common stock is equal to the fair market value of Home Bancorp Wisconsin common stock.

7.	The basis of the shares of Home Bancorp Wisconsin common stock purchased in the offering will be the purchase price. The holding period of the Home Bancorp Wisconsin common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

8.	No gain or loss will be recognized by Home Bancorp Wisconsin on the receipt of money in exchange for shares of Home Bancorp Wisconsin common stock sold in the offering.

In the view of Keller & Company, Inc. (which is acting as independent appraiser of the value of the shares of Home Bancorp Wisconsin common stock in connection with the conversion), the subscription rights do not have any value for the reasons set forth above. Keller & Company, Inc.’s view is not binding on the Internal Revenue Service. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to their value, and Home Bancorp Wisconsin could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The Internal Revenue Service will not issue private letter rulings with respect to the issue of whether nontransferable rights have value. Unlike private letter rulings, an opinion of counsel or the view of an independent appraiser is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of Home Savings Bank, the members of Home Savings Bank, Home Bancorp Wisconsin, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their subscription rights. In the event of a disagreement, there can be no assurance that Home Bancorp Wisconsin or Home Savings Bank would prevail in a judicial or administrative proceeding.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Home Bancorp Wisconsin’s registration statement. An opinion regarding the Wisconsin state income tax consequences consistent with the federal tax opinion has been issued to Home Savings Bank and Home Bancorp Wisconsin by Wipfli LLP.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. All shares of common stock purchased in the offering by a director or certain officers of Home Bancorp Wisconsin or Home Savings Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of Home Bancorp Wisconsin also will be restricted by the insider trading rules promulgated by the Securities and Exchange Commission.

Purchases of shares of our common stock by any of our directors, certain of our officers, and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, or to purchases our common stock to fund our stock option plan or any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any restricted stock plan.

The rules of the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation prohibit Home Bancorp Wisconsin from repurchasing its shares of common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with approval from the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation) or tax-qualified employee stock benefit plans. In addition, the repurchase of shares of common stock is subject to Federal Reserve Board policy related to repurchases of shares by bank holding companies.

RESTRICTIONS ON ACQUISITION OF HOME BANCORP WISCONSIN, INC.

Although the board of directors of Home Bancorp Wisconsin is not aware of any effort that might be made to obtain control of Home Bancorp Wisconsin after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Home Bancorp Wisconsin’s articles of incorporation and bylaws to protect the interests of Home Bancorp Wisconsin and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Home Savings Bank, Home Bancorp Wisconsin or Home Bancorp Wisconsin’s stockholders.

The following discussion is a general summary of the material provisions of Home Bancorp Wisconsin’s articles of incorporation and bylaws, Home Savings Bank’s articles of incorporation, Maryland corporation law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in Home Bancorp Wisconsin’s articles of incorporation and bylaws and Home Savings Bank’s articles of incorporation, reference should be made in each case to the document in question, each of which is part of Home Savings Bank’s application for conversion filed with the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation, and except for Home Savings Bank’s articles of incorporation, Home Bancorp Wisconsin’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Home Bancorp Wisconsin’s Articles of Incorporation and Bylaws

Home Bancorp Wisconsin articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Home Bancorp Wisconsin more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of our directors. The bylaws establish qualifications for board members, including:

•	a prohibition on service as a director by a person who is a director, officer or a 10% shareholder of a competitor of Home Savings Bank;

•

a prohibition on service as a director by a person (i) who has been convicted of a crime involving dishonesty or breach of trust that is punishable by imprisonment for a term exceeding one year under state or federal law, (ii) who is currently charged in an information, indictment or other complaint with the commission of or participation in such a crime, or (iii) against whom a financial or securities regulatory agency has issued a cease and desist, consent or other formal order, other than a civil money penalty, which order is subject to public disclosure by such agency;

•

a prohibition on service as a director by a person who is party to any agreement or understanding that (i) provides such person with material benefits that are contingent upon Home Bancorp Wisconsin entering into a merger or similar transaction in which Home Bancorp Wisconsin is not the surviving entity, (ii) materially limits such person’s voting discretion with respect to Home Bancorp Wisconsin’s strategic direction, or (iii) materially impairs such person’s ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of Home Bancorp Wisconsin;

•

a requirement that any person proposed to serve as director (other than the initial directors and other than directors who are also officers of Home Savings Bank) have maintained his or her principal residence within ten miles of Home Bancorp Wisconsin’s office for a period of at least one year immediately before his or her nomination or appointment to the board of directors;

•	a prohibition on service as a director by a person who has lost more than one election for service as a director of Home Bancorp Wisconsin; and

•

a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service.

Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers. The articles of incorporation of Home Bancorp Wisconsin provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Home Bancorp Wisconsin (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Home Bancorp Wisconsin and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon Home Bancorp Wisconsin’s stockholders, including stockholders, if any, who do not participate in the transaction;

•

the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Home Bancorp Wisconsin and its subsidiaries and on the communities in which Home Bancorp Wisconsin and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Home Bancorp Wisconsin;

•	whether a more favorable price could be obtained for Home Bancorp Wisconsin’s stock or other securities in the future;

•

the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Home Bancorp Wisconsin and its subsidiaries;

•	the future value of the stock or any other securities of Home Bancorp Wisconsin or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•

the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•

the ability of Home Bancorp Wisconsin to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Calling Special Meetings. The bylaws provide that special meetings of stockholders can be called by only the President, the Chairperson of the board of directors, a majority of the total number of directors that Home Bancorp Wisconsin would have if there were no vacancies on the board of directors, or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit; provided that such 10% limit shall not apply if a majority of the unaffiliated directors approve the acquisition of shares in excess of the 10% limit prior to such acquisition.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of a majority of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”), voting together as a single class.

Authorized but Unissued Shares. After the conversion, Home Bancorp Wisconsin will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Home Bancorp Wisconsin, Inc.” The articles of incorporation authorize 1,000,000 shares of serial preferred stock. Home Bancorp Wisconsin is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. In addition, the articles of incorporation provide that a majority of the total number of directors that Home Bancorp Wisconsin would have if there were no vacancies on the board of directors may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that Home Bancorp Wisconsin has the authority to issue. In the event of a proposed merger, tender offer or other attempt to gain control of Home Bancorp Wisconsin that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Home Bancorp Wisconsin. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Except as provided under “—Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the board of directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our board of directors and also by a majority of the outstanding shares of our voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the Board;

(iv)	The requirement that at least a majority of stockholders must vote to remove directors, and can only remove directors for cause;

(v)	The ability of the board of directors to amend and repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Home Bancorp Wisconsin;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by Home Bancorp Wisconsin;

(xi)	The limitation of liability of officers and directors to Home Bancorp Wisconsin for money damages;

(xii)	The inability of stockholders to cumulate their votes in the election of directors;

(xiii)	the advance notice requirements for stockholder proposals and nominations; and

(xiv)	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiii) of this list.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this supermajority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

Maryland Corporate Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of a corporation’s voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Conversion Regulations

Applicable regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without prior regulatory approval, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. Federal regulations define “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a savings bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Home Savings Bank’s Articles of Incorporation

The articles of incorporation of Home Savings Bank will provide that for a period of five years from the closing of the conversion, no person other than Home Bancorp Wisconsin may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Home

Savings Bank. This provision does not apply to any tax-qualified employee benefit plan of Home Savings Bank or Home Bancorp Wisconsin or to underwriters in connection with a public offering. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition.

Control, as defined under federal law, means ownership, control, or holding with power to vote, of 25% or more of any class of voting stock. Federal regulations establish a rebuttable presumption of control upon ownership, control, or holding with power to vote, of 10% or more of a class of voting stock (i) where the company has registered securities under Section 12 of the Securities Exchange Act of 1934 or (ii) no other person will own control or hold the power to vote a greater percentage of that class of voting securities.

The Federal Reserve Board may deny an acquisition of control if it finds, among other things, that:

•	the acquisition would result in a monopoly or substantially lessen competition;

•	the financial condition of the acquiring person might jeopardize the financial stability of the institution;

•	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person; or

•	the acquisition would have an adverse effect on the Deposit Insurance Fund.

DESCRIPTION OF CAPITAL STOCK OF HOME BANCORP WISCONSIN, INC.

General

Home Bancorp Wisconsin is authorized to issue 30,000,000 shares of common stock, par value of $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. Home Bancorp Wisconsin currently expects to issue in the offering up to 1,012,000 shares of common stock, subject to increase to up to 1,163,800 shares. Home Bancorp Wisconsin will not issue shares of preferred stock in the stock offering. Each share of Home Bancorp Wisconsin common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock in accordance with the plan of conversion all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of Home Bancorp Wisconsin will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

Dividends. Home Bancorp Wisconsin can pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and (ii) its total assets exceed the sum of its liabilities and the amount needed, if Home Bancorp Wisconsin were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution; provided, however, that even if Home Bancorp Wisconsin’s assets are less than the amount necessary to satisfy the requirement set forth in (ii) above, Home Bancorp Wisconsin may make a distribution from: (A) Home Bancorp Wisconsin’s net earnings for the fiscal year in which the distribution is made; (B) Home Bancorp Wisconsin’s net earnings for the preceding fiscal year; or (C) the sum of Home Bancorp Wisconsin’s net earnings for the preceding eight fiscal quarters. The holders of common stock of Home Bancorp Wisconsin will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Home Bancorp Wisconsin issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion, the holders of common stock of Home Bancorp Wisconsin will have exclusive voting rights in Home Bancorp Wisconsin. They will elect Home Bancorp Wisconsin’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of Home Bancorp Wisconsin’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Home Bancorp Wisconsin issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Approval of certain matters require the affirmative vote of 80% of our stockholders.

As a Wisconsin stock savings bank, corporate powers and control of Home Savings Bank will be vested in its board of directors, who elect the officers of Home Savings Bank and who fill any vacancies on the board of directors. Voting rights of Home Savings Bank will be vested exclusively in the owners of the shares of capital stock of Home Savings Bank, which will be Home Bancorp Wisconsin. Voting of the shares held by Home Bancorp Wisconsin will be directed by Home Bancorp Wisconsin’s board of directors. Consequently, the holders of the common stock of Home Bancorp Wisconsin will not have direct control of Home Savings Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of Home Savings Bank, Home Bancorp Wisconsin, as the holder of 100% of Home Savings Bank’s capital stock, would be entitled to receive all assets of Home Savings Bank available for distribution, after payment or provision for payment of all debts and liabilities of Home Savings Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of Home Bancorp Wisconsin, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Home Bancorp Wisconsin available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Home Bancorp Wisconsin will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the board of directors. The common stock is not subject to redemption.

Preferred Stock

None of the shares of Home Bancorp Wisconsin’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. The issuance of preferred stock must be approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to legal counsel. Home Bancorp Wisconsin has no present plans to issue preferred stock.

TRANSFER AGENT

The transfer agent and registrar for Home Bancorp Wisconsin’s common stock will be Registrar and Transfer Company, Cranford, New Jersey.

EXPERTS

The consolidated financial statements of Home Savings Bank as of September 30, 2013 and 2012, and for the years then ended, have been included herein in reliance upon the report of Wipfli LLP, independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.

Keller & Company, Inc. has consented to the publication herein of the summary of its report to Home Bancorp Wisconsin setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letter with respect to subscription rights.

LEGAL MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Home Bancorp Wisconsin and Home Savings Bank, has issued to Home Bancorp Wisconsin its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Wipfli LLP has provided an opinion to us regarding the Wisconsin income tax consequences of the conversion. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Vedder Price P.C., Chicago, Illinois.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Home Bancorp Wisconsin has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including

Home Bancorp Wisconsin. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Home Savings Bank has filed applications with the Wisconsin Department of Financial Institutions and the Federal Deposit Insurance Corporation with respect to the conversion, and Home Bancorp Wisconsin has filed an application with the Board of Governors of the Federal Reserve System with respect to its acquisition of Home Savings Bank. This prospectus omits certain information contained in the applications filed by Home Savings Bank and Home Bancorp Wisconsin. The application filed by Home Savings Bank with the Wisconsin Department of Financial Institutions may be examined at the                         . The application filed by Home Savings Bank with the Federal Deposit Insurance Corporation may be examined at the                         . The application filed by Home Bancorp Wisconsin with the Board of Governors of the Federal Reserve System may be examined at the                         . A copy of the plan of conversion is available for your review at Home Savings Bank’s office.

In connection with the offering, Home Bancorp Wisconsin will register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and, upon such registration, Home Bancorp Wisconsin and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, Home Bancorp Wisconsin has undertaken that it will not terminate such registration for a period of at least three years following the offering.

INDEX TO FINANCIAL STATEMENTS OF

HOME SAVINGS BANK

* * *

Separate financial statements for Home Bancorp Wisconsin have not been included in this prospectus because Home Bancorp Wisconsin has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

Report of Independent Registered Public Accounting Firm

Board of Directors

Home Savings Bank

Madison, Wisconsin

We have audited the accompanying consolidated balance sheets of Home Savings Bank and Subsidiary as of September 30, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the years in the two-year period ended September 30, 2013. These consolidated financial statements are the responsibility of Home Savings Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. Home Savings Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Home Savings Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Home Savings Bank and Subsidiary as of September 30, 2013 and 2012, and the results of their operations and their cash flows for each of the years in the two-year period ended September 30, 2013, in conformity with accounting principles generally accepted in the United States.

/s/ Wipfli LLP
Wipfli LLP

December 30, 2013

Madison, Wisconsin

Home Savings Bank and Subsidiary

Consolidated Balance Sheets

September 30, 2013 and 2012 (Dollars in Thousands)

	2013	2012
Assets
Cash and due from banks	$6,270	$3,333
Interest-bearing deposits	5,382	20,947

Cash and cash equivalents	11,652	24,280
Other interest-bearing deposits	5,245	3,301
Securities available for sale	6,856	1,305
Securities held to maturity (fair value of $2,505 and $62 for 2013 and 2012 respectively)	2,494	60
Loans held for sale	—	2,199
Loans, net of allowance for loan losses of $1,146 and $1,129 for 2013 and 2012, respectively	77,116	81,431
Premises and equipment, net	5,633	5,523
Foreclosed assets	1,006	1,168
Cash value of life insurance	3,155	3,066
Federal Home Loan Bank stock	652	1,144
Other assets	1,398	3,289

TOTAL ASSETS	$115,207	$126,766

Liabilities and Equity
Liabilities:
Demand deposits	$26,032	$24,720
Money market and savings deposits	43,416	40,413
Time deposits	30,684	42,594

Total deposits	100,132	107,727
Advance payments by borrowers for taxes and insurance	772	641
Federal funds purchased	304	—
Borrowed funds	5,500	6,500
Other liabilities	1,229	1,862

Total liabilities	107,937	116,730

Commitments and contingencies (Note 13)
Equity:
Retained earnings	7,266	10,004
Accumulated other comprehensive income	4	32

Total equity	7,270	10,036

TOTAL LIABILITIES AND EQUITY	$115,207	$126,766

See accompanying notes to consolidated financial statements.

Home Savings Bank and Subsidiary

Consolidated Statements of Operations

Years Ended September 30, 2013 and 2012 (Dollars in Thousands)

	2013	2012
Interest and dividend income:
Loans, including fees	$3,988	$4,902
Interest-bearing deposits	118	98
Securities	50	87

Total interest and dividend income	4,156	5,087

Interest expense:
Deposits	516	839
Borrowed funds	222	274

Total interest expense	738	1,113

Net interest income	3,418	3,974
Provision for loan losses	547	1,025

Net interest income after provision for loan losses	2,871	2,949

Noninterest income:
Other-than-temporary impairment losses	—	(71)
Service fees	289	317
Mortgage banking income	424	832
Net loss on sale of securities	(13)	(26)
Increase in cash value of life insurance	89	92
Net gain on sale of premises and equipment	85	1,101
Rental income	102	112
Other	49	2

Total noninterest income	1,025	2,359

See accompanying notes to consolidated financial statements.

Home Savings Bank and Subsidiary

Consolidated Statements of Operations (Continued)

Years Ended September 30, 2013 and 2012 (Dollars in Thousands)

	2013	2012
Noninterest expense:
Compensation and employee benefits	$2,340	$2,554
Occupancy and equipment	789	826
Data processing and office expense	864	829
Foreclosed assets, net	69	67
Advertising and promotions	211	203
Professional fees	158	128
Examinations and assessments	189	180
Other	515	278

Total noninterest expense	5,135	5,065

Income (loss) before income taxes	(1,239)	243
Provision for income taxes	1,499	60

Net income (loss)	$(2,738)	$183

See accompanying notes to consolidated financial statements.

Home Savings Bank and Subsidiary

Consolidated Statements of Comprehensive Income (Loss)

Years Ended September 30, 2013 and 2012 (Dollars in Thousands)

	2013	2012
Net income (loss)	$(2,738)	183

Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on securities during the year	(41)	13
Reclassification adjustment for losses realized in net income	13	97
Income tax effect	—	(37)

Net unrealized gain (loss) on securities	(28)	73

Other comprehensive income (loss), net of tax	(28)	73

Comprehensive income (loss)	$(2,766)	$256

See accompanying notes to consolidated financial statements.

Home Savings Bank and Subsidiary

Consolidated Statements of Equity

Years Ended September 30, 2013 and 2012 (Dollars in Thousands)

	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Equity
Balance at October 1, 2011	$9,821	$(41)	$9,780
Net income	183	—	183
Other comprehensive income	—	73	73

Balance at September 30, 2012	10,004	32	10,036
Net loss	(2,738)	—	(2,738)
Other comprehensive loss	—	(28)	(28)

Balance at September 30, 2013	$7,266	$4	$7,270

See accompanying notes to consolidated financial statements.

Home Savings Bank and Subsidiary

Consolidated Statements of Cash Flows

Years Ended September 30, 2013 and 2012 (Dollars in Thousands)

	2013	2012
Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net income (loss)	$(2,738)	$183

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	249	258
Net amortization of premiums and discounts	10	15
Provision for loan losses	547	1,025
Net loss on sale of securities	13	26
Other-than-temporary impairment	—	71
Gain on sale of premises and equipment	(85)	(1,101)
Net loss on foreclosed assets	46	95
Increase in cash surrender value	(89)	(92)
Deferred tax provision	1,499	59
Changes in operating assets and liabilities:
Loans held for sale	2,199	3,352
Other assets	408	402
Other liabilities	(547)	(48)

Total adjustments	4,250	4,062

Net cash provided by operating activities	1,512	4,245

Cash flows from investing activities:
Net increase in other interest-bearing deposits	(1,944)	(898)
Purchases of securities available for sale	(6,370)	—
Purchases of securities held to maturity	(2,481)	—
Proceeds from sales of securities available for sale	137	1,602
Proceeds from maturities, prepayments, and calls of securities available for sale	615	532
Proceeds from maturities, prepayments, and calls of securities held to maturity	47	22
Net decrease in loans	3,590	13,996
Proceeds from sale of FHLB stock	492	1,591
Proceeds from sale of foreclosed assets	294	410
Proceeds from sale of premises and equipment	3	1,930
Capital expenditures	(363)	(75)

Net cash provided by (used in) investing activities	(5,980)	19,110

Home Savings Bank and Subsidiary

Consolidated Statements of Cash Flows (Continued)

Years Ended September 30, 2013 and 2012 (Dollars in Thousands)

	2013	2012
Cash flows from financing activities:
Net decrease in deposits	$(7,595)	$(8,495)
Net increase in advance payments by borrowers for taxes and insurance	131	1
Net increase in federal funds purchased	304	—
Proceeds from borrowings	5,010	—
Repayments of borrowed funds	(6,010)	(403)

Net cash used in financing activities	(8,160)	(8,897)

Net increase (decrease) in cash and cash equivalents	(12,628)	14,458
Cash and cash equivalents at beginning	24,280	9,822

Cash and cash equivalents at end	$11,652	$24,280

Supplemental cash flow information:
Cash paid during the year for interest	$811	$1,167
Noncash operating and investing activities:
Loans transferred to foreclosed assets	$178	$511

See accompanying notes to consolidated financial statements.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1	Summary of Significant Accounting Policies

Organization

Home Savings Bank (the “Bank”) is a state-chartered mutual savings bank that provides community banking services to customers in and around Madison, Wisconsin. The Bank accepts deposits and makes loans from its five locations, with a primary market area including but not limited to Dane County, Wisconsin. The Bank emphasizes permanent and construction loans secured by real estate. Since the Bank’s operations rely heavily on mortgage banking activities, the Bank is exposed to risks relative to changing interest rates and their impact on loan demand. The Bank’s wholly owned subsidiary, Home Agency, Inc., is a partner in a local title company. The Bank is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Principles of Consolidation

The consolidated financial statements include the accounts of Home Savings Bank and its wholly owned subsidiary, Home Agency, Inc. All significant intercompany balances and transactions have been eliminated.

Use of Estimates in Preparation of Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. The allowance for loan losses, fair values of securities, foreclosed assets, and fair values of financial instruments are particularly subject to change in the near term. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows in the consolidated financial statements, cash and cash equivalents include cash on hand and interest-bearing and non-interest-bearing accounts in other financial institutions, all of which have original maturities of three months or less.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1	Summary of Significant Accounting Policies (Continued)

Other Interest-Bearing Deposits

Other interest-bearing deposits consist of certificates of deposit and are carried at cost.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost. Securities not classified as held to maturity are classified as available for sale and are carried at fair value, with unrealized gains and losses reported in other comprehensive income. Amortization of premiums and accretion of discounts are recognized in interest income using the interest method over the estimated lives of the securities. Gains and losses on the sale of securities are recorded on the trade date and determined using the specific-identification method.

Declines in fair value of securities that are deemed to be other than temporary, if applicable, are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers the length of time and the extent to which fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Mortgage loans held for sale are sold with the mortgage servicing rights released by the Bank. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loan sold.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1	Summary of Significant Accounting Policies (Continued)

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff generally are reported at their outstanding unpaid principal balances adjusted for charge-offs and the allowance for loan losses. Interest on loans is accrued and credited to income based on the unpaid principal balance. Loan-origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication the borrower may be unable to make payments as they become due. When loans are placed on nonaccrual or charged off, all unpaid accrued interest is reversed against interest income. The interest on these loans is subsequently accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established through a provision for loan losses charged to expense as losses are estimated to have occurred. Loan losses are charged against the allowance when management believes that the collectibility of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.

Management regularly evaluates the allowance for loan losses using the Bank’s past loan loss experience, known and inherent risks in the portfolio, composition of the portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, current economic conditions, and other relevant factors. This evaluation is inherently subjective since it requires material estimates that may be susceptible to significant change.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1	Summary of Significant Accounting Policies (Continued)

Allowance for Loan Losses (Continued)

A loan is impaired when, based on current information, it is probable that the Bank will not collect all amounts due in accordance with the contractual terms of the loan agreement. Management determines whether a loan is impaired on a case-by-case basis, taking into consideration the payment status, collateral value, length and reason of any payment delays, the borrower’s prior payment record, and any other relevant factors. Large groups of smaller-balance homogeneous loans, such as residential mortgage and consumer loans, are collectively evaluated in the allowance for loan losses analysis and are not subject to impairment analysis unless such loans have been subject to a restructuring agreement. Specific allowances for impaired loans are based on discounted cash flows of expected future payments using the loan’s initial effective interest rate or the fair value of the collateral if the loan is collateral dependent.

In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require additions to the allowance for loan losses based on their judgments of collectibility.

Foreclosed Assets

Assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

Premises and Equipment

Land is carried at cost. Buildings and equipment are stated at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1	Summary of Significant Accounting Policies (Continued)

Federal Home Loan Bank (FHLB) Stock

FHLB stock is carried at cost, which approximates fair value. The Bank is required to hold the stock as a member of FHLB, and transfer of the stock is substantially restricted. The stock is pledged as collateral for outstanding FHLB advances. FHLB stock is evaluated for impairment on an annual basis.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Rate Lock Commitments

The Bank enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding (rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. Accordingly, such commitments, along with any related fees received from potential borrowers, are recorded at fair value in derivative assets or liabilities, with changes in fair value recorded in the net gain or loss on sale of mortgage loans. Fair value is based on fees currently charged to enter into similar agreements and, for fixed rate commitments, also considers the value of the servicing release premium and the difference between current levels of interest rates and the committed rates.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1	Summary of Significant Accounting Policies (Continued)

Income Taxes

Deferred tax assets and liabilities have been determined using the liability method. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the current enacted tax rates that will be in effect when these differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Provision (credit) for deferred taxes is the result of changes in the deferred tax assets and liabilities.

The Bank may also recognize a liability for unrecognized tax benefits from uncertain tax positions. Unrecognized tax benefits represent the differences between a tax position taken or expected to be taken in a tax return and the benefit recognized and measured in the consolidated financial statements. Interest and penalties related to unrecognized tax benefits are classified as income taxes.

Advertising

Advertising costs are expensed as incurred.

Off-Balance-Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments including commitments to extend credit, unfunded commitments under lines of credit, and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they become payable.

Subsequent Events

Management has reviewed Home Savings Bank and subsidiary’s operations for potential disclosure or financial statement impacts related to events occurring after September 30, 2013, but prior to the release of these consolidated financial statements. Based on the results of this review, no subsequent event disclosure or financial statement impacts to these consolidated financial statements are required as of December 30, 2013.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 1	Summary of Significant Accounting Policies (Continued)

New Accounting Pronouncements

In June 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-05, Presentation of Comprehensive Income. This standard eliminates the option to present components of other comprehensive income as part of the statement of equity. The amendments require that all components of net income and other comprehensive income be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. This update is effective for fiscal years ending after December 15, 2012. The Bank adopted this new accounting standard effective October 1, 2012. The Bank has chosen to present comprehensive income (loss) in a separate statement of comprehensive income. There was no impact to the consolidated financial results since the amendments relate only to changes in financial statement presentation.

In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This standard results in common fair value measurement and disclosure requirements in U.S. and international accounting standards by changing certain fair value concepts and requiring additional disclosures about fair value. This update is effective for fiscal years beginning after December 15, 2011. The Bank adopted this new accounting standard effective October 1, 2012. See Note 14 for additional fair value disclosures required by this accounting standard.

In April 2011, the FASB issued ASU No. 2011-02, A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring. The primary purpose of this new guidance is to provide additional clarity in determining whether a restructuring constitutes a troubled debt restructuring. This update is effective for financial statements issued for annual periods ending after December 15, 2012. The Bank adopted this new accounting standard effective October 1, 2012. The adoption of this accounting standard did not have a significant effect on the consolidated financial statements of the Bank.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 2	Cash and Cash Equivalents

The Bank is required to maintain reserve balances, in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The total required reserve balance as of September 30, 2013 and 2012, was approximately $294 and $215, respectively.

In the normal course of business, the Bank maintains cash and due from bank balances with correspondent banks. Balances in these accounts may exceed the Federal Deposit Insurance Corporation’s insured limit of $250. Management believes these financial institutions have strong credit ratings and that the credit risk related to these deposits is minimal.

Note 3	Securities

The amortized cost and estimated fair value of securities with gross unrealized gains and losses are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
September 30, 2013
Securities available for sale:
U.S. agency notes	$2,000	$3	$13	$1,990
U.S. agency pass-through	4,852	28	14	4,866

Total securities available for sale	$6,852	$31	$27	$6,856

Securities held to maturity:
U.S. agency notes	$500	$—	$3	$497
U.S. agency pass-through	$1,994	$14	$—	$2,008

Total securities held to maturity	$2,494	$14	$3	$2,505

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 3	Securities (Continued)

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
September 30, 2012
Securities available for sale:
U.S. agency pass-through	$1,098	$45	$—	$1,143
Collateralized mortgage obligations	159	3	—	162

Total securities available for sale	$1,257	$48	$—	$1,305

Securities held to maturity:
U.S. agency pass-through securities	$60	$2	$—	$62

Total securities held to maturity	$60	$2	$—	$62

Fair values of securities are estimated based on financial models or prices paid for similar securities. It is possible interest rates could change considerably, resulting in a material change in the estimated fair value.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 3	Securities (Continued)

The following table shows the fair value and gross unrealized losses of securities with unrealized losses at September 30, 2013, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Securities available for sale:
U.S. agency notes	$987	$13	$—	$—	$987	$13
U.S. agency pass-through securities	2,350	14	—	—	2,350	14

Totals	$3,337	$27	$—	$—	$3,337	$27

Securities held to maturity:
U.S agency notes	$497	$3	$—	$—	$497	$3

Totals	$497	$3	$—	$—	$497	$3

There were no securities in an unrealized loss position at September 30, 2012.

At September 30, 2013, eight debt securities have unrealized losses with aggregate depreciation of less than 1% from the Bank’s amortized cost basis. These unrealized losses relate principally to the increase in interest rates and are not caused by changes in the financial condition of the issuer, the quality of any underlying assets, or applicable credit enhancements. In analyzing whether unrealized losses on debt securities are other than temporary, management considers whether the securities are issued by a government body or agency, whether a rating agency has downgraded the securities, industry analysts’ reports, the financial condition and performance of the issuer, and the quality of any underlying assets or credit enhancements. Since management has the ability to hold debt securities for the foreseeable future, no declines are deemed to be other than temporary.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 3	Securities (Continued)

During 2010, the Bank determined that other-than-temporary impairment existed in its ARM mutual fund investment. This was a result of the ARM mutual fund disposing of its private-label, mortgage-backed securities during 2010. Since the ARM mutual fund had no opportunity to recover the portion of the unrealized loss that was related to these private-label, mortgage-backed securities, the Bank determined that it would not be able to recover the unrealized loss portion of the investment in the ARM mutual fund. As a result, other-than-temporary impairment in the amount of $1,045 was recognized on this mutual fund based on the ARM mutual fund’s net asset value as of September 30, 2010, of which $535 and $510 was realized through sales during the years ended September 30, 2012 and 2011, respectively.

At September 30, 2012, the Bank held two private-label, collateralized mortgage obligations with an amortized cost of $230 and a fair value of $162.

The Bank monitors these private-label, collateralized mortgage obligations for other-than-temporary impairment and during the year ended September 30, 2012, determined that two private-label, collateralized mortgage obligations were considered to be other than temporarily impaired. Estimates of discounted cash flows based on expected yield at the time of the original purchase, prepayment assumptions based on actual and anticipated prepayments speed, actual and anticipated default rates and estimated level of severity given the loan-to-value ratios, credit scores, geographic locations, vintage, and levels of subordination related to the security and the underlying collateral resulted in projected credit losses on these securities. Credit losses of $71 were charged to earnings during the year ended September 30, 2012. These securities were sold during the year ended September 30, 2013.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 3	Securities (Continued)

Following is a rollforward of the amount of other-than-temporary impairment related to credit loss that has been recognized in earnings for the years ended September 30:

	2013	2012
Beginning balance of other-than-temporary impairment related to credit loss	$71	$535
Credit loss on securities for which an other-than-temporary impairment was not previously recognized	—	71
Credit loss realized from sales of securities	(71)	(535)

Ending balance of other-than-temporary impairment related to credit loss	$—	$71

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 3	Securities (Continued)

The following is a summary of amortized cost and estimated fair value of debt securities by contractual maturity as of September 30, 2013. Contractual maturities will differ from expected maturities for mortgage-related securities because borrowers may have the right to call or prepay obligations without penalties.

	Available for Sale		Held to Maturity
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Due after three years through five years	$500	$500	$—	$—
Due after five years through ten years	1,983	1,964	1,471	1,477
Due after ten years	4,369	4,392	1,023	1,028

Total	$6,852	$6,856	$2,494	$2,505

Following is a summary of the proceeds from sales of securities available for sale, as well as gross gains and losses, for the years ended September 30:

	2013	2012
Proceeds from sale of securities	$137	$1,602
Gross gains on sales	—	—
Gross losses on sales	13	26

As of September 30, 2013 and 2012, no securities were pledged to secure public deposits or for other purposes required or permitted by law.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4	Loans

The following table presents total loans by portfolio segment and class of loan as of September 30:

	2013	2012
Commercial:
Commercial and industrial	$1,557	$2,033
Commercial real estate	17,022	20,747
Multifamily real estate	10,474	7,324
Construction	1,387	1,722
Residential real estate:
One- to four-family residential	35,436	36,153
Second mortgage	10,374	12,433
Consumer	2,392	2,614

Subtotals	78,642	83,026
Allowance for loan losses	(1,146)	(1,129)
Net deferred loan expenses	(23)	—
Undisbursed loan proceeds	(357)	(466)

Loans, net	$77,116	$81,431

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4	Loans (Continued)

Analysis of the allowance for loan losses for the years ended September 30, 2013 and 2012, follows:

	Commercial	Residential	Consumer	Totals
Balance at October 1, 2011	$686	$324	$70	$1,080
Provision for loan losses	1,085	(31)	(29)	1,025
Loans charged off	(947)	(30)	(10)	(987)
Recoveries of loans previously charged off	—	—	11	11

Balance at September 30, 2012	824	263	42	1,129
Provision for loan losses	269	271	7	547
Loans charged off	(466)	(55)	(22)	(543)
Recoveries of loans previously charged off	10	1	2	13

Balance at September 30, 2013	$637	$480	$29	$1,146

Allowance for loan losses at September 30, 2013:
Individually evaluated for impairment	$109	$137	$—	$246
Collectively evaluated for impairment	528	343	29	900

Totals	$637	$480	$29	$1,146

Allowance for loan losses at September 30, 2012:
Individually evaluated for impairment	$292	$45	$—	$337
Collectively evaluated for impairment	532	218	42	792

Totals	$824	$263	$42	$1,129

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4	Loans (Continued)

Analysis of loans evaluated for impairment as of September 30, 2013 and 2012, follows:

	Commercial	Residential	Consumer	Totals
Loans at September 30, 2013:
Individually evaluated for impairment	$831	$1,403	$—	$2,234
Collectively evaluated for impairment	29,609	44,407	2,392	76,408

Totals	$30,440	$45,810	$2,392	$78,642

Loans at September 30, 2012:
Individually evaluated for impairment	$1,973	$1,115	$—	$3,088
Collectively evaluated for impairment	29,853	47,471	2,614	79,938

Totals	$31,826	$48,586	$2,614	$83,026

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4	Loans (Continued)

Information regarding impaired loans as of September 30, 2013, follows:

	Recorded Investment	Principal Balance	Related Allowance	Average Investment	Interest Recognized
Loans with no related allowance for loan losses:
Commercial and industrial	$91	$91	N/A	$132	$—
Commercial real estate	567	567	N/A	579	35
Construction	—	—	N/A	—	—
One-to four-family	758	758	N/A	1,019	39

Totals	1,416	1,416	N/A	1,730	74

Loans with an allowance for loan losses:
Commercial and industrial	93	93	93	101	—
Commercial real estate	—	—	—	—	—
Construction	80	80	16	81	4
One-to four-family	645	645	137	558	30

Totals	818	818	246	740	34

Grand totals	$2,234	$2,234	$246	$2,470	$108

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4	Loans (Continued)

Information regarding impaired loans as of September 30, 2012, follows:

	Recorded Investment	Principal Balance	Related Allowance	Average Investment	Interest Recognized
Loans with no related allowance for loan losses:
Commercial and industrial	$263	$263	N/A	$244	$17
Commercial real estate	462	462	N/A	474	32
Construction	88	653	N/A	147	4
One-to four- family	973	973	N/A	975	37

Totals	1,786	2,351	N/A	1,840	90

Loans with an allowance for loan losses:
Commercial and industrial	298	298	173	314	17
Commercial real estate	397	397	83	401	21
Construction	465	1,086	36	615	18
One-to four-family	142	142	45	143	10

Totals	1,302	1,923	337	1,473	66

Grand totals	$3,088	$4,274	$337	$3,313	$156

No additional funds are committed to be advanced in connection with impaired loans.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4	Loans (Continued)

The Bank regularly evaluates various attributes of loans to determine the appropriateness of the allowance for loan losses. The credit quality indicators monitored differ depending on the class of loan.

Commercial loans are generally evaluated using the following internally prepared ratings:

“Pass” ratings are assigned to loans with adequate collateral and debt service ability such that collectibility of the contractual loan payments is highly probable.

“Special mention/watch” ratings are assigned to loans where management has some concern that the collateral or debt service ability may not be adequate, though the collectibility of the contractual loan payments is still probable.

“Substandard” ratings are assigned to loans that do not have adequate collateral and/or debt service ability such that collectibility of the contractual loan payments is no longer probable.

“Doubtful” ratings are assigned to loans that do not have adequate collateral and/or debt service ability, and collectibility of the contractual loan payments is unlikely.

Residential real estate and consumer loans are generally evaluated based on whether or not the loan is performing according to the contractual terms of the loan.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4	Loans (Continued)

Information regarding the credit quality indicators most closely monitored for commercial loans by class as of September 30, 2013 and 2012, follows:

	Pass	Special Mention/ Watch	Substandard	Doubtful	Totals
September 30, 2013
Commercial and industrial	$1,182	$191	$184	$—	$1,557
Commercial real estate	12,808	3,707	507	—	17,022
Multifamily real estate	10,474	—	—	—	10,474
Construction	912	475	—	—	1,387

Totals	$25,376	$4,373	$691	$—	$30,440

September 30, 2012
Commercial and industrial	$1,399	$45	$589	$—	$2,033
Commercial real estate	16,615	3,505	627	—	20,747
Multifamily real estate	7,324	—	—	—	7,324
Construction	464	81	1,177	—	1,722

Totals	$25,802	$3,631	$2,393	$—	$31,826

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4	Loans (Continued)

Information regarding the credit quality indicators most closely monitored for residential real estate and consumer loans by class as of September 30, 2013 and 2012, follows:

	Performing	Non- performing	Totals
September 30, 2013
One- to four-family	$35,059	$377	$35,436
Second mortgage	10,247	127	10,374
Consumer	2,392	—	2,392

Totals	$47,698	$504	$48,202

September 30, 2012
One- to four-family	$35,940	$213	$36,153
Second mortgage	12,394	39	12,433
Consumer	2,611	3	2,614

Totals	$50,945	$255	$51,200

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4	Loans (Continued)

Loan aging information as of September 30, 2013, follows:

	Loans Past Due 30-89 Days	Loans Past Due 90+ Days	Total Past Due Loans
Commercial and industrial	$92	$93	$185
Commercial real estate	1,410	—	1,410
One- to four-family	700	377	1,077
Second mortgage	57	127	184
Consumer	3	—	3

Totals	$2,262	$597	$2,859

	Total Past Due Loans	Total Current Loans	Total Loans	Loans 90+ Days Past Due and Accruing Interest	Total Nonaccrual Loans
Commercial and industrial	$185	$1,372	$1,557	$—	$93
Commercial real estate	1,410	15,612	17,022	—	—
Multifamily real estate	—	10,474	10,474	—	—
Construction	—	1,387	1,387	—	—
One- to four-family	1,077	34,359	35,436	—	377
Second mortgage	184	10,190	10,374	—	127
Consumer	3	2,389	2,392	—	—

Totals	$2,859	$75,783	$78,642	$—	$597

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 4	Loans (Continued)

Loan aging information as of September 30, 2012, follows:

	Loans Past Due 30-89 Days	Loans Past Due 90+ Days	Total Past Due Loans
Commercial and industrial	$40	$105	$145
Commercial real estate	80	232	312
Construction	—	412	412
One- to four-family	607	213	820
Second mortgage	83	39	122
Consumer	10	3	13

Totals	$820	$1,004	$1,824

	Total Past Due Loans	Total Current Loans	Total Loans	Loans 90+ Days Past Due and Accruing Interest	Total Nonaccrual Loans
Commercial and industrial	$145	$1,888	$2,033	$—	$105
Commercial real estate	312	20,435	20,747	—	232
Multifamily real estate	—	7,324	7,324	—	—
Construction	412	1,310	1,722	—	412
One- to four-family	820	35,333	36,153	—	213
Second mortgage	122	12,311	12,433	—	39
Consumer	13	2,601	2,614	—	3

Totals	$1,824	$81,202	$83,026	$—	$1,004

When, for economic or legal reasons related to the borrower’s financial difficulties, the Bank grants a concession to the borrower that the Bank would not otherwise consider, the modified loan is classified as a troubled debt restructuring. Loan modifications may consist of forgiveness of interest and/or principal, a reduction of the interest rate, interest-only payments for a period of time, and/or extending amortization terms. New troubled debt restructurings entered into during the year ended September 30, 2013, consisted of two commercial and industrial loans modified for one borrower, totaling $105, and one commercial real estate loan of $60. There was no change in the principal balance as a result of these modifications.

During the year ended and as of September 30, 2012, there were three new troubled debt restructurings: first, a commercial and industrial loan for $138; second, a construction loan of $82; and third, a one- to four-family loan of $267. There were no changes in the principal balance as a result of these modifications.

No troubled debt restructurings defaulted within 12 months of their modification date during the 12 months ended September 30, 2013 and 2012.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 5	Premises and Equipment

An analysis of premises and equipment at September 30, 2013 and 2012, is as follows:

	2013	2012
Land	$1,700	$1,700
Buildings	5,355	5,127
Furniture and equipment	1,320	1,311

Totals	8,375	8,138
Accumulated depreciation	(2,742)	(2,615)

Premises and equipment, net	$5,633	$5,523

Depreciation and amortization of premises and equipment charged to operating expense totaled $249 and $258 for the years ended September 30, 2013 and 2012, respectively.

During the year ended September 30, 2012, the Bank sold and subsequently leased back a portion of its corporate headquarters building. The transaction has been accounted for as a sale leaseback transaction. The transaction resulted in a gain on the sale of the building of $1,391, of which $86 and $1,101 has been recognized into income during the years ended September 30, 2013 and 2012, respectively, and $204 and $290 has been deferred as of September 30, 2013 and 2012, respectively, and is being recognized over the term of the lease in proportion to the related gross rental expense charged to operations.

The Bank is leasing a portion of this facility under varying noncancelable operating lease terms of either one or five years. The portion of the property that was on a one-year lease term was subsequently vacated when that lease term expired in December 2012. The portion of the property that is under a five-year lease term contains options to extend the lease for two additional five-year periods. The Bank also pays for real estate taxes, insurance, and maintenance under this net lease. Rent expense under this lease was $133 and $169 for the years ended September 30, 2013 and 2012, respectively.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 5	Premises and Equipment (Continued)

Future minimum rental payments under noncancelable lease terms are as follows for each of the years ending September 30:

2014	$84
2015	88
2016	92
2017	23

Total	$287

Note 6	Deposits

Time deposits of $100 or more totaled approximately $9,468 and $17,266 at September 30, 2013 and 2012, respectively.

The scheduled maturities of time deposits for each of the years ending September 30 are summarized as follows:

2014	$19,326
2015	6,583
2016	2,715
2017	658
2018	1,142
Thereafter	260

Total	$30,684

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 7	Borrowed Funds

Borrowed funds consisted of the following at September 30, 2013 and 2012:

	2013		2012
	Rates	Amount	Rates	Amount
Federal Home Loan Bank (FHLB):
Fixed rate advances	3.05 – 3.89%	$5,500	3.32 – 4.48%	$6,500

The following is a summary of scheduled maturities of fixed rate borrowed funds for each of the years ending September 30:

	Fixed Rate Advances
	Weighted Average Rate	Amount
2014	3.78%	$500
2015	—	—
2016	—	—
2017	3.24%	1,000
2018	3.05%	1,000
2019	3.83%	3,000

Total		$5,500

Actual maturities may differ from the scheduled principal maturities because of call options on the various advances.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 7 Borrowed Funds (Continued)

The Bank has a master contract agreement with FHLB that provides for borrowing up to the lesser of 20 times the FHLB stock owned, a determined percentage of the book value of the Bank’s qualifying real estate loans, or a determined percentage of the Bank’s assets. FHLB provides both fixed and floating rate advances. Floating rates are tied to short-term market rates of interest, such as London InterBank Offered Rate (LIBOR), federal funds, or treasury bill rates. Advances with call provisions permit the FHLB to request payment beginning on the call date and quarterly thereafter. FHLB advances are subject to a prepayment penalty if they are repaid prior to maturity. The Bank pledged approximately $20,459 and $25,613 of one- to four-family residential construction and residential real estate loans to secure FHLB advances as of September 30, 2013 and 2012, respectively.

FHLB advances are also secured by $652 and $1,144 of FHLB stock owned by the Bank at September 30, 2013 and 2012, respectively.

At September 30, 2013, the Bank’s available and unused portion of this borrowing agreement totaled approximately $13,048.

The Bank also has an agreement with the Federal Reserve Bank’s Borrower in Custody program. Under this program, the Bank has pledged approximately $9,061 and $10,265 of consumer and home equity loans at September 30, 2013 and 2012, respectively. There were no borrowings under this agreement at September 30, 2013, and September 30, 2012. At September 30, 2013, the Bank’s available and unused portion of this borrowing agreement totaled approximately $7,143.

Note 8	Employee Benefit Plan

The Bank sponsors a 401(k) profit sharing plan covering substantially all employees. Employees are allowed to make voluntary contributions to the plan up to 15% of their compensation. Matching contributions are at the discretion of the Bank’s Board of Directors. Matching contributions were $4 and $0 for the years ended September 30, 2013 and 2012, respectively.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 9	Deferred Compensation

The Bank has entered into various deferred compensation agreements with key officers. The liability outstanding under the agreements is $271 at September 30, 2013 and 2012.

Note 10	Income Taxes

The components of the provision for income taxes were as follows for the years ended September 30:

	2013	2012
Current tax expense:
Federal	$—	$1
State	—	—

Total current	—	1

Deferred tax expense (benefit):
Federal	(404)	47
State	(105)	2
Change in valuation allowance	2,008	0

Total deferred	1,499	59

Total provision for income taxes	$1,499	$60

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 10	Income Taxes (Continued)

A summary of the sources of differences between income taxes at the federal statutory rate and the provision for income taxes for the years ended September 30 follows:

	2013		2012
	Amount	% of Pretax Income	Amount	% of Pretax Income
Tax provision (benefit) at statutory rate	$(421)	(34.0)	$83	34.2
Increases (decreases) in taxes resulting from:
Bank-owned life insurance	(30)	(2.4)	(31)	(12.8)
State taxes	(68)	(5.5)	8	3.3
Other	10	.8	—	—
Change in valuation allowance	2,008	162.1	—	—

Total provision for income taxes	$1,499	121.0	$60	24.7

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 10	Income Taxes (Continued)

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Bank’s assets and liabilities. The major components of the net deferred tax asset as of September 30, 2013 and 2012, are presented below:

	2013	2012
Deferred tax assets:
Allowance for loan losses	$469	$443
Deferred gain on sale of building	80	114
Deferred compensation	107	107
Nonaccrued interest	10	68
Net operating loss carryforward	1,283	819
Alternative minimum tax carryforward	64	64
Other-than-temporary impairment	—	28
Other	113	88

Total deferred tax assets	2,126	1,731

Deferred tax liabilities:
Premises and equipment	60	76
Rate lock commitment	3	59
FHLB stock	55	97
Unrealized gain on securities available for sale	1	16

Total deferred tax liabilities	119	248

Deferred tax asset before valuation allowance	2,007	1,483
Valuation allowance	(2,007)	—

Net deferred tax asset	$—	$1,483

The Bank has federal and state net operating loss carryforwards totaling approximately $3,152 and $3,637, respectively, that may be applied against future federal and state taxable income and begin to expire in 2030. The Bank has available alternative minimum tax credit carryforwards for federal tax purposes of approximately $64, which may be used indefinitely to reduce regular federal income taxes.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 10	Income Taxes (Continued)

Deferred tax assets are deferred tax consequences attributable to deductible temporary differences and carryforwards. After the deferred tax asset has been measured using the applicable enacted tax rate and provisions of the enacted tax law, it is then necessary to assess the need for a valuation allowance. A valuation allowance is needed when, based on the weight of the available evidence, it is more likely than not that some portion of the deferred tax asset will not be realized. As required by generally accepted accounting principles, available evidence is weighted heavily on cumulative losses with less weight placed on future projected profitability. Realization of the deferred tax asset is dependent on whether there will be sufficient future taxable income of the appropriate character in the period during which deductible temporary differences reverse or within the carryforward periods available under tax law. Based on the available evidence, on September 30, 2013, a valuation allowance of $2,008 was recognized against results from continuing operations, while $1, the portion of the change in net deferred tax asset related to changes that flowed through comprehensive loss, was recorded to other comprehensive loss.

With few exceptions, the Bank is no longer subject to federal or state examinations by tax authorities for years before 2008.

Note 11	Related-Party Transactions

A summary of loans to directors, executive officers, and their affiliates for the years ended September 30, is as follows:

	2013	2012
Balance at beginning	$8	$104
New loans	573	713
Repayments	(557)	(809)

Balance at end	$24	$8

Deposits from directors, executive officers, and their affiliates totaled approximately $368 and $445 as of September 30, 2013 and 2012, respectively.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 12	Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets.

As of September 30, 2013, the Bank was well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since September 30, 2013, that management believes have changed the Bank’s category.

The Bank is operating under a Memorandum of Understanding (“Memorandum”) with the Federal Deposit Insurance Corporation (FDIC) and the State of Wisconsin Department of Financial Institutions (WDFI). The Memorandum requires that the Bank correct certain practices and conditions identified during regulatory examinations. The Memorandum provides, among other things, that the Bank increase Tier 1 capital to 8.0% of total average assets and increase total risk-based capital to 12.0% of risk-weighted assets. Failure to comply with the Memorandum could result in enforcement actions by the FDIC or the WDFI.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 12	Regulatory Matters (Continued)

The Bank’s actual capital amounts and ratios as of September 30 are presented in the following table:

	Actual			For Capital Adequacy Purposes				To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio		Amount		Ratio		Amount		Ratio
September 30, 2013
Total capital (to risk-weighted assets)	$8,150	11.6%	>	$5,636	>	8.0%	>	$7,044	>	10.0%
Tier I capital (to risk-weighted assets)	7,266	10.3%	>	2,818	>	4.0%	>	4,227	>	6.0%
Tier I capital (to average assets)	7,266	6.1%	>	4,802	>	4.0%	>	6,002	>	5.0%
September 30, 2012
Total capital (to risk-weighted assets)	$9,428	12.7%	>	$5,951	>	8.0%	>	$7,439	>	10.0%
Tier I capital (to risk-weighted assets)	8,498	11.4%	>	2,976	>	4.0%	>	4,463	>	6.0%
Tier I capital (to average assets)	8,498	6.7%	>	5,079	>	4.0%	>	6,348	>	5.0%

As a state-chartered mutual savings bank, the Bank is required to maintain a minimum net worth ratio. The Bank’s actual and required net worth ratios are as follows:

	Actual Net Worth		Required Net Worth
	Amount	Ratio	Amount	Ratio
September 30, 2013	$8,150	7.1%	$6,912	6.0%
September 30, 2012	9,428	7.4	7,619	6.0

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 13	Commitments, Contingencies, and Credit Risk

Credit Risk

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

The Bank’s exposure to credit loss is represented by the contractual, or notional, amount of these commitments. The Bank follows the same credit policies in making commitments as it does for on-balance-sheet instruments. Since some of the commitments are expected to expire without being drawn upon and some of the commitments may not be drawn upon to the total extent of the commitment, the notional amount of these commitments does not necessarily represent future cash requirements.

The following commitments were outstanding at September 30:

	Notional Amount
	2013	2012
Commitments to extend credit	$24	$10,714
Unused lines of credit and credit card lines	11,931	11,989
Undisbursed portion of loan proceeds	357	466
Standby letters of credit	641	656

Commitments to extend credit (including undisbursed loans under rate lock commitments) are agreements to lend to a customer as long as there is no violation of any condition established in the contract. All of these commitments are at fixed rates. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The amount of collateral obtained upon extension of credit is based on management’s credit evaluation of the customer.

Unused commitments under lines of credit and credit card lines are commitments for possible future extensions of credit to existing customers. These lines of credit may or may not require collateral and may or may not contain a specific maturity date.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 13	Commitments, Contingencies, and Credit Risk (Continued)

The undisbursed portion of loan proceeds represents undrawn amounts under construction loans. These loans are generally secured by real estate and generally have a specific maturity date.

Standby letters of credit are conditional lending commitments issued by the Bank to guarantee the performance of a customer to a third party. Generally all standby letters of credit issued have expiration dates within one year. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting these commitments. Standby letters of credit are not reflected in the consolidated financial statements, since recording the fair value of these guarantees would not have a significant impact on the consolidated financial statements.

Legal Contingencies

Various legal claims arise from time to time in the normal course of business. In the opinion of management, any liability resulting from such proceedings would not have a material impact on the consolidated financial statements.

Concentration of Credit Risk

The majority of the Bank’s loans and commitments have been granted to customers in the Bank’s market area. The concentrations of credit by type are set forth in Note 4. The ability of the Bank’s debtors to honor their contracts is dependent on the real estate and general economic conditions in this area. Management believes the diversity of the local economy will prevent significant losses in the event of an economic downturn.

Note 14	Fair Value Measurements

Accounting standards describe three levels of inputs that may be used to measure fair value (the fair value hierarchy). The level of an asset or liability within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement of that asset or liability.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 14	Fair Value Measurements (Continued)

Following is a brief description of each level of the fair value hierarchy:

Level 1—Fair value measurement is based on quoted prices for identical assets or liabilities in active markets.

Level 2—Fair value measurement is based on: (1) quoted prices for similar assets or liabilities in active markets; (2) quoted prices for identical or similar assets or liabilities in markets that are not active; or (3) valuation models and methodologies for which all significant assumptions are or can be corroborated by observable market data.

Level 3—Fair value measurement is based on valuation models and methodologies that incorporate at least one significant assumption that cannot be corroborated by observable market data. Level 3 measurements reflect the Bank’s estimates about assumptions market participants would use in measuring fair value of the asset or liability.

Some assets and liabilities, such as securities available for sale, are measured at fair value on a recurring basis under accounting principles generally accepted in the United States. Other assets and liabilities, such as impaired loans, may be measured at fair value on a nonrecurring basis.

Following is a description of the valuation methodology used for each asset measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset within the fair value hierarchy.

Securities available for sale—Securities available for sale may be classified as Level 1 or Level 2 measurements within the fair value hierarchy. Level 1 securities include equity securities traded on a national exchange. The fair value measurement of a Level 1 security is based on the quoted price of the security. Level 2 securities include U.S. government and agency securities, obligations of states and political subdivisions, corporate debt securities, and mortgage-related securities. The fair value measurement of a Level 2 security is obtained from an independent pricing service and is based on recent sales of similar securities and other observable market data.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 14	Fair Value Measurements (Continued)

Loans—Loans are not measured at fair value on a recurring basis. However, loans considered to be impaired may be measured at fair value on a nonrecurring basis. The fair value measurement of an impaired loan that is collateral dependent is based on the fair value of the underlying collateral. All other impaired loan measurements are based on the present value of expected future cash flows discounted at the applicable effective interest rate and, thus, are not fair value measurements. Fair value measurements of underlying collateral that utilize observable market data, such as independent appraisals reflecting recent comparable sales, are considered Level 2 measurements. Other fair value measurements that incorporate estimated assumptions market participants would use to measure fair value are considered Level 3 measurements.

Foreclosed assets—Real estate and other property acquired through or in lieu of loan foreclosure are not measured at fair value on a recurring basis. However, foreclosed assets are initially measured at fair value (less estimated costs to sell) when they are acquired and may also be measured at fair value (less estimated costs to sell) if they become subsequently impaired. The fair value measurement for each asset may be obtained from an independent firm or prepared internally. Fair value measurements obtained from independent firms are generally based on sales of comparable assets and other observable market data and are considered Level 2 measurements. Fair value measurements prepared internally are based on observable market data but include significant unobservable data and are therefore considered Level 3 measurements.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 14	Fair Value Measurements (Continued)

Information regarding the fair value of assets measured at fair value on a recurring basis as of September 30 follows:

		Recurring Fair Value Measurements Using
	Assets Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
2013
Assets—Securities available for sale	$6,856	$—	$6,856	$—

2012
Assets—Securities available for sale	$1,305	$—	$1,305	$—

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 14	Fair Value Measurements (Continued)

Information regarding the fair value of assets measured at fair value on a nonrecurring basis as of September 30 follows:

		Nonrecurring Fair Value Measurements Using
	Assets Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
2013
Loans	$572	$—	$—	$572
Foreclosed assets	1,006	—	—	1,006

Totals	$1,578	$—	$—	$1,578

2012
Loans	$965	$—	$—	$965
Foreclosed assets	1,168	—	—	1,168

Totals	$2,133	$—	$—	$2,133

Loans with a carrying amount of $818 and $1,302 were considered impaired and were written down to their estimated fair value of $572 and $965 as of September 30, 2013 and 2012, respectively. As a result, the Bank recognized a specific valuation allowance against these impaired loans totaling $246 and $337 during the years ended September 30, 2013 and 2012, respectively. At September 30, 2013, the loans were valued based on the value of the underlying collateral, adjusted for selling costs.

At September 30, 2013 and 2012, foreclosed assets with a fair value less estimated costs to sell of $1,006 and $1,168, respectively, were acquired through or in lieu of foreclosure.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 14	Fair Value Measurements (Continued)

The Bank estimates fair value of all financial instruments regardless of whether such instruments are measured at fair value. The following methods and assumptions were used by the Bank to estimate fair value of financial instruments not previously discussed.

Cash and cash equivalents—Fair value approximates the carrying value.

Other interest-bearing deposits—Fair value is estimated using discounted cash flow analyses based on current rates for similar types of deposits.

Securities held to maturity—Fair value is based on quoted market prices where available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans held for sale—Fair value is based on commitments on hand from investors or prevailing market prices.

Loans—Fair value of variable rate loans that reprice frequently is based on carrying values. Fair value of other loans is estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings. Fair value of impaired and other nonperforming loans is estimated using discounted expected future cash flows or the fair value of underlying collateral, if applicable.

Federal Home Loan Bank stock—Fair value is the redeemable (carrying) value based on the redemption provisions of the Federal Home Loan Bank.

Accrued interest receivable and payable—Fair value approximates the carrying value.

Cash value of life insurance—Fair value is based on reported values of the assets.

Deposits and advance payments by borrowers for taxes and insurance—Fair value of deposits with no stated maturity, such as demand deposits, savings, and money market accounts, including advance payments by borrowers for taxes and insurance, by definition, is the amount payable on demand on the reporting date. Fair value of fixed rate time deposits is estimated using discounted cash flows applying interest rates currently being offered on similar time deposits.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 14	Fair Value Measurements (Continued)

Federal funds purchased—Fair value approximates carrying value.

Borrowed funds—Fair value of fixed rate, fixed term borrowings is estimated by discounting future cash flows using the current rates at which similar borrowings would be made. Fair value of borrowings with variable rates or maturing within 90 days approximates the carrying value of these borrowings.

Off-balance-sheet instruments—Fair value is based on quoted market prices of similar financial instruments where available. If a quoted market price is not available, fair value is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreement and the counterparty’s credit standing. Since the estimated fair value of off-balance-sheet instruments is not material, no amounts are presented in the following schedule.

The carrying value and estimated fair value of financial instruments at September 30 follow:

	September 30, 2013
	Carrying Value	Fair Value
		Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$11,652	$11,652	$—	$—
Other interest-bearing deposits	5,245	—	—	5,525
Securities available for sale	6,856	—	6,856	—
Securities held to maturity	2,494	—	2,505	—
Loans held for sale	—	—	—	—
Loans	77,116	—	—	78,709
Accrued interest receivable	418	—	—	418
Cash value of life insurance	3,155	—	—	3,155
Federal Home Loan Bank stock	652	—	652	—
Financial liabilities:
Deposits	$100,132	$—	$—	$103,919
Advance payments by borrowers for taxes and insurance	772	—	—	772
Federal funds purchased	304	—	—	304
Borrowed funds	5,500	—	—	5,963
Accrued interest payable	55	—	—	55

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 14	Fair Value Measurements (Continued)

	September 30, 2012
	Carrying Value	Fair Value
		Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$24,280	$24,280	$—	$—
Other interest-bearing deposits	3,301	—	—	3,398
Securities available for sale	1,305	—	1,305	—
Securities held to maturity	60	—	62	—
Loans held for sale	2,199	—	2,199	—
Loans	81,431	—	—	83,415
Accrued interest receivable	506	—	—	506
Cash value of life insurance	3,066	—	—	3,066
Federal Home Loan Bank stock	1,144	—	1,144	—
Financial liabilities:
Deposits	$107,727	$—	$—	$107,674
Advance payments by borrowers for taxes and insurance	641	—	—	641
Borrowed funds	6,500	—	—	7,164
Accrued interest payable	158	—	—	158

Limitations—The fair value of a financial instrument is the current amount that would be exchanged between market participants, other than in a forced liquidation. Fair value is best determined based on quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Consequently, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

Home Savings Bank and Subsidiary

Notes to Consolidated Financial Statements

(Dollars in Thousands)

Note 14	Fair Value Measurements (Continued)

Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular instrument. Because no market exists for a significant portion of the Bank’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters that could affect the estimates. Fair value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business. Deposits with no stated maturities are defined as having a fair value equivalent to the amount payable on demand. This prohibits adjusting fair value derived from retaining those deposits for an expected future period of time. This component, commonly referred to as a deposit base intangible, is neither considered in the above amounts, nor is it recorded as an intangible asset on the consolidated balance sheets. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

Note 15	Plan of Conversion and Change in Corporate Form

In June 2013, the Board of Directors of the Bank adopted a plan of conversion (the “Plan”). The Plan is subject to the approval of the FDIC, Wisconsin Department of Financial Institutions, and the Board of Governors of the Federal Reserve System and must be approved by the affirmative vote of at least a majority of the total votes eligible to be cast by the voting members of the Bank at a special meeting. The Plan sets forth that the Bank proposes to convert into a stock savings bank structure with the establishment of a stock holding company, Home Bancorp Wisconsin, Inc. (the “Company”), as parent of the Bank. The Bank will convert to the stock form of ownership, followed by the issuance of all of the Bank’s outstanding stock to the Company. Pursuant to the Plan, the Bank will determine the total offering value and number of shares of the Company’s common stock to be sold in the offering based on a valuation by an independent appraiser. The Bank’s Board of Directors will adopt an employee stock ownership plan (ESOP) which is expected subscribe to 8% of the common stock sold in the offering. The Company is being organized as a corporation incorporated under the laws of the State of Maryland and will own all of the outstanding common stock of the Bank upon completion of the conversion.

The conversion will be accounted for as a change in corporate form, with the historic basis of the Bank’s assets, liabilities, and equity unchanged as a result.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Home Bancorp Wisconsin, Inc. or Home Savings Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Home Bancorp Wisconsin, Inc. or Home Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 1,012,000 shares

(Subject to Increase to up to 1,163,800 shares)

[HOME BANCORP WISCONSIN, INC. LOGO]

(Proposed Holding Company for

Home Savings Bank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

Keefe, Bruyette & Woods

              A Stifel Company

                    , 2014

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until                     , 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

		Amount (1)
*	Registrant’s Legal Fees and Expenses	$450,000
*	Registrant’s Accounting Fees and Expenses	80,000
*	Marketing Agent Fees (1)	305,000
*	Records Management Fees and Expenses (1)	40,000
*	Appraisal Fees and Expenses	37,000
*	Printing, Postage, Mailing and EDGAR Fees	134,600
*	Filing Fees (Blue Sky, FINRA and SEC)	33,080
*	Transfer Agent Fees and Expenses	12,500
*	Business Plan Fees and Expenses	58,900
*	Stock Certificate Printer	5,000
*	Other	118,920

*	Total	$1,275,000

*	Estimated
(1)	Home Bancorp Wisconsin, Inc. has retained Keefe, Bruyette & Woods, Inc. to assist in the sale of common stock on a best efforts basis.

Item 14.	Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Home Bancorp Wisconsin, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder. Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a) List of Exhibits

1.1	Engagement Letter between Home Savings Bank and Keefe, Bruyette & Woods, Inc., a Stifel company*

1.2	Form of Agency Agreement between Home Bancorp Wisconsin, Inc., Home Savings Bank and Keefe, Bruyette & Woods, Inc., a Stifel company*

2	Plan of Conversion*

3.1	Articles of Incorporation of Home Bancorp Wisconsin, Inc.*

3.2	Bylaws of Home Bancorp Wisconsin, Inc.*

4	Form of Common Stock Certificate of Home Bancorp Wisconsin, Inc.*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.

8.2	State Tax Opinion*

10.1	Form of Employee Stock Ownership Plan*

10.2	Salary Continuation Agreement by and between Home Savings Bank and James R. Bradley, Jr.*

10.3	Form of Employment Agreement between Home Savings Bank and James R. Bradley, Jr.*

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)

23.2	Consent of Keller & Company, Inc.

23.3	Consent of Wipfli LLP

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Home Savings Bank and Keller & Company, Inc.*

99.2	Letter of Keller & Company, Inc. with respect to Subscription Rights*

99.3	Appraisal Report of Keller & Company, Inc.*, **

99.3.1	Updated Appraisal Report of Keller & Company, Inc.*, **

99.3.2	Updated Appraisal Report of Keller & Company, Inc. **

99.4	Marketing Materials*

99.5	Stock Order and Certification Form*

99.6	Engagement Letter between Home Savings Bank and Keefe, Bruyette & Woods, Inc., a Stifel company regarding records processing services*

*	Previously filed.
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

(b) Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Madison, State of Wisconsin on December 30, 2013.

HOME BANCORP WISCONSIN, INC.

By:	/s/ James R. Bradley, Jr.
James R. Bradley, Jr.
President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Home Bancorp Wisconsin, Inc. (the “Company”) hereby severally constitute and appoint James R. Bradley, Jr. as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said James R. Bradley, Jr. may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said James R. Bradley, Jr. shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James R. Bradley, Jr. James R. Bradley, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2013

/s/ Mark A. Fritz Mark A. Fritz	Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	December 30, 2013

/s/ George E. Austin George E. Austin	Director	December 30, 2013

/s/ Mark P. Finster Mark P. Finster	Director	December 30, 2013

/s/ Lynn K. Hobbie Lynn K. Hobbie	Director	December 30, 2013

/s/ Richard M. Lynch Richard M. Lynch	Director	December 30, 2013

EXHIBIT INDEX

1.1	Engagement Letter between Home Savings Bank and Keefe, Bruyette & Woods, Inc., a Stifel company*

1.2	Form of Agency Agreement between Home Bancorp Wisconsin, Inc., Home Savings Bank and Keefe, Bruyette & Woods, Inc., a Stifel company*

2	Plan of Conversion*

3.1	Articles of Incorporation of Home Bancorp Wisconsin, Inc.*

3.2	Bylaws of Home Bancorp Wisconsin, Inc.*

4	Form of Common Stock Certificate of Home Bancorp Wisconsin, Inc.*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.

8.2	State Tax Opinion*

10.1	Form of Employee Stock Ownership Plan*

10.2	Salary Continuation Agreement by and between Home Savings Bank and James R. Bradley, Jr.*

10.3	Form of Employment Agreement between Home Savings Bank and James R. Bradley, Jr.*

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)

23.2	Consent of Keller & Company, Inc.

23.3	Consent of Wipfli LLP

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Home Savings Bank and Keller & Company, Inc.*

99.2	Letter of Keller & Company, Inc. with respect to Subscription Rights*

99.3	Appraisal Report of Keller & Company, Inc.*, **

99.3.1	Updated Appraisal Report of Keller & Company, Inc.*, **

99.3.2	Updated Appraisal Report of Keller & Company, Inc. **

99.4	Marketing Materials*

99.5	Stock Order and Certification Form*

99.6	Engagement Letter between Home Savings Bank and Keefe, Bruyette & Woods, Inc., a Stifel company regarding records processing services*

*	Previously filed.
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.